DESCRIPTION OF SECURITIES
REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT
As of December 31, 2021, Barclays Bank PLC (“Barclays,” the “Company,” “we,” “us,” and “our”) had the following classes of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Act”): Senior Debt Securities (as defined below) and Exchange-Traded Notes.
A.Description of Senior Debt Securities
As of December 31, 2021, we had the following series of Senior Debt Securities registered pursuant to Section 12(b) of the Act, which is listed on the New York Stock Exchange:

Debt Securities (class/ interest rate)	Principal	Interest Payment Dates (in arrear)	Issue Date	Maturity Date	Redemption rights	Par Redemption Date(2) (when applicable)	Events of Default	Prospectus Supplement	Indenture
1.700% Fixed Rate Senior Notes due 2022	US$1,750,000,000	May 12 and November 12	May 12, 2020	May 12, 2022	Tax Redemption,(1) Par Redemption(2) Notice Period: Not less than 15 nor more than 60 days’ prior notice.	April 12, 2022	Events of Default(3)	Prospectus Supplement dated May 5, 2020	Senior Debt Securities Indenture dated September 16, 2004
(1)Tax Redemption means that we have the right to redeem the Senior Debt Securities on the terms described below under “Tax Redemption.”
(2)Par Redemption means that we have the right to redeem the Senior Debt Securities on the terms described below under “Optional Redemption.”
(3)Events of Default means that the events of default described below under “Events of Default” are applicable to the Senior Debt Securities.
Barclays Bank PLC 2021 Annual Report on Form 20-F                    1

The summary set out below of the general terms and provisions of our Senior Debt Securities does not purport to be complete and is subject to and qualified by reference to, all of the definitions and provisions of the relevant indenture (as listed in the table above), any supplement to the relevant indenture and the form of the instrument representing the Senior Debt Securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.
General
The 1.700% Fixed Rate Senior Notes due 2022 are our senior obligations (the “Senior Debt Securities”).
The Senior Debt Securities are not secured by any assets or property of Barclays Bank PLC or any of its subsidiaries or affiliates.
The Senior Debt Securities were issued under an indenture, dated September 16, 2004, entered into between us and The Bank of New York Mellon, New York Branch, as “Trustee” (the “Indenture”). The terms of the Senior Debt Securities include those stated in the Indenture and any supplements thereto, and those terms made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Debt Securities listed in the table above were issued pursuant to an effective registration statement and a related prospectus and prospectus supplement setting forth the terms of the Senior Debt Securities.
The Indenture does not limit the amount of Senior Debt Securities that we may issue. The Senior Debt Securities may be reopened, without notice to or consent of any holder of outstanding Senior Debt Securities, for issuances of additional Senior Debt Securities. The Senior Debt Securities and any additional new Senior Debt Securities would be treated as a single series for all purposes under the Indenture.
Holders of Senior Debt Securities have no voting rights except as described below under “Modification and Waiver” and “Events of Default.”
The Senior Debt Securities are not subject to any sinking fund.
Interest
The interest rate and interest payment dates of the Senior Debt Securities are set out in the table above.
Interest on the Senior Debt Securities is computed on the basis of a 360-day year of twelve 30-day months.
Payments
Payment of principal of and interest on the Senior Debt Securities, so long as the Senior Debt Securities are represented by global securities, are made in immediately available funds. If any scheduled interest payment date is not a Business Day (as defined below), we will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date.
Payments in respect of the Senior Debt Securities are made to holders of record on the close of business on the Business Day immediately preceding each interest payment date (or, if the Senior Debt Securities are held in definitive form, the 15th Business Day preceding each interest payment date). Beneficial interests in the global securities trade in the same-day funds settlement system of The Depository Trust Company (“DTC”), and secondary market trading activity in such interests will therefore settle in same-day funds. A “Business Day” means any weekday other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England or in the City of New York, United States.
Ranking
Our Senior Debt Securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the Senior Debt Securities will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.
Pursuant to the UK Banks and Building Societies (Priorities on Insolvency) Order 2018, the Senior Debt Securities will constitute our ordinary non-preferential debt and will rank in priority to secondary non-preferential debts and tertiary non-preferential debts. The terms “ordinary non-preferential debt,” “secondary non preferential debt” and “tertiary non-preferential debt” shall have the meanings given to each of them in such Order and any other law or regulation applicable to us which is amended by such Order, as each may be amended or replaced from time to time.
No Set-off
Subject to applicable law, the Trustee and holders of the Senior Debt Securities by their acceptance thereof will be deemed to have waived any right of set-off or counterclaim with respect to the Senior Debt Securities or the Indenture that they might otherwise have against us.
Redemption
We may, in the circumstances set out below, redeem the Senior Debt Securities prior to their specified maturity date. Holders of the Senior Debt Securities have no right to require us to redeem the Senior Debt Securities. The Senior Debt Securities to be redeemed will also stop bearing interest on the relevant redemption date. We will give prior notice of any proposed redemption to holders of Senior Debt Securities via DTC, or, if the Senior Debt Securities are held in definitive form, to the holders at their addresses shown on the register for such Senior Debt Securities. The notice period required for any proposed redemption is set out in the table above.
Tax Redemption
We have the right to redeem the Senior Debt Securities, in whole but not in part, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest, if any, upon the occurrence of certain events related to taxation as described below.
Barclays Bank PLC 2021 Annual Report on Form 20-F        2

If, as a result of a change in, or amendment to, the tax laws or regulations of the United Kingdom (or any political subdivision or authority thereof or therein that has the power to tax) (a “Taxing Jurisdiction”), including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those tax laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date on which the Senior Debt Securities are issued (or, in the case of additional Senior Debt Securities, the date on which the original Senior Debt Securities are issued), we: (i) will or would be required to pay holders any additional amounts (as described below under “Payment of Debt Security Additional Amounts”); or (ii) would not be entitled to claim a deduction in respect of any payments in computing our taxation liabilities or the amount of the deduction would be materially reduced; or (iii) are unable to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (each such change in law or regulation or the official application thereof, a “Tax Event”), we may redeem the Senior Debt Securities.
In addition, we may also, at our option, redeem the Senior Debt Securities, in whole but not in part, if we are required to issue definitive certificated notes in the events specified under the relevant prospectus relating to the termination of a global security and, as a result, we become obligated to pay holders any additional amounts (as described below under “Payment of Debt Security Additional Amounts”).
Optional Redemption
We have the right to redeem the Senior Debt Securities (as specified in the table above), at our option in whole or in part, the then outstanding amount of on the Par Redemption Date (as specified in the table above), at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any.
Payment of Debt Security Additional Amounts
We will pay any amounts to be paid by us on the Senior Debt Securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of a Taxing Jurisdiction, unless the deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires us to deduct or withhold Taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, if any, and any interest on, the Senior Debt Securities (“Debt Security Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, certain exceptions are set forth in the relevant prospectus and/or prospectus supplement.
The Indenture provides that we will not pay Debt Security Additional Amounts for Taxes that are payable because:
(i)the holder or the beneficial owner of the Senior Debt Securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the Senior Debt Security, or the collection of any payment of, or in respect of, the principal of, any premium or any interest on, the Senior Debt Securities;
(ii)except in the case of our winding-up in England, the Senior Debt Security is presented for payment in the United Kingdom;
(iii)the Senior Debt Security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Debt Security Additional Amounts on presenting the Senior Debt Security for payment at the close of such 30-day period;
(iv)the holder or the beneficial owner of the Senior Debt Securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on Senior Debt Securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes; or
(v)if the Taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the Senior Debt Securities had been the holder of the Senior Debt Securities.
Modification and Waiver
We and the Trustee may make certain modifications and amendments to the indenture applicable to the Senior Debt Securities without the consent of the holders of the Senior Debt Securities. We may make other modifications and amendments with the consent of the holder(s) of not less than a majority in aggregate principal amount of the Senior Debt Securities outstanding under the Indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected Senior Debt Security that would:
•change the terms of any Senior Debt Security to change the stated maturity date of its principal amount;
•change the principal amount of, or any premium, or rate of interest, with respect to any Senior Debt Security;
•reduce the amount of principal on a discount Senior Debt Security that would be due and payable upon an acceleration of the maturity date of Senior Debt Securities;
•change our obligation, or any successor’s, to pay Debt Security Additional Amounts;
•change the places at which payments are payable or the currency of payment;
•impair the right to sue for the enforcement of any payment due and payable;
Barclays Bank PLC 2021 Annual Report on Form 20-F        3

•reduce the percentage in aggregate principal amount of outstanding Senior Debt Securities necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture and any past event of default or enforcement event (in each case, as defined in the Indenture);
•change our obligation to maintain an office or agency in the place and for the purposes specified in the Indenture;
•modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the Senior Debt Securities, in either case in a manner adverse to the holders; or
•modify the foregoing requirements or the provisions of the Indenture relating to the waiver of any past event of default or enforcement event (in each case, as defined in the Indenture) or covenants, except as otherwise specified.
Events of Default
Each of the following is an “Event of Default”:
•Failure to pay any principal or interest on the Senior Debt Securities within 14 days from the due date for payment and such failure to pay persists for a further 14 days following written notice from the Trustee or from holders of 25% in principal amount of the Senior Debt Securities requiring us to make payment, unless such payment was withheld in order to comply with a law, regulation or order of any court of competent jurisdiction;
•Breach of any covenant or warranty of the Indenture (other than payment, as stated above) and that breach is not remedied within 21 days following written notice from the Trustee or from holders of at least 25% in principal amount of the Senior Debt Securities requiring us to remedy the breach; or
•Either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).
If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities may declare such Senior Debt Securities to be due and repayable immediately (and such Senior Debt Securities shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the Indenture) together with accrued interest, if any. The Trustee may at its discretion and without further notice institute such proceedings as it may think suitable against us to enforce payment. Subject to the provisions included in the Indenture for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities have the right to direct the Trustee to take enforcement action; provided that such direction does not conflict with any rule of law or the Indenture, and is not unjustly prejudicial to the holder(s) of the Senior Debt Securities not taking part in the direction, in either case as determined by the Trustee in its sole discretion. The Trustee may also take any other action, not inconsistent with the direction, that it deems proper.
The holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities may also waive any past Event of Default, except any default in respect of either:
•the payment of principal of, or any premium or interest on, the Senior Debt Securities; or
•a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Senior Debt Securities.
Subject to exceptions, the Trustee may (but is not obligated to), without the consent of the holders, waive or authorize an Event of Default if, in the opinion of the Trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.
The Trustee must give notice to each affected holder within 90 days of a default with respect to the Senior Debt Securities, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the Trustee will be entitled to withhold notice if a trust committee of responsible officers of the Trustee determine in good faith that withholding of notice is in the interest of the holders.
We are required to furnish to the Trustee annually a statement as to our compliance with all conditions and covenants under the Indenture.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.
Exercise of U.K. Bail-in Power
The Relevant U.K. Resolution Authority (which refers to any authority with the ability to exercise a U.K. Bail-in Power) may exercise the bail-in tool in respect of Barclays, as issuer, and the Senior Debt Securities. Holders of the Senior Debt Securities are bound by the exercise of any U.K. Bail-in Power (as defined in the prospectus for the Senior Debt Securities) by the Relevant U.K. Resolution Authority. This is not a waiver of any rights holders of Senior Debt Securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.
Generally, exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Debt Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Senior Debt Securities into shares or other securities or other obligations of Barclays or another person (and the issue to, or conferral on, the holder of the Senior Debt Securities of such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Senior Debt Securities, or amendment of the amount of interest due on the Senior Debt Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised, by means of a variation of the terms of the Senior Debt Securities to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power.
Barclays Bank PLC 2021 Annual Report on Form 20-F        4

No repayment of the principal amount of the Senior Debt Securities or payment of interest on the Senior Debt Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by Barclays under the laws and regulations of the United Kingdom and the European Union applicable to Barclays.
The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Senior Debt Securities shall not constitute an Event of Default.
Upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Senior Debt Securities, (a) the Trustee shall not be required to take any further directions from holders of the Senior Debt Securities pursuant to the Indenture which authorizes holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities to direct certain actions relating to the Senior Debt Securities and (b) the Indenture imposes no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority in respect of the Senior Debt Securities, the Senior Debt Securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of the Senior Debt Securities), then the Trustee’s duties under the Indenture will apply with respect to the Senior Debt Securities following such completion to the extent agreed by Barclays and the Trustee, pursuant to a supplemental indenture to the Indenture, or an amendment thereto.
Consolidation, Merger and Sale of Assets; Assumption
We may, without the consent of holders of the outstanding Senior Debt Securities, consolidate, amalgamate with or merge into any other corporation, or convey or transfer or lease our properties and assets substantially as an entirety to any Person (as defined below), provided that:
•the Person formed by such consolidation or amalgamation, or into which Barclays is merged, or the Person which acquires by conveyance or transfer, or which leases the properties and assets of Barclays substantially as an entirety expressly assumes by supplemental indenture all of Barclays’ obligations under the outstanding Senior Debt Securities and the Indenture;
•immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and
•we have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with the Indenture and that all conditions precedent relating to such transaction have been complied with.
The successor Person formed by such consolidation or amalgamation or into which Barclays is merged or the Person to which such conveyance or transfer is made will succeed to and be substituted for, and may exercise every right and power of, Barclays under the Indenture with the same effect as if such successor Person had been named as the issuer, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Senior Debt Securities.
In this section, “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
Satisfaction and Discharge
When (i) Barclays delivers to the Trustee all outstanding Senior Debt Securities (other than Senior Debt Securities which have been replaced or paid because they were destroyed, lost or stolen) for cancellation, or (ii) all outstanding Senior Debt Securities have become due and payable or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and in the case of clause (ii) Barclays deposits or causes to be deposited with the Trustee funds sufficient to pay and discharge all claims with respect to all outstanding Senior Debt Securities, including accrued interest thereon, if any, at maturity or upon redemption of such Senior Debt Securities, and if in either case, Barclays pays all other sums related to the Senior Debt Securities payable under the Indenture by Barclays, and Barclays has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with, then the Indenture shall (subject to certain surviving provisions) cease to be of further effect with respect to the Senior Debt Securities, and the Trustee, at Barclays’ expense, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to Senior Debt Securities.
Defeasance and Discharge
At our option, either (1) we shall be deemed to have been discharged from our obligations with respect to the Senior Debt Securities after the applicable conditions set forth below have been satisfied, or (2) we shall cease to be under any obligation to comply with any term, provision or condition set forth for the Senior Debt Securities, at any time after the applicable conditions set forth below have been satisfied:
(a)we shall have deposited or caused to be deposited irrevocably with the Trustee or its agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Senior Debt Securities and the holders of any coupons appertaining thereto (i) money in an amount, or (ii) U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), in each case sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on, the outstanding Senior Debt Securities and any coupons appertaining thereto;
(b)no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Senior Debt Securities shall have occurred and be continuing at the time of such deposit;
(c)we must deliver to the Trustee an opinion of counsel to the effect that holders of the Senior Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such exercise of option and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, in the case of such Senior Debt Securities being discharged, such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue
Barclays Bank PLC 2021 Annual Report on Form 20-F        5

Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and
(d)we shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent have been complied with, and an opinion of counsel to the effect that the exercise of the option set out under this section would not cause such Senior Debt Securities to be delisted.
The Trustee and Paying Agent
The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, acts as the Trustee under the Indenture and initial principal paying agent for the Senior Debt Securities.
Governing Law
The Senior Debt Securities and the Indenture are governed by and construed in accordance with the laws of the State of New York.
B.Description of Exchange-Traded Notes
The following description of our Exchange-Traded Notes (the “ETNs”) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Indenture, which is incorporated by reference as an exhibit to the Annual Report on Form 20-F of which this Exhibit [2.2] is a part. We encourage you to read the Indenture for additional information.
The ETNs are part of a series of debt securities entitled “Global Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the Indenture from time to time. The ETNs constitute our unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.
The ETNs are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the FDIC or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.
The Indenture does not limit the amount of debt securities that we may issue. We may, without holders’ consent, create and issue additional securities having the same terms and conditions as a series of ETNs. If there is substantial demand a series of ETNs, we may issue additional ETNs in that series frequently. We may consolidate the additional securities to form a single class with the outstanding ETNs of any series. However, we are under no obligation to create or sell additional ETNs at any time, and if we do create or sell additional ETNs, we may limit such sales and stop selling additional ETNs at any time. We also reserve the right to cease or suspend sales of ETNs from inventory held by our affiliate Barclays Capital Inc. at any time. If we limit, restrict or stop sales of ETNs, or if we subsequently resume sales of ETNs, the liquidity and trading price of the relevant ETNs in the secondary market could be materially and adversely affected.
For the purpose of determining whether the holders of our medium-term notes, of which the ETNs are a part, are entitled to take any action under the Indenture, we will treat the principal amount of the ETNs outstanding as their principal amount. Although the terms of the ETNs may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the Indenture. We discuss these matters under “General Terms of the ETNs—Modification and Waiver” and “—Events of Default; Limitations on Suits” below.
Unless otherwise specified, references to “holders” in this section mean those who own the ETNs registered in their own names, on the books that we or the Trustee, or any successor Trustee, as applicable, maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through DTC or another depositary.
Description of iPath® Bloomberg Commodity Index Total ReturnSM Exchange-Traded Notes,
iPath® Bloomberg Lead Subindex Total ReturnSM Exchange-Traded Notes and
iPath® Bloomberg Cocoa Subindex Total ReturnSM Exchange-Traded Notes
Description of iPath® S&P GSCI ® Total Return Index Exchange-Traded Notes
Description of iPath® Pure Beta Broad Commodity Exchange-Traded Notes
Description of iPath® Pure Beta Crude Oil Exchange-Traded Notes
Description of iPath® S&P MLP Exchange-Traded Notes
Description of iPath® Series B Bloomberg Agriculture Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Aluminum Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Coffee Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Copper Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Cotton Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Energy Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Grains Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Industrial Metals Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Livestock Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Nickel Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Platinum Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Precious Metals Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Softs Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Sugar Subindex Total ReturnSM Exchange-Traded Notes and
iPath® Series B Bloomberg Tin Subindex Total ReturnSM Exchange-Traded Notes
•Description of iPath® Series B Bloomberg Natural Gas Subindex Total ReturnSM Exchange-Traded Notes
•Description of iPath® Series B S&P 500® VIX Short-Term FuturesTM Exchange-Traded Notes and
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iPath® Series B S&P 500® VIX Mid-Term FuturesTM Exchange-Traded Notes
•Description of iPath® Shiller CAPETM  Exchange-Traded Notes
•Description of iPath® Select MLP Exchange-Traded Notes
•Description of Barclays Women in Leadership Exchange-Traded Notes
•Description of Barclays Return on Disability Exchange-Traded Notes
•Description of iPath® Series B Global Carbon Exchange-Traded Notes
•Description of iPath® Silver Exchange-Traded Notes
•Description of Pacer® iPath® Gold Exchange-Traded Notes
•Description of Pacer® iPath® Gold Trendpilot Exchange-Traded Notes
•General Terms of the ETNs
•Material U.S. Federal Income Tax Considerations
Description of iPath® Bloomberg Commodity Index Total ReturnSM Exchange-Traded Notes, iPath® Bloomberg Lead Subindex Total ReturnSM Exchange-Traded Notes and iPath® Bloomberg Cocoa Subindex Total ReturnSM Exchange-Traded Notes
Terms defined within this “Description of iPath® Bloomberg Commodity Index Total ReturnSM Exchange-Traded Notes, iPath® Bloomberg Lead Subindex Total ReturnSM Exchange-Traded Notes and iPath® Bloomberg Cocoa Subindex Total ReturnSM Exchange-Traded Notes” section are defined only with respect to this section.
General
The return on iPath® Bloomberg Commodity Index Total ReturnSM Exchange-Traded Notes (“Commodity Index ETNs”) is linked to the performance of the Bloomberg Commodity Index Total ReturnSM (the “Commodity Index” or the “BCOM Index”). The return on each of iPath® Bloomberg Lead Subindex Total ReturnSM Exchange-Traded Notes (“Lead ETNs”) and iPath® Bloomberg Cocoa Subindex Total ReturnSM Exchange-Traded Notes (“Cocoa ETNs,” together with the Commodity Index ETNs and the Lead ETNs, the “ETNs”) are linked to the performance of the Bloomberg Lead Subindex Total ReturnSM and the Bloomberg Cocoa Subindex Total ReturnSM, respectively (the “Sub-Indices,” and together with the Commodity Index, the “Indices”). The Commodity Index is designed to be a benchmark for commodities as an asset class, and the Sub-Indices are each designed to be benchmarks for specific types of commodities. Each Index is composed of one or more futures contracts on physical commodities (the “index components”) and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contract or contracts on the physical commodity or commodities comprising the relevant Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Indices are the exclusive property of UBS Securities LLC (collectively with its affiliates, “UBS”) and its licensor. On July 1, 2014, UBS entered into a commodity index license agreement with Bloomberg Finance L.P., whereby UBS has engaged Bloomberg’s services for calculation, publication, administration and marketing of the Bloomberg Commodity IndexesSM. Each Index is now calculated, administered and published by Bloomberg Index Services Limited (“BISL” or the “Index Administrator” and, collectively with its affiliates, “Bloomberg” and, together with UBS, the “Index Sponsors”). The ETNs are traded on the NYSE Arca stock exchange under the ticker symbols “DJP,” “LD” and “NIB,” respectively.
Inception, Issuance, and Maturity
The Commodity Index ETNs were first sold on June 6, 2006, were first issued on June 9, 2006, and are due on June 12, 2036. The Cocoa ETNs and the Lead ETNs were each first sold on June 24, 2008, were each first issued on June 27, 2008, and are each due on June 24, 2038.
We refer to June 6, 2006 and June 24, 2008, respectively, as the “inception date,” June 9, 2006 and June 27, 2008, respectively, as the “issue date” and June 12, 2036 and June 24, 2038, respectively, as the “maturity date.”
If the maturity date for a series of ETNs is not a business day, the maturity date will be the next following business day. If the fifth business day before this day does not qualify as a valuation date, then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date — and therefore the maturity date — if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date.
In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
Coupon
We will not pay holders interest during the term of the ETNs.
Denomination
The ETNs are in denominations of $50.
Split or Reverse Split of the ETNs
On any business day we may elect to initiate a split of the ETNs or a reverse split of the ETNs. Such date shall be deemed to be the “Announcement Date”, and we will issue a notice to holders of the relevant ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split and the split or reverse split ratio.
If a series of ETNs undergoes a split, we will adjust the terms of such series of ETNs accordingly. The record date for the split will be the 9th business day after the Announcement Date. Any adjustment of the principal amount of such series of ETNs will be rounded to 8 decimal places. The split will become effective at the opening of trading of such series of ETNs on the business day immediately following the record date.
In the case of a reverse split of a series of ETNs, we reserve the right to address odd numbers of ETNs of such series (commonly referred to as “partials”) in a commercially reasonable manner determined by us in our sole discretion. The record date for the reverse split will
Barclays Bank PLC 2021 Annual Report on Form 20-F        7

be on the 9th business day after the Announcement Date. Any adjustment of principal amount of such series of ETNs will be rounded to 8 decimal places. The reverse split will become effective at the opening of trading of such series of ETNs on the business day immediately following the record date.
In the case of a reverse split of a series of ETNs, holders who own a number of ETNs of such series on the record date which is not evenly divisible by the split ratio will receive the same treatment as all other holders of such series of ETNs for the maximum number of ETNs of such series they hold which is evenly divisible by the split ratio, and we will have the right to compensate holders for their remaining or “partial” ETNs in a commercially reasonable manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th business day following the Announcement Date in an amount equal to the appropriate percentage of the principal amount of the reverse split-adjusted ETNs on the 14th business day following the Announcement Date times the index factor on the applicable business day minus the investor fee on the applicable business day.
In the event of a reverse split, the redemption amount will be adjusted accordingly by the Issuer, in its sole discretion and in a In the case of a reverse split, holders who own commercially reasonable manner, to take into account the reverse split.
Payment at Maturity
If holders hold their ETNs to maturity, they will receive a cash payment in U.S. dollars at maturity that is linked to percentage change in the value of the Index between the inception date and the final valuation date. The cash payment in U.S. dollars at maturity for the ETNs will be an amount equal to (1) the principal amount of the ETNs times (2) the applicable index factor on the final valuation date minus (3) the applicable investor fee on the final valuation date.
For any series of ETNs, the index factor for the Index underlying the ETNs on the final valuation date will be equal to the final index level divided by the initial index level. The initial index level is the closing value of the Index underlying the ETNs on the inception date and the final index level is the closing value of the Index underlying the ETNs on the final valuation date.
Investor Fee
The investor fee for a series of ETNs on the final valuation date is equal to (1) (a) 0.75% per year (for the period from the inception date to and including April 30, 2015) and (b) 0.70% per year (for the period beginning the day after April 30, 2015 until the redemption date or the maturity date) times (2) the principal amount of the ETNs times (3) the applicable index factor, calculated on a daily basis in the following manner: The accrued investor fee on the inception date of the ETNs was equal to zero. On each subsequent calendar day until and including April 30, 2015, the accrued investor fee increased by an amount equal to (1) 0.75% per year times (2) the principal amount of the ETNs times (3) the applicable index factor on that day (or, if such day is not a trading, the index factor on the immediately preceding trading day) divided by (4) 365. For the period beginning on, but not including April 30, 2015 and ending on, and including the redemption date, or the maturity date, the accrued investor fee increases by an amount equal to (1) 0.70% per year times (2) the principal amount of the ETNs times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365.
Because the investor fee reduces the amount of return to holders at maturity or upon early redemption, the value of the Index underlying the ETNs must increase significantly in order for holders to receive at least the principal amount of their investment at maturity or upon early redemption. If the value of the Index underlying the ETNs decreases or does not increase sufficiently, holders will receive less than the principal amount of their investment at maturity or upon early redemption.
Payment Upon Holder Redemption
Prior to maturity, holders may, subject to certain restrictions, redeem their ETNs on any holder redemption date during the term of the ETNs, provided that they present at least 30,000 ETNs of the same series for redemption, or their broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles their ETNs for redemption with those of other investors to reach this minimum. If holders choose to redeem their ETNs on a particular holder redemption date, they will receive a cash payment in U.S. dollars on such date in an amount equal to the daily redemption value, which is (1) the principal amount of the ETNs times (2) the applicable index factor on the applicable valuation date minus (3) the applicable investor fee on the applicable valuation date. Holders must redeem at least 30,000 ETNs of the same series at one time in order to exercise their right to redeem their ETNs on any holder redemption date. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 30,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of the relevant ETNs at the time the reduction becomes effective.
The index factor for a series of ETNs on the relevant valuation date is the closing value of the Index underlying such ETNs on that day divided by the initial index level. The initial index level is the closing value of the Index underlying the ETNs on the relevant inception date.
The investor fee is calculated as described in “— Investor Fee.”
In the event that payment upon holder redemption is deferred beyond the original holder redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Payment Upon Issuer Redemption
Prior to maturity, we may, at our sole discretion, choose to redeem the ETNs (in whole but not in part) on any issuer redemption date during the term of the ETNs. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of the ETNs not less than 10 calendar days prior to the issuer redemption date specified by us in such notice. In this scenario, the ETNs will be redeemed on the date specified by us in such notice. In this scenario, the ETNs will be redeemed on the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice. If we exercise our right to redeem the ETNs, holders will receive a cash payment in U.S. dollars on that date in an amount equal to (1) the principal amount of the ETNs times (2) the applicable index factor for that series of ETNs on the applicable valuation date minus (3) the investor fee for that series of ETNs on the applicable valuation date.
Barclays Bank PLC 2021 Annual Report on Form 20-F        8

The index factor for a series of ETNs on the relevant valuation date is the closing value of the Index underlying such ETNs on that day divided by the initial index level. The initial index level is the closing value of the Index underlying the ETNs on the relevant inception date.
The investor fee is calculated as described in “— Investor Fee.”
In the event that payment upon issuer redemption is deferred beyond the original issuer redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Valuation Date
In the case of the Commodity Index ETNs, a valuation date is each business day from June 15, 2006 to June 5, 2036, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five trading days. We refer to Thursday, June 5, 2036, as the “final valuation date” for the Commodity Index ETNs.
In the case of the Cocoa ETNs and the Lead ETNs, a valuation date is each business day from June 25, 2008 to June 17, 2038, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five trading days. We refer to June 17, 2038, as the “final valuation date” for these series of ETNs.
Redemption Date
A holder redemption date is the third business day following each valuation date (other than the final valuation date), where the final redemption date for each series of ETNs will be the third business day following the valuation date that is immediately prior to the final valuation date for that series of ETNs.
An issuer redemption date is the date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.
Early Redemption Procedures
Holder Redemption Procedures
Holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any holder redemption date. To redeem their ETNs, holders must instruct their broker or other person with whom they hold their ETNs to deliver a notice of redemption to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.
Issuer Redemption Procedures
We have the right to redeem or “call” any series of ETNs (in whole but not in part) at our sole discretion without holders’ consent on any issuer redemption date until and including maturity. If we elect to redeem any series of ETNs, we will deliver written notice of such election to redeem to DTC and the Trustee not less than ten calendar days prior to the issuer redemption date specified by us in such notice. In this scenario, the final valuation date will be deemed to be the date specified by us in the notice (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the issuer redemption date specified by us in such notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice.
Market Disruption Event
As set forth under “— Payment at Maturity,” “— Payment Upon Holder Redemption” and “— Payment Upon Issuer Redemption” above, the calculation agent will determine the value of the relevant Index on each valuation date, including the final valuation date. As described above, a valuation date for any series of ETNs may be postponed and thus the determination of the value of the relevant Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of any index component. If such a postponement occurs, the index components unaffected by the market disruption event shall be determined on the scheduled valuation date and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date for a series of ETNs be postponed by more than five trading days.
If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the relevant Index for such day.
Any of the following will be a “market disruption event”:
•a material limitation, suspension or disruption in the trading of any index component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);
•the daily contract reference price for any index component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;
•failure by the Index Sponsors to publish the closing value of the relevant Index or of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more index components; or
•any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect.
Barclays Bank PLC 2021 Annual Report on Form 20-F        9

The following events will not be market disruption events:
•a limitation on the hours or numbers of days of trading on a trading facility on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
•a decision by a trading facility to permanently discontinue trading in any index component.
Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of a series of ETNs is accelerated, we will pay the default amount in respect of the principal of that series of ETNs at maturity. We describe the default amount below under “General Terms of the ETNs—Default Amount”.
Discontinuance or Modification of an Index
If the Index Sponsors discontinue publication of an Index and they or any other person or entity publishes an index that the calculation agent determines is comparable to the discontinued Index and approves as a successor index, then the calculation agent will determine the value of the relevant Index on the applicable valuation date and the amount payable at maturity or upon redemption by reference to such successor index.
If the calculation agent determines that the publication of an Index is discontinued and that there is no successor index, or that the closing level of an Index is not available because of a market disruption event or for any other reason, on the date on which the value of that Index is required to be determined, or if for any other reason an Index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the relevant Index.
If the calculation agent determines that an Index, the index components of an Index or the method of calculating an Index has been changed at any time in any respect—including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason—then the calculation agent will be permitted (but not required) to make such adjustments to that Index or method of calculating that Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.
All determinations and adjustments to be made by the calculation agent with respect to the value of an Index and the amount payable at maturity or upon redemption or otherwise relating to the value of an Index may be made in the calculation agent’s sole discretion.
Business Day
When we refer to a business day with respect to a series of ETNs, we mean a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.
Description of iPath® S&P GSCI® Total Return Index Exchange-Traded Notes
Terms defined within this “Description of iPath® S&P GSCI® Total Return Index Exchange-Traded Notes” section are defined only with respect to this section.
General
The return on the iPath® S&P GSCI® Total Return Index Exchange-Traded Notes (the “ETNs”) is linked to the performance of the S&P GSCI® Total Return Index (the “Index”). The Index is composed of one or more futures contracts on physical commodities (the “index components”) and reflects the excess returns that are potentially available through an unleveraged investment in the futures contracts comprising the S&P GSCI® Commodity Index (the “S&P GSCI”), plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying futures contracts. The S&P GSCI is an index on a production-weighted basket of futures contracts on physical commodities traded on trading facilities in major industrialized countries. S&P Dow Jones Indices LLC (“SPDJI” or the “Index Sponsor”) is responsible for calculating, publishing and maintaining the Index. The ETNs are traded on The New York Stock Exchange under the ticker symbol “GSP.”
Inception, Issuance, and Maturity
The ETNs were first sold on June 6, 2006 (the “inception date”), were first issued on June 9, 2006 (the “issue date”) and are due on June 12, 2036 (the “maturity date”).
If the maturity date is not a business day, the maturity date will be the next following business day. If the fifth business day before this day does not qualify as a valuation date, then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date — and therefore the maturity date — if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date.
In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
Coupon
We will not pay holders interest during the term of the ETNs.
Barclays Bank PLC 2021 Annual Report on Form 20-F        10

Denomination
The ETNs are in denominations of $50.
Split or Reverse Split of the ETNs
On any business day we may elect to initiate a split of the ETNs or a reverse split of the ETNs. Such date shall be deemed to be the “Announcement Date”, and we will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split and the split or reverse split ratio.
If the ETNs undergo a split, we will adjust the terms of the ETNs accordingly. The record date for the split will be the 9th business day after the Announcement Date. Any adjustment of the principal amount of the ETNs will be rounded to 8 decimal places. The split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a commercially reasonable manner determined by us in our sole discretion. The record date for the reverse split will be on the 9th business day after the Announcement Date. Any adjustment of principal amount of the ETNs will be rounded to 8 decimal places. The reverse split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split of the ETNs, holders who own a number of the ETNs on the record date which is not evenly divisible by the split ratio will receive the same treatment as all other holders for the maximum number of the ETNs they hold which is evenly divisible by the split ratio, and we will have the right to compensate holders for their remaining or “partial” ETNs in a commercially reasonable manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for such partial ETNs on the 17th business day following the Announcement Date in an amount equal to the appropriate percentage of the principal amount of the reverse split-adjusted ETNs on the 14th business day following the Announcement Date times the index factor on the applicable business day minus the investor fee on the applicable business day.
In the event of a reverse split, the redemption amount will be adjusted accordingly by the Issuer, in its sole discretion and in a commercially reasonable manner, to take into account the reverse split.
Payment at Maturity
If holders hold their ETNs to maturity, they will receive a cash payment in U.S. dollars at maturity that is linked to percentage change in the value of the Index between the inception date and the final valuation date. The cash payment in U.S. dollars at maturity for the ETNs will be an amount equal to (1) the principal amount of the ETNs times (2) the index factor on the final valuation date minus (3) the investor fee on the final valuation date.
The index factor for the ETNs on the final valuation date will be equal to the final index level divided by the initial index level. The initial index level is the closing value of the Index on the inception date and the final index level is the closing value of the Index on the final valuation date.
Investor Fee
The investor fee for the ETNs on the final valuation date is equal to (1) (a) 0.75% per year (for the period from the inception date to and including April 30, 2015) and (b) 0.70% per year (for the period beginning the day after April 30, 2015 until the redemption date or the maturity date) times (2) the principal amount of the ETNs times (3) the applicable index factor, calculated on a daily basis in the following manner: The accrued investor fee on the inception date was equal to zero. On each subsequent calendar day until and including April 30, 2015, the accrued investor fee increased by an amount equal to (1) 0.75% per year times (2) the principal amount of the ETNs times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365. For the period beginning on, but not including April 30, 2015 and ending on, and including the redemption date, or the maturity date, the accrued investor fee increases by an amount equal to (1) 0.70% per year times (2) the principal amount of the ETNs times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365.
Because the investor fee reduces the amount of return to holders at maturity or upon early redemption, the value of the Index must increase significantly in order for holders to receive at least the principal amount of their investment at maturity or upon early redemption. If the value of the Index decreases or does not increase sufficiently, holders will receive less than the principal amount of their investment at maturity or upon early redemption.
Payment Upon Holder Redemption
Prior to maturity, holders may, subject to certain restrictions, redeem their ETNs on any holder redemption date during the term of the ETNs, provided that they present at least 30,000 ETNs for redemption, or their broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles their ETNs for redemption with those of other investors to reach this minimum. If holders choose to redeem their ETNs on a particular holder redemption date, they will receive a cash payment in U.S. dollars on that date in an amount equal to the daily redemption value, which is (1) the principal amount of the ETNs times (2) the applicable index factor on the applicable valuation date minus (3) the investor fee on the applicable valuation date. Holders must redeem at least 30,000 ETNs at one time in order to exercise their right to redeem their ETNs on any holder redemption date. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 30,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of the relevant ETNs at the time the reduction becomes effective.
The index factor for the ETNs on the relevant valuation date is the closing value of the Index on that day divided by the initial index level. The initial index level is the closing value of the Index on the inception date.
The investor fee is calculated as described in “— Investor Fee.”
Barclays Bank PLC 2021 Annual Report on Form 20-F        11

In the event that payment upon holder redemption is deferred beyond the original holder redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Payment Upon Issuer Redemption
Prior to maturity, we may, at our sole discretion, choose to redeem the ETNs ( in whole but not in part) on any issuer redemption date during the term of the ETNs. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of the ETNs not less than 10 calendar days prior to the issuer redemption date specified by us in such notice. In this scenario, the ETNs will be redeemed on the date specified by us in such notice. In this scenario, the ETNs will be redeemed on the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice. If we exercise our right to redeem the ETNs, holders will receive a cash payment in U.S. dollars on that date in an amount equal to (1) the principal amount of the ETNs times (2) the applicable index factor on the applicable valuation date minus (3) the investor fee on the applicable valuation date.
The index factor on the relevant valuation date is the closing value of the Index on that day divided by the initial index level. The initial index level is the closing value of the Index on the inception date.
The investor fee is calculated as described in “— Investor Fee.”
In the event that payment upon issuer redemption is deferred beyond the original issuer redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Valuation Date
A valuation date is each business day from June 15, 2006 to June 5, 2036, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five trading days We refer to Thursday, June 5, 2036, as the “final valuation date”.
Redemption Date
A holder redemption date is the third business day following each valuation date (other than the final valuation date), where the final redemption date for the ETNs will be the third business day following the valuation date that is immediately prior to the final valuation date.
An issuer redemption date is the date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.
Early Redemption Procedures
Holder Redemption Procedures
Holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any holder redemption date. To redeem their ETNs, holders must instruct their broker or other person with whom they hold their ETNs to deliver a notice of redemption to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.
Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any issuer redemption date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to DTC and the Trustee not less than ten calendar days prior to the issuer redemption date specified by us in such notice. In this scenario, the final valuation date will be deemed to be the date specified by us in the notice (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the issuer redemption date specified by us in such notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice.
Market Disruption Event
As set forth under “— Payment at Maturity,” “— Payment Upon Holder Redemption” and “— Payment Upon Issuer Redemption” above, the calculation agent will determine the value of the Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the value of the Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of any index component. If such a postponement occurs, the index components unaffected by the market disruption event shall be determined on the scheduled valuation date and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date be postponed by more than five trading days.
If a valuation date is postponed until the fifth trading day following the scheduled valuation date, but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the Index for such day.
Any of the following will be a “market disruption event”:
a material limitation, suspension or disruption in the trading of any index component which results in a failure by the Trading Facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);
the daily contract reference price for any index component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant Trading Facility;
Barclays Bank PLC 2021 Annual Report on Form 20-F        12

failure by the Index Sponsor to publish the closing value of the Index or of the applicable Trading Facility or other price source to announce or publish the daily contract reference price for one or more index components; or
any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect.
The following events will not be market disruption events:
a limitation on the hours or numbers of days of trading on a Trading Facility on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
a decision by a Trading Facility to permanently discontinue trading in any index component.
Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, we will pay the default amount in respect of the principal of the ETNs at maturity. We describe the default amount below under “General Terms of the ETNs—Default Amount”.
Discontinuance or Modification of the Index
If the Index Sponsor discontinues publication of the Index and it or any other person or entity publishes an index that the calculation agent determines is comparable to the discontinued Index and approves as a successor index, then the calculation agent will determine the value of the Index on the applicable valuation date and the amount payable at maturity or upon redemption by reference to such successor index.
If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index, or that the closing level of the Index is not available because of a market disruption event or for any other reason, on the date on which the value of that Index is required to be determined, or if for any other reason the Index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.
If the calculation agent determines that the Index, the index components of the Index or the method of calculating the Index has been changed at any time in any respect—including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason—then the calculation agent will be permitted (but not required) to make such adjustments to that Index or method of calculating that Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.
All determinations and adjustments to be made by the calculation agent with respect to the value of the Index and the amount payable at maturity or upon redemption or otherwise relating to the value of the Index may be made in the calculation agent’s sole discretion.
Business Day
When we refer to a business day, we mean a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.

Description of iPath® Pure Beta Broad Commodity Exchange-Traded Notes
Terms defined within this “Description of iPath® Pure Beta Broad Commodity Exchange-Traded Notes” section are defined only with respect to this section.
General
The return of the iPath® Pure Beta Broad Commodity Exchange-Traded Notes (the “ETNs”) is linked to the performance of the Barclays Commodity Index Pure Beta TR (the “Index”). The Index is designed to give investors exposure to total returns of the commodities included in the Barclays Commodity Index Total Return (the “Reference Index”), while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Pure Beta Series 2 Methodology. The Index is comprised of a basket of exchange-traded futures contracts for the same commodities that are included in the Reference Index, as adjusted from time to time. However, unlike the Reference Index, which rolls its exposure to the futures contracts on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. The Index and the Reference Index were created by, and are administered, calculated and published by, Barclays Bank PLC (the “Index Sponsor”), which is the owner of the intellectual property and licensing rights relating to the Index and Reference Index. The ETNs are traded on The NYSE Arca exchange under the ticker symbol “BCM.”
Coupon
We will not pay holders interest during the term of the ETNs.
Denomination
The ETNs are in denominations of $50.
Barclays Bank PLC 2021 Annual Report on Form 20-F        13

Payment at Maturity
If holders or we have not previously redeemed the ETNs, holders will receive a cash payment in U.S. dollars at maturity per ETN in an amount equal to the applicable closing indicative value on the final valuation date for their ETNs.
Inception, Issuance and Maturity
The ETNs were first sold on April 20, 2011 (the “inception date”). The ETNs was first issued on April 26, 2011 (the “issue date”), and will be due on April 18, 2041 (the “maturity date”).
If the maturity date is not a business day, the maturity date will be the next following business day. If the fifth business day before this day does not qualify as a valuation date, then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date — and therefore the maturity date — if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Event” below.
In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
Payment Upon Holder Redemption and Upon Issuer Redemption
Prior to maturity, holders may, subject to certain restrictions, choose to redeem their ETNs on any redemption date during the term of the ETNs, provided that they present at least 50,000 ETNs for redemption, or their broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles their ETNs for redemption with those of other investors to reach this minimum. If holders redeem their ETNs on a particular redemption date, they will receive a cash payment in U.S. dollars per ETN on that date in an amount equal to the applicable closing indicative value on the applicable valuation date. Holders must redeem at least 50,000 ETNs at one time in order to exercise their right to redeem their ETNs on any redemption date. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of ETNs at the time the reduction becomes effective.
Prior to maturity, we may redeem the ETNs (in whole but not in part) at our sole discretion on any business day on or after the inception date until and including maturity. If we redeem the ETNs, holders will receive a cash payment in U.S. dollars per ETN in an amount equal to the applicable closing indicative value on the applicable valuation date.
In the event that payment upon early redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
The “closing indicative value” per ETN for the ETNs on any given calendar day will be calculated in the following manner: The closing indicative value on the inception date was $50. On each subsequent calendar day until maturity or early redemption, the closing indicative value per ETN will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the investor fee on such calendar day minus (4) the applicable futures execution cost on such calendar day.
The “daily index factor” for the ETNs on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the underlying Index on the immediately preceding index business day.
The “investor fee” per ETN is calculated in the following manner:
The investor fee per ETN on the inception date was zero. On each subsequent calendar day until and including August 31, 2016, the investor fee per ETN was equal to (1) 0.75% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. For the period beginning on, but excluding, August 31, 2016 and ending on, and including, the redemption date or the maturity date, the investor fee per ETN on any calendar day will be equal to (1) 0.60% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.75% per year for the period from the inception date to, and including, August 31, 2016 or 0.60% per year for the period beginning after August 31, 2016. Because the net effect of the investor fee is a fixed percentage of the value of each ETN, the aggregate effect of the investor fee will increase or decrease in a manner directly proportional to the value of each ETN and the amount of ETNs that are held, as applicable.
The “futures execution cost” is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost for the ETNs on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the futures execution cost for each ETN will be equal to (1) 0.10% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the daily index factor on such calendar day (or, if such day is not an index business day, one) divided by (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year. Because the net effect of the futures execution cost is a fixed percentage of the value of each ETN, the aggregate effect of the futures execution cost will increase or decrease in a manner directly proportional to the value of each ETN and the amount of ETNs that are held, as applicable.
An “index business day” for the Index is a day on which the Index is calculated, as determined by the NYSE Euronext Holiday & Hours schedule, as published on http://www.nyse.com/about/newsevents/1176373643795.html or any successor website thereto.
A “valuation date” is each business day from April 20, 2011 to April 15, 2041, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five trading days. We refer to April 15, 2041 as the “final valuation date”.
Barclays Bank PLC 2021 Annual Report on Form 20-F        14

Redemption Date for Holder Redemption
In the case of holder redemption, a redemption date is the third business day following a valuation date (other than the final valuation date). The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date.
Redemption Date for Issuer Redemption
In the case of issuer redemption, a redemption date is the date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.
Trading Day
A trading day is a day on which (i) the value of the Index to which the ETNs are linked is published by the Index Sponsor, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Index are traded, in each case as determined by the calculation agent in its sole discretion.
Early Holder Redemption Procedures
Holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any redemption date. To redeem their ETNs, holders must instruct their broker or other person with whom they hold their ETNs to deliver a notice of holder redemption to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.
If holders elect to redeem their ETNs on a redemption date that is later in time than the redemption date resulting from our subsequent election to exercise our issuer redemption right, their election to redeem their ETNs will be deemed to be ineffective, and their ETNs will instead be redeemed on the redemption date pursuant to such issuer redemption.
Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any business day on or after inception date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than ten calendar days prior to the redemption date specified by us in such notice. In this scenario, the final valuation date will be deemed to be the fifth trading day prior to the redemption date (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice.
Market Disruption Event
As set forth under “— Payment at Maturity” and “— Payment Upon Holder Redemption and Upon Issuer Redemption” above, the calculation agent will determine the value of the Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the value of the Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of any index component. If such a postponement occurs, the value of the index components unaffected by the market disruption event shall be determined on the scheduled valuation date, and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date be postponed by more than five trading days.
If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the Index for such day.
Any of the following will be a “market disruption event”:
•a material limitation, suspension or disruption in the trading of any index component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);
•the daily contract reference price for any index component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;
•failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for an index component; or
•any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect.
The following events will not be market disruption events:
•a limitation on the hours or numbers of days of trading on a trading facility on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
•a decision by a trading facility to permanently discontinue trading in any index component.
Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, we will pay the default amount in respect of the principal of the ETNs at maturity. We describe the default amount below under “General Terms of the ETNs—Default Amount”.
Barclays Bank PLC 2021 Annual Report on Form 20-F        15

Discontinuance or Modification of the Index
If the Index Sponsor discontinues publication of the Index and it or any other person or entity publishes an index that the calculation agent determines is comparable to the discontinued Index and approves as a successor index, then the calculation agent will determine the value of the Index on the applicable valuation date and the amount payable at maturity or upon early redemption by reference to such successor index.
If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index, or that the closing level of the Index is not available because of a market disruption event or for any other reason, on the date on which the value of the Index is required to be determined, or if for any other reason the Index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.
If the calculation agent determines that the Index, the index components of the Index or the method of calculating the Index has been changed at any time in any respect—including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason—then the calculation agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.
All determinations and adjustments to be made by the calculation agent with respect to the value of the Index and the amount payable at maturity or upon early redemption or otherwise relating to the value of the Index may be made in the calculation agent’s sole discretion.
Business Day
When we refer to a business day, we mean a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.
When we refer to an index business day with respect to the ETNs, we mean a day on which (1) it is a business day in New York and (2) the CBOE is open.
Description of iPath® Pure Beta Crude Oil Exchange-Traded Notes
Terms defined within this “Description of iPath® Pure Beta Crude Oil Exchange-Traded Notes” section are defined only with respect to this section.
General
The return of the iPath® Pure Beta Crude Oil Exchange-Traded Notes (the “ETNs”) is linked to the performance of the Barclays WTI Crude Oil Pure Beta TR (the “Index”). The Index is designed to give investors exposure to total returns of the commodities included in the Barclays Single Commodity Total Return Index (the “Reference Index”), while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Pure Beta Series 2 Methodology. The Index is comprised of exchange-traded futures contracts for WTI crude oil that are included in the Reference Index, as adjusted from time to time. However, unlike the Reference Index, which rolls its exposure to the futures contracts on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. The Index and the Reference Index were created by, and are administered, calculated and published by, Barclays Bank PLC (the “Index Sponsor”), which is the owner of the intellectual property and licensing rights relating to the Index and Reference Index. The ETNs are traded on the NYSE Arca exchange under the ticker symbol “OIL.”
Coupon
We will not pay holders interest during the term of the ETNs.
Denomination
The ETNs are in denominations of $50.
Payment at Maturity
If holders or we have not previously redeemed the ETNs, holders will receive a cash payment in U.S. dollars at maturity per ETN in an amount equal to the applicable closing indicative value on the final valuation date for their ETNs.
Inception, Issuance and Maturity
The ETNs were first sold on April 20, 2011 (the “inception date”). The ETNs was first issued on April 26, 2011 (the “issue date”), and will be due on April 18, 2041 (the “maturity date”).
If the maturity date is not a business day, the maturity date will be the next following business day. If the fifth business day before this day does not qualify as a valuation date, then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date — and therefore the maturity date — if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Event” below.
In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
Barclays Bank PLC 2021 Annual Report on Form 20-F        16

Payment Upon Holder Redemption and Upon Issuer Redemption
Prior to maturity, holders may, subject to certain restrictions, choose to redeem their ETNs on any redemption date during the term of the ETNs, provided that they present at least 50,000 ETNs for redemption, or their broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer) to engage in securities transactions) bundles their ETNs for redemption with those of other investors to reach this minimum. If holders redeem their ETNs on a particular redemption date, they will receive a cash payment in U.S. dollars per ETN on that date in an amount equal to the applicable closing indicative value on the applicable valuation date. Holders must redeem at least 50,000 ETNs at one time in order to exercise their right to redeem their ETNs on any redemption date. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of ETNs at the time the reduction becomes effective.
Prior to maturity, we may redeem the ETNs (in whole but not in part) at our sole discretion on any business day on or after the inception date until and including maturity. If we redeem the ETNs, holders will receive a cash payment in U.S. dollars per ETN in an amount equal to the applicable closing indicative value on the applicable valuation date.
In the event that payment upon early redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
The “closing indicative value” per ETN for the ETNs on any given calendar day will be calculated in the following manner: The closing indicative value on the inception date was $50. On each subsequent calendar day until maturity or early redemption, the closing indicative value per ETN will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the investor fee on such calendar day minus (4) the applicable futures execution cost on such calendar day.
The “daily index factor” for the ETNs on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the underlying Index on the immediately preceding index business day.
The “investor fee” per ETN on the inception date was zero. On each subsequent calendar day until January 29, 2021, the investor fee per ETN for each series of ETNs was equal to (1) 0.75% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365.Effective as of February 1, 2021, the investor fee per ETN for the ETNs will be equal to (1) 0.57% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the investor fee accumulates over time and is subtracted at the rate of approximately 0.57% per year, which we refer to as the “investor fee rate.” We may, at our sole discretion, increase the investor fee rate to a rate of up to 0.75% per year by filing an amended pricing supplement for the ETNs with the Securities and Exchange Commission and issuing a press release announcing such increase no less than 15 calendar days prior to the effective date of such increase. Because the net effect of the investor fee is a fixed percentage of the value of each ETN, the aggregate effect of the investor fee will increase or decrease in a manner directly proportional to the value of each ETN and the amount of ETNs that are held, as applicable.
The “futures execution cost” is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost for the ETNs on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the futures execution cost for each ETN will be equal to (1) 0.10% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the daily index factor on such calendar day (or, if such day is not an index business day, one) divided by (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year. Because the net effect of the futures execution cost is a fixed percentage of the value of each ETN, the aggregate effect of the futures execution cost will increase or decrease in a manner directly proportional to the value of each ETN and the amount of ETNs that are held, as applicable.
An “index business day” for the Index is a day on which the Index is calculated, as determined by the NYSE Euronext Holiday & Hours schedule, as published on http://www.nyse.com/about/newsevents/1176373643795.html or any successor website thereto.
A “valuation date” is each business day from April 20, 2011 to April 15, 2041, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five trading days. We refer to April 15, 2041 as the “final valuation date”.
Redemption Date for Holder Redemption
In the case of holder redemption, a redemption date is the third business day following a valuation date (other than the final valuation date). The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date.
Redemption Date for Issuer Redemption
In the case of issuer redemption, a redemption date is the date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.
Trading Day
A trading day is a day on which (i) the value of the Index to which the ETNs are linked is published by the Index Sponsor, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Index are traded, in each case as determined by the calculation agent in its sole discretion.
Early Holder Redemption Procedures
Holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any redemption date. To redeem their ETNs, holders must instruct their broker or other person with whom they hold their ETNs to deliver a notice of holder redemption to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.
Barclays Bank PLC 2021 Annual Report on Form 20-F        17

If holders elect to redeem their ETNs on a redemption date that is later in time than the redemption date resulting from our subsequent election to exercise our issuer redemption right, their election to redeem their ETNs will be deemed to be ineffective, and their ETNs will instead be redeemed on the redemption date pursuant to such issuer redemption.
Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any business day on or after inception date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than ten calendar days prior to the redemption date specified by us in such notice. In this scenario, the final valuation date will be deemed to be the fifth trading day prior to the redemption date (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice.
Market Disruption Event
As set forth under “— Payment at Maturity” and “— Payment Upon Holder Redemption and Upon Issuer Redemption” above, the calculation agent will determine the value of the Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the value of the Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of any index component. If such a postponement occurs, the value of the index components unaffected by the market disruption event shall be determined on the scheduled valuation date, and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date be postponed by more than five trading days.
If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the Index for such day.
Any of the following will be a “market disruption event”:
•a material limitation, suspension or disruption in the trading of any index component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);
•the daily contract reference price for any index component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;
•failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for an index component; or
•any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect.
The following events will not be market disruption events:
•a limitation on the hours or numbers of days of trading on a trading facility on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
•a decision by a trading facility to permanently discontinue trading in any index component.
Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, we will pay the default amount in respect of the principal of the ETNs at maturity. We describe the default amount below under “General Terms of the ETNs—Default Amount”.
Discontinuance or Modification of the Index
If the Index Sponsor discontinues publication of the Index and it or any other person or entity publishes an index that the calculation agent determines is comparable to the discontinued Index and approves as a successor index, then the calculation agent will determine the value of the Index on the applicable valuation date and the amount payable at maturity or upon early redemption by reference to such successor index.
If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index, or that the closing level of the Index is not available because of a market disruption event or for any other reason, on the date on which the value of the Index is required to be determined, or if for any other reason the Index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.
If the calculation agent determines that the Index, the index components of the Index or the method of calculating the Index has been changed at any time in any respect—including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason—then the calculation agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.
All determinations and adjustments to be made by the calculation agent with respect to the value of the Index and the amount payable at maturity or upon early redemption or otherwise relating to the value of the Index may be made in the calculation agent’s sole discretion.
Barclays Bank PLC 2021 Annual Report on Form 20-F        18

Business Day
When we refer to a business day, we mean a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.
When we refer to an index business day with respect to the ETNs, we mean a day on which (1) it is a business day in New York and (2) the CBOE is open.

Description of iPath® S&P MLP Exchange-Traded Notes
Terms defined within this “Description of iPath® S&P MLP Exchange-Traded Notes” section are defined only with respect to this section.
General
The return of the iPath® S&P MLP Exchange-Traded Notes (the “ETNs”) is linked to the performance of the S&P MLP Index (the “Index”). The Index is designed to provide exposure to leading partnerships that trade on major U.S. exchanges and are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry according to the Global Industry Classification Standard® (“GICS”). It includes both master limited partnerships (“MLPs”) and publicly traded limited liability companies which have a similar legal structure to MLPs and share the same tax benefits as MLPs (collectively, the “Index Constituents”). The Index is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P Dow Jones Indices” or the “Index Sponsor”). The ETNs are traded on the CBOE BZX Exchange (“CBOE BZX”) under the ticker symbol “IMLP.”
Inception, Issuance and Maturity
The ETNs were first sold on January 3, 2013 (the “inception date”). The ETNs were first issued on January 8, 2013 (the “issue date”) and will be due on December 15, 2042 (the “maturity date”).
Coupon
If holders or we have not previously redeemed the ETNs, for each ETN that held on the applicable coupon record date, holders will receive an interest payment in cash per ETN on each coupon payment date in U.S. dollars equal to the coupon amount, if any, on the applicable coupon valuation date.
The “coupon amount” on any coupon valuation date will equal the greater of (i) zero and (ii)(1) the accrued dividend on such coupon valuation date minus (2) the accrued investor fee on such coupon valuation date.
Denomination
The ETNs are in denominations of $25.00. We reserve the right to initiate a split or reverse split of the ETNs in our sole discretion.
Split or Reverse Split of the ETNs
On any business day we may elect to initiate a split of the ETNs or a reverse split of the ETNs. Such date shall be deemed to be the “announcement date,” and we will issue a notice to holders of the relevant ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split and the split or reverse split ratio.
If the ETNs undergo a split, we will adjust the terms of the ETNs accordingly. The record date for the split will be the 9th business day after the announcement date. Any adjustment of closing indicative value, VWAP factor, accrued dividend, and accrued investor fee will be rounded to 8 decimal places. The split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a commercially reasonable manner determined by us in our sole discretion. The record date for the reverse split will be on the 9th business day after the announcement date. Any adjustment of closing indicative value, VWAP factor, accrued dividend, and accrued investor fee will be rounded to 8 decimal places. The reverse split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, holders who own a number of ETNs on the record date which is not evenly divisible by the split ratio will receive the same treatment as all other holders for the maximum number of ETNs they hold which is evenly divisible by the split ratio, and we will have the right to compensate holders for their remaining or “partial” ETNs in a commercially reasonable manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th business day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted ETNs on the 14th business day following the announcement date.
In the event of a reverse split, the redemption amount will be adjusted accordingly by the Issuer, in its sole discretion and in a commercially reasonable manner, to take into account the reverse split.
Payment at Maturity
If holders hold their ETNs to maturity, they will receive a cash payment per ETN at maturity in U.S. dollars equal to the closing indicative value on the applicable final valuation date.
The “closing indicative value” for each ETN on any given calendar day until the final valuation date or applicable valuation date (in the case of early redemption) will equal (1) the ETN current value on such calendar day plus (2) the accrued dividend on such calendar day minus
Barclays Bank PLC 2021 Annual Report on Form 20-F        19

(3) the accrued investor fee on such calendar day. If the ETNs undergo a split or reverse split, the closing indicative value will be adjusted accordingly.
The “ETN current value” for each ETN on any given calendar day will be calculated as follows: The ETN current value on the initial valuation date was $25.00. On any subsequent calendar day until maturity or early redemption, the ETN current value will equal (1) the closing VWAP level on that day (or on the immediately preceding index business day, if such calendar day is not an index business day) divided by (2) the VWAP factor.
The “initial VWAP level” is 2,144.96, which is equal to the VWAP level at the close of trading on the initial valuation date, as determined by the VWAP calculation agent.
The “closing VWAP level” is equal to (i) the VWAP level as of the close of trading on any index business day, for purposes of holder redemption, or (ii) the arithmetic mean of the VWAP levels as of the close of trading on each index business day during the final measurement period or the issuer redemption measurement period, for purposes of the payment at maturity or upon issuer redemption, respectively, in each case as determined by the VWAP calculation agent.
“VWAP level” means, on any index business day, as calculated by the VWAP calculation agent, (1) the sum of the products of (i) the VWAP of each Index Constituent as of such date and (ii) the published unit weighting of that Index Constituent as of such date, divided by (2) the index divisor as of such date. The VWAP level is reported on Bloomberg page “SPMLPVW <Index>”.
“VWAP” means, with respect to each Index Constituent, on any index business day, the consolidated volume-weighted average price of one unit of such Index Constituent as determined by the VWAP calculation agent based on all trades in such Index Constituent reported in the consolidated tape system during the regular trading session.
The “index divisor”, as of any index business day, is the divisor used by the Index Sponsor to calculate the level of the index, as described under the Index methodology.
The “VWAP factor” is 85.7984, which is equal to (1) the initial VWAP level divided by (2) the principal amount per ETN. If the ETNs undergo a split or reverse split, the VWAP factor will be adjusted accordingly.
The “accrued dividend” for each ETN on any calendar day will be calculated as follows: The accrued dividend on the initial valuation date was zero. The accrued dividend on any subsequent calendar day will equal (1) the accrued dividend as of the immediately preceding calendar day plus (2) the dollar dividend value on such calendar day minus (3) the coupon adjustment dividend amount on such calendar day. If the ETNs undergo a split or reverse split, the accrued dividend will be adjusted accordingly.
The “dollar dividend value” on any calendar day will equal (1) the index dividend on such calendar day divided by (2) the VWAP factor.
The “index dividend” on any calendar day represents the aggregate cash value of distributions that a hypothetical person holding Index Constituents in proportion to the weights of the Index Constituents would have been entitled to receive with respect to any Index Constituent for those cash distributions whose “ex-dividend date” occurs on such calendar day. The index dividend on any calendar day will equal (1) the sum of the products of (i) the cash value of distributions that a hypothetical holder of each Index Constituent on such calendar day would have been entitled to receive in respect of that Index Constituent for those cash distributions whose “ex-dividend date” occurs on such calendar day and (ii) the published unit weighting of that Index Constituent as of such date, divided by (2) the index divisor as of such date.
On any calendar day that is not a coupon ex-date, the “coupon adjustment dividend amount” will equal zero. On any calendar day that is a coupon ex-date, the coupon adjustment dividend amount will equal the accrued dividend on the coupon valuation date immediately preceding such coupon ex-date. The effect of the coupon adjustment dividend amount as of each coupon ex-date is to reduce the accrued dividend (and, therefore, the closing indicative value) by the amount of the index dividends reflected in any coupon amount that holders will be entitled to receive on the immediately following coupon payment date.
The “accrued investor fee” for each ETN on any calendar day will be calculated as follows: The accrued investor fee on the initial valuation date was zero. The accrued dividend on any calendar day will equal (1) the accrued investor fee as of the immediately preceding calendar day plus (2) the daily fee value on such calendar day minus (3) the coupon adjustment fee amount on such calendar day. If the ETNs undergo a split or reverse split, the accrued investor fee will be adjusted accordingly.
The “daily fee value” on any calendar day is equal to the product of (1) the closing VWAP level on such calendar day divided by the VWAP factor and (2) 0.80% divided by 365. Because the daily fee value is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of approximately 0.80% per year.
On any calendar day that is not a coupon ex-date, the “coupon adjustment fee amount” will equal zero. On any calendar day that is a coupon ex-date, the coupon adjustment fee amount will equal (i) the coupon adjustment dividend amount on such coupon ex-date, if the coupon amount in respect of such coupon-ex date is zero or (ii) the accrued investor fee on the coupon valuation date immediately preceding such coupon ex-date, if the coupon amount in respect of such coupon-ex date is greater than zero. The effect of the coupon adjustment fee amount as of each coupon ex-date is to reduce the accrued investor fee by the portion of the accrued investor fee that was offset against accrued dividends in calculating any coupon amount that holders will be entitled to receive on the immediately following coupon payment date. If the coupon amount in respect of any coupon valuation date is zero, which means that the accrued investor fee as of that coupon valuation date is equal to or greater than the accrued dividend as of that coupon valuation date, the accrued investor fee will be reduced by the accrued dividend and the remaining accrued investor fee will effectively be carried forward to be offset against subsequent accrued dividends.
The “redemption charge” is a one-time charge imposed upon holder redemption and is equal to 0.125% times the closing indicative value on the applicable valuation date. The redemption charge is intended to allow us to recoup the brokerage and other transaction costs that we will incur in connection with redeeming the ETNs. The proceeds we receive from the redemption charge may be more or less than such costs.
An “index business day” means any day on which the Index Sponsor publishes a level for the Index.
Barclays Bank PLC 2021 Annual Report on Form 20-F        20

Valuation Date and Dates Relating to Coupon Payments
A “valuation date” is each business day from January 3, 2013 to December 2, 2042 inclusive (or, if such date is not a trading day, the next succeeding trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on that day in respect of the Index. In that event, the valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will any valuation date be postponed by more than five business days. We refer to January 3, 2013 as the “initial valuation date” and December 2, 2042 as the “final valuation date”.
A “trading day” is a day on which (1) it is a business day in New York City and (2) trading is generally conducted on the CBOE BZX, in each case as determined by the calculation agent in its sole discretion.
A “coupon valuation date” means the 15th of February, May, August and November of each calendar year during the term of the ETNs or if such date is not an index business day, then the first index business day following such date (subject to the occurrence of a market disruption event). The first coupon valuation date was on February 15, 2013.
A “coupon ex-date” means the seventh index business day following each coupon valuation date (subject to the occurrence of a market disruption event). The first coupon ex-date was on February 27, 2013.
A “coupon record date” means the ninth index business day following each coupon valuation date (subject to the occurrence of a market disruption event). The first coupon record date was on March 1, 2013.
A “coupon payment date” means the 15th index business day following each coupon valuation date (subject to the occurrence of a market disruption event). The first coupon payment date was on March 11, 2013.
A “market disruption event” means any of the following with respect to the Index, (i) a suspension, absence or limitation of trading in Index Constituents constituting 20% or more, by weight, of the Index; (ii) a suspension, absence or limitation of trading in futures or options contracts relating to the Index on their respective markets; (iii) any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (x) effect transactions in, or obtain market values for, Index Constituents constituting 20% or more, by weight, of the Index, or (y) effect transactions in, or obtain market values for, futures or options contracts relating to the Index on their respective markets; (iv) the closure on any day of the primary market for futures or options contracts relating to the Index or Index Constituents constituting 20% or more, by weight, of the Index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (x) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (y) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market; (v) any scheduled trading day on which (x) the primary markets for Index Constituents constituting 20% or more, by weight, of the Index or (y) the exchanges or quotation systems, if any, on which futures or options contracts on the Index are traded, fails to open for trading during its regular trading session; (vi) if the Index Sponsor does not publish the level of the Index on an index business day or the Index is otherwise not available; or (vii) any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect; and, in any of these events, the calculation agent determines that the event was material.
For purposes of determining whether a market disruption event has occurred, the following event will not be a market disruption event: (a) a limitation on the hours or number of days of trading on which any Index Constituent is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or (b) a decision to permanently discontinue trading in futures or options contracts relating to the Index. For this purpose, an “absence of trading” on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in futures or options contracts related to the Index, if available, in the primary market for those contracts, by reason of any of: (A) a price change exceeding limits set by that market, (B) an imbalance of orders relating to those contracts, or (C) a disparity in bid and ask quotes relating to those contracts, will constitute a suspension or material limitation of trading in futures or options contracts related to the Index in the primary market for those contracts.
Maturity Date
If the maturity date is not a business day, the maturity date will be the next following business day. If the last day of the final measurement period does not qualify as a business day, then the maturity date will be the fifth business day following the last day of the final measurement period. The calculation agent may postpone the final valuation date—and therefore the maturity date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date.
In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, as applicable, generally are authorized or obligated by law, regulation, or executive order to close.
Payment Upon Holder Redemption and Issuer Redemption
Up to the valuation date immediately preceding the final valuation date and subject to certain restrictions, holders may elect to redeem their ETNs on any redemption date during the term of the ETNs, provided that they present at least 50,000 of the ETNs for redemption or their broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles their ETNs for redemption with those of other investors to reach this minimum. If holders choose to redeem their ETNs, they will receive a cash payment in U.S. dollars for each ETN on the applicable redemption date equal to the closing indicative value on the applicable valuation date minus the redemption charge.
Barclays Bank PLC 2021 Annual Report on Form 20-F        21

Prior to maturity, we may redeem the ETNs (in whole but not in part) at our sole discretion on any trading day on or after the inception date until and including maturity. If we redeem the ETNs, holders will receive a cash payment in U.S. dollars per ETN in an amount equal to the closing indicative value on the applicable valuation date (which will reflect the applicable closing VWAP level calculated by reference to the arithmetic mean of the VWAP levels as of the close of trading on each of the five index business days from and including such valuation date).
A “redemption date” is:
•in the case of holder redemption, effective as of August 31, 2017, the second business day following any valuation date (other than the final valuation date). The final redemption date of the ETNs will be the second business day following the valuation date that is immediately prior to the final valuation date; and
•in the case of issuer redemption, the fifth business day after the last day of the issuer redemption measurement period, which will in no event be prior to the 20th calendar day following the date on which we deliver such notice.
In the event that payment upon redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Early Redemption Procedures
Holder Redemption Procedures
Holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any redemption date. To redeem their ETNs, holders must instruct their broker or other person through whom holders hold their ETNs to deliver a notice of redemption, to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.
Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any trading day on or after inception date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than 20 calendar days prior to the redemption date specified by us in such notice. In this scenario, the final valuation date will be deemed to be the date specified by us in the notice (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the fifth business day after the last day of the issuer redemption measurement period, but in no event prior to the 20th calendar day following the date on which we deliver such notice.
Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, we will pay the default amount in respect of the principal of the ETNs at maturity. We describe the default amount below under “General Terms of the ETNs—Default Amount”.
Discontinuance or Modification of the Index
If the Index Sponsor discontinues publication of or otherwise fails to publish the Index, or the Index Sponsor does not make the Index Constituents, their unit weighting and/or the index divisor available to the VWAP calculation agent, and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued Index and for which the Index Constituents, their unit weighting, and/or the index divisor are available to the VWAP calculation agent (such index being referred to herein as a “successor index”), then the VWAP level for such successor index will be determined by the VWAP calculation agent by reference to the sum of the products of the VWAPs of the constituents underlying such successor index and each such constituent’s respective weighting within the successor index (which sum will be adjusted by any index divisor used by such successor index) on the dates and at the times as of which the VWAP levels for such successor index are to be determined.
If the Index Sponsor discontinues publication of the Index or does not make the Index Constituents, their unit weightings and/or index divisor available to the VWAP calculation agent prior to, and such discontinuation or unavailability is continuing on any index business day during the final measurement period or issuer redemption measurement period, or on a valuation date, as applicable, or any other relevant date on which the VWAP level is to be determined and the calculation agent determines that no successor index is available at such time, or the calculation agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on any index business day during the final measurement period or issuer redemption measurement period, or on any valuation date, as applicable, or any other relevant date on which the VWAP level is to be determined, then the VWAP calculation agent will determine the relevant VWAP levels using the VWAP and published unit weighting of each Index Constituent included in the Index or successor index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “The Index—Index Rebalancings.”
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the ETNs.
If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the VWAP level of the Index or such successor index does not, in the opinion of the VWAP calculation agent, fairly represent the VWAP level of the Index or such successor index had such changes or modifications not been made, then the VWAP calculation agent will make such calculations and adjustments as, in the good faith judgment of the VWAP calculation agent, may be necessary in order to arrive at a VWAP level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the VWAP calculation agent will calculate the VWAP levels for the Index or such successor index with reference to the Index or such successor index, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the VWAP level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the VWAP calculation agent will make such calculations and adjustments in order to arrive at a VWAP level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred).
Barclays Bank PLC 2021 Annual Report on Form 20-F        22

All determinations and adjustments to be made by the calculation agent may be made in the calculation agent’s sole discretion.
Description of iPath® Series B Bloomberg Agriculture Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Aluminum Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Coffee Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Copper Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Cotton Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Energy Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Grains Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Industrial Metals Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Livestock Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Nickel Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Platinum Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Precious Metals Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Softs Subindex Total ReturnSM Exchange-Traded Notes,
iPath® Series B Bloomberg Sugar Subindex Total ReturnSM Exchange-Traded Notes and
iPath® Series B Bloomberg Tin Subindex Total ReturnSM Exchange-Traded Notes
Terms defined within this section are defined only with respect to this section.
General
The return of each of iPath® Series B Bloomberg Agriculture Subindex Total ReturnSM Exchange-Traded Notes, iPath® Series B Bloomberg Aluminum Subindex Total ReturnSM Exchange-Traded Notes, iPath® Series B Bloomberg Coffee Subindex Total ReturnSM Exchange-Traded Notes, iPath® Series B Bloomberg Copper Subindex Total ReturnSM Exchange-Traded Notes, iPath® Series B Bloomberg Cotton Subindex Total ReturnSM Exchange-Traded Notes, iPath® Series B Bloomberg Energy Subindex Total ReturnSM Exchange-Traded Notes, iPath® Series B Bloomberg Grains Subindex Total ReturnSM Exchange-Traded Notes, iPath® Series B Bloomberg Industrial Metals Subindex Total ReturnSM Exchange-Traded Notes, iPath® Series B Bloomberg Livestock Subindex Total ReturnSM Exchange-Traded Notes, iPath® Series B Bloomberg Nickel Subindex Total ReturnSM Exchange-Traded Notes, iPath® Series B Bloomberg Platinum Subindex Total ReturnSM Exchange-Traded Notes, iPath® Series B Bloomberg Precious Metals Subindex Total ReturnSM Exchange-Traded Notes, iPath® Series B Bloomberg Softs Subindex Total ReturnSM Exchange-Traded Notes, iPath® Series B Bloomberg Sugar Subindex Total ReturnSM Exchange-Traded Notes and iPath® Series B Bloomberg Tin Subindex Total ReturnSM Exchange-Traded Notes (together, the “ETNs”) is linked to a sub-index of the Bloomberg Commodity Index Total ReturnSM (the “Commodity Index” or the “BCOM Index”) (the “Sub-Indices”, and together with the Commodity Index, the “Indices”). Each Index is composed of one or more futures contracts on the relevant commodity or commodities (the “index components”) and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contract or contracts on the physical commodity or commodities comprising the relevant Index plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying futures contracts. The Indices are the exclusive property of UBS Securities LLC (collectively with its affiliates, “UBS”) and its licensor. On July 1, 2014, UBS entered into a commodity index license agreement with Bloomberg Finance L.P., whereby UBS has engaged Bloomberg’s services for calculation, publication, administration and marketing of the Bloomberg Commodity IndexesSM. Each Index is now calculated, administered and published by Bloomberg Index Services Limited (“BISL” or the “Index Administrator” and, collectively with its affiliates, “Bloomberg” and, together with UBS, the “Index Sponsors”).
We have listed each series of ETNs on the NYSE Arca stock exchange (“NYSE Arca”). The ticker symbols for the respective ETNs are as follows:

ETN	Ticker Symbol
iPath® Series B Bloomberg Agriculture Subindex Total ReturnSM ETN	JJA
iPath® Series B Bloomberg Aluminum Subindex Total ReturnSM ETN	JJU
iPath® Series B Bloomberg Coffee Subindex Total ReturnSM ETN	JO
iPath® Series B Bloomberg Copper Subindex Total ReturnSM ETN	JJC
iPath® Series B Bloomberg Cotton Subindex Total ReturnSM ETN	BAL
iPath® Series B Bloomberg Energy Subindex Total ReturnSM ETN	JJE
iPath® Series B Bloomberg Grains Subindex Total ReturnSM ETN	JJG
iPath® Series B Bloomberg Industrial Metals Subindex Total ReturnSM ETN	JJM
iPath® Series B Bloomberg Livestock Subindex Total ReturnSM ETN	COW
iPath® Series B Bloomberg Nickel Subindex Total ReturnSM ETN	JJN
iPath® Series B Bloomberg Platinum Subindex Total ReturnSM ETN	PGM
iPath® Series B Bloomberg Precious Metals Subindex Total ReturnSM ETN	JJP
iPath® Series B Bloomberg Softs Subindex Total ReturnSM ETN	JJS
iPath® Series B Bloomberg Sugar Subindex Total ReturnSM ETN	SGG
iPath® Series B Bloomberg Tin Subindex Total ReturnSM ETN	JJT
Inception, Issuance and Maturity
The ETNs were first sold on January 17, 2018 (the “inception date”). The ETNs were first issued on January 19, 2018 (the “issue date”) and will be due on January 23, 2048 (the “maturity date”).
If the maturity date for a series of ETNs is not a business day, the maturity date will be the next following business day. If the final valuation date is postponed, the maturity date will be the fifth business day following the final valuation date, as postponed. The calculation
Barclays Bank PLC 2021 Annual Report on Form 20-F        23

agent may postpone the final valuation date—and therefore the maturity date—of the ETNs if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date or if the level of the Index is not available or cannot be calculated. We describe market disruption events under “—Market Disruption Event” below.
In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
Coupon
We will not pay holders interest during the term of the ETNs.
Denomination
The iPath® Series B Bloomberg Agriculture Subindex Total ReturnSM ETNs, the iPath® Series B Bloomberg Copper Subindex Total ReturnSM ETNs and the iPath® Series B Bloomberg Nickel Subindex Total ReturnSM ETNs are each in denominations of $16.66666667. Each other series of ETNs is in denominations of $50. We reserve the right to initiate a split or reverse split of the ETNs in our sole discretion.
Split of Reverse Split of the ETNs
On any business day we may elect to initiate a split of the ETNs or a reverse split of the ETNs. Such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of the relevant ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split and the split or reverse split ratio.
If a series of ETNs undergoes a split, we will adjust the terms of such series of ETNs accordingly. The record date for the split will be the 9th business day after the announcement date. Any adjustment of closing indicative value of such series of ETNs will be rounded to 8 decimal places. The split will become effective at the opening of trading of such series of ETNs on the business day immediately following the record date.
In the case of a reverse split of a series of ETNs, we reserve the right to address odd numbers of ETNs of such series (commonly referred to as “partials”) in a commercially reasonable manner determined by us in our sole discretion. The record date for the reverse split will be on the 9th business day after the announcement date. Any adjustment of closing indicative value of such series of ETNs will be rounded to 8 decimal places. The reverse split will become effective at the opening of trading of such series of ETNs on the business day immediately following the record date.
In the case of a reverse split of a series of ETNs, holders who own a number of ETNs of such series on the record date which is not evenly divisible by the split ratio will receive the same treatment as all other holders of such series of ETNs for the maximum number of ETNs of such series they hold which is evenly divisible by the split ratio, and we will have the right to compensate holders for their remaining or “partial” ETNs in a commercially reasonable manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th business day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted ETNs on the 14th business day following the announcement date.
In the event of a reverse split, the redemption amount will be adjusted accordingly by the Issuer, in its sole discretion and in a commercially reasonable manner, to take into account the reverse split.
Payment at Maturity
If holders hold their ETNs to maturity, they will receive a cash payment in U.S. dollars per ETN equal to the closing indicative value on the final valuation date.
The “closing indicative value” for each series of ETN on the initial valuation date will equal $50. On each subsequent calendar day until maturity or early redemption, the closing indicative value for each series of ETN will equal (1) the daily index factor for such series of ETN on such calendar day (or, if such day is not an index business day, one) times (2) the closing indicative value for such series of ETN on the immediately preceding calendar day minus (3) the investor fee on such calendar day. If the ETNs undergo a split or reverse split, the closing indicative value will be adjusted accordingly.
An “index business day” is a day on which the Index is calculated and published by the Index Sponsors.
The “daily index factor” for each series of ETNs on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of the Index to which those ETNs are linked on the immediately preceding index business day.
The “investor fee” for each series of ETN on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee for each series of ETN will be equal to (1) 0.45% times (2) the daily index factor for such series of ETN on that day (or, if such day is not an index business day, one) times (3) the closing indicative value for such ETN on the immediately preceding calendar day divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of approximately 0.45% per year. Because the net effect of the investor fee is a fixed percentage of the value of each ETN, the aggregate effect of the investor fee will increase or decrease in a manner directly proportional to the value of each ETN and the amount of ETNs that are held, as applicable.
A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation, or executive order to close.
A “trading day” with respect to the ETNs is a day (i) that is an index business day, (ii) on which trading is generally conducted on NYSE Arca and (iii) on which trading is generally conducted on the markets on which the futures contracts underlying the relevant Index are traded, in each case as determined by the calculation agent in its sole discretion.
Barclays Bank PLC 2021 Annual Report on Form 20-F        24

A “valuation date” means each trading day from January 17, 2018 to January 17, 2048, inclusive, subject to postponement due to the occurrence of a market disruption event, such postponement not to exceed five trading days.
The “initial valuation date” for the ETNs is January 17, 2018.
The “final valuation date” for the ETNs is January 17, 2048.
Payment Upon Holder Redemption and Issuer Redemption
Up to the valuation date immediately preceding the final valuation date, and subject to certain restrictions, holders may elect to redeem their ETNs on any redemption date during the term of the ETNs, provided that they present at least 50,000 ETNs of the same series for redemption, or their broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles their ETNs for redemption with those of other investors to reach this minimum. We may from time to time, in our sole discretion, reduce this minimum redemption amount on a consistent basis for all holders of ETNs. If holders choose to redeem their ETNs, they will receive a cash payment in U.S. dollars for each ETN on the applicable redemption date equal to the closing indicative value applicable to such ETN on the applicable valuation date.
Prior to maturity, we may redeem the ETNs (in whole but not in part) at our sole discretion on any business day on or after the inception date until and including maturity. If we redeem the ETNs, holders will receive a cash payment in U.S. dollars per ETN in an amount equal to the closing indicative value applicable to such ETN on the applicable valuation date.
Redemption Date
A “redemption date” is:
•in the case of holder redemption, the second business day following each valuation date (other than the final valuation date). The final redemption date will be the second business day following the valuation date that is immediately prior to the final valuation date; and
•in the case of issuer redemption, the fifth business day following the valuation date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.
In the event that payment upon early redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Early Redemption Procedures
Holder Redemption Procedures
Holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any redemption date. To redeem their ETNs, holders must instruct their broker or other person through whom holders hold their ETNs to deliver a notice of holder redemption, to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the valuation date specified in their notice of redemption.
If holders elect to redeem their ETNs on a redemption date that is later in time than the redemption date resulting from our subsequent election to exercise our issuer redemption right, their election to redeem their ETNs will be deemed to be ineffective, and their ETNs will instead be redeemed on the redemption date pursuant to such issuer redemption.
Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any business day on or after inception date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than ten calendar days prior to the redemption date on which we intend to redeem the ETNs. In this scenario, the final valuation date will be the date specified by us as such in such notice (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the fifth business day following such valuation date, but in no event prior to the tenth calendar day following the date on which we deliver such notice.
Market Disruption Event
As set forth under “—Payment at Maturity,” “— Payment Upon Holder Redemption” and “—Issuer Redemption Procedures” above, the calculation agent will determine the level of the relevant Index on each valuation date, including the final valuation date. As described above, a valuation date for any series of ETNs may be postponed and thus the determination of the level of the relevant Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of any index component. If such a postponement occurs, the value of the index components unaffected by the market disruption event shall be determined on the scheduled valuation date and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date for a series of ETNs be postponed by more than five trading days.
If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the level of the relevant Index for such day.
Any of the following will be a “market disruption event”:
•a material limitation, suspension or disruption in the trading of any index component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);
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•the daily contract reference price for any index component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;
•failure by the Index Sponsors to publish the closing value of the relevant Index or of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more index components; or
•any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect.
The following events will not be market disruption events:
•a limitation on the hours or numbers of days of trading on a trading facility on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
•a decision by a trading facility to permanently discontinue trading in any index component.
Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, the amount declared due and payable upon any acceleration of the ETNs will be determined by the calculation agent and will equal, for each ETN, the closing indicative value on the date of acceleration.
Discontinuance or Modification of an Index
If the Index Sponsors discontinue publication of an Index and they or any other person or entity publishes an index that the calculation agent determines is comparable to the discontinued Index and approves as a successor index, then the calculation agent will determine the level of the relevant Index on the applicable valuation date and the amount payable at maturity or upon early redemption by reference to such successor index.
If the calculation agent determines that the publication of an Index is discontinued and that there is no successor index, or that the closing level of an Index is not available because of a market disruption event or for any other reason, on the date on which the level of that Index is required to be determined, or if for any other reason an Index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the relevant Index.
If the calculation agent determines that an Index, the index components of an Index or the method of calculating an Index has been changed at any time in any respect—including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason—then the calculation agent will be permitted (but not required) to make such adjustments to that Index or method of calculating that Index as it believes are appropriate to ensure that the level of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.
All determinations and adjustments to be made by the calculation agent with respect to the level of an Index and the amount payable at maturity or upon early redemption or otherwise relating to the value of an Index may be made in the calculation agent’s sole discretion.
Description of iPath® Series B Bloomberg Natural Gas Subindex Total ReturnSM Exchange-Traded Notes
Terms defined within this “Description of iPath® Series B Bloomberg Natural Gas Subindex Total ReturnSM Exchange-Traded Notes” section are defined only with respect to this section.
General
The return of the iPath® Series B Bloomberg Natural Gas Subindex Total ReturnSM Exchange-Traded Notes (the “ETNs”) is linked to the performance of the Bloomberg Natural Gas Subindex Total ReturnSM (the “Index”). The Index is a sub-index of the Bloomberg Commodity Index Total ReturnSM (the “Commodity Index” or the “BCOM Index”). The Index is composed of one or more futures contracts on commodity of natural gas (the “index components”) and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The BCOM Index is an index on a basket of futures contracts on physical commodities and is designed to be a benchmark for commodities as an asset class. The Index is the exclusive property of UBS Securities LLC (collectively with its affiliates, “UBS”) and its licensor. On July 1, 2014, UBS entered into a commodity index license agreement with Bloomberg Finance L.P., whereby UBS has engaged Bloomberg’s services for calculation, publication, administration and marketing of the Bloomberg Commodity IndexesSM. The Index is now calculated, administered and published by Bloomberg Index Services Limited (“BISL” or the “Index Administrator” and, collectively with its affiliates, “Bloomberg” and, together with UBS, the “Index Sponsors”). The ETNs are traded on the NYSE Arca exchange under the ticker symbol “GAZ.”
Inception, Issuance and Maturity
The ETNs were first sold on March 8, 2017 (the “inception date”). The ETNs were first issued on March 13, 2017 (the “issue date”) and will be due on March 5, 2037 (the “maturity date”).
If the maturity date is not a business day, the maturity date will be the next following business day. If the final valuation date is postponed, the maturity date will be the fifth business day following the final valuation date, as postponed. The calculation agent may postpone the final valuation date—and therefore the maturity date—of the ETNs if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date or if the level of the Index is not available or cannot be calculated.
In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
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Coupon
We will not pay holders interest during the term of the ETNs.
Denomination
The ETNs are in denominations of $50. We reserve the right to initiate a split or reverse split of the ETNs in our sole discretion.
Split or Reverse Split of the ETNs
On any business day we may elect to initiate a split of the ETNs or a reverse split of the ETNs. Such date shall be deemed to be the “announcement date,” and we will issue a notice to holders of the relevant ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split and the split or reverse split ratio.
If the ETNs undergo a split, we will adjust the terms of the ETNs accordingly. The record date for the split will be the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a commercially reasonable manner determined by us in our sole discretion. The record date for the reverse split will be on the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The reverse split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, holders who own a number of ETNs on the record date which is not evenly divisible by the split ratio will receive the same treatment as all other holders for the maximum number of ETNs they hold which is evenly divisible by the split ratio, and we will have the right to compensate holders for their remaining or “partial” ETNs in a commercially reasonable manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th business day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted ETNs on the 14th business day following the announcement date.
In the event of a reverse split, the redemption amount will be adjusted accordingly by the Issuer, in its sole discretion and in a commercially reasonable manner, to take into account the reverse split.
Payment at Maturity
If holders hold their ETNs to maturity, they will receive a cash payment in U.S. dollars per ETN equal to the closing indicative value on the final valuation date.
The “closing indicative value” for each ETN on the initial valuation date was equal to $50. On each subsequent calendar day until maturity or early redemption, the closing indicative value for each ETN will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the investor fee on such calendar day. If the ETNs undergo any splits or reverse splits, the closing indicative value will be adjusted accordingly.
An “index business day” is a day on which the Index is calculated and published by the Index Sponsors.
The “daily index factor” for each ETN on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.
The “investor fee” for each ETN on the initial valuation date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee for each ETN will be equal to (1) 0.45% times (2) the closing indicative value on the immediately preceding calendar day times (3) the daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the investor fee accumulates over time and is subtracted at the rate of approximately 0.45% per year. Because the net effect of the investor fee is a fixed percentage of the value of each ETN, the aggregate effect of the investor fee will increase or decrease in a manner directly proportional to the value of each ETN and the amount of ETNs that are held, as applicable.
A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation, or executive order to close.
A “trading day” with respect to the ETNs is a day that is an index business day and a business day and a day on which trading is generally conducted on NYSE Arca, in each case as determined by the calculation agent in its sole discretion.
A “valuation date” means each trading day from March 8, 2017 to March 2, 2037, inclusive, subject to postponement due to the occurrence of a market disruption event, such postponement not to exceed five trading days or, if such date is not a trading day, the next succeeding trading day.
The “initial valuation date” for the ETNs is March 8, 2017.
The “final valuation date” for the ETNs is March 2, 2037.
Payment Upon Holder Redemption and Upon Issuer Redemption
Up to the valuation date immediately preceding the final valuation date and subject to certain restrictions, holders may elect to redeem their ETNs on any redemption date during the term of the ETNs, provided that they present at least 50,000 of the ETNs for redemption or their broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles their ETNs for redemption with those of other investors to reach this minimum. We may from time to time, in our
Barclays Bank PLC 2021 Annual Report on Form 20-F        27

sole discretion, reduce this minimum redemption amount on a consistent basis for all holders of the ETNs. If holders choose to redeem their ETNs, they will receive a cash payment in U.S. dollars for each ETN on the applicable redemption date equal to the closing indicative value on the applicable valuation date.
Prior to maturity, we may redeem the ETNs (in whole but not in part) at our sole discretion on any business day on or after the inception date until and including maturity. If we redeem the ETNs, holders will receive a cash payment in U.S. dollars per ETN in an amount equal to the closing indicative value on the applicable valuation date.
A “redemption date” is:
•in the case of holder redemption, the third business day following each valuation date (other than the final valuation date). The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date; and
•in the case of issuer redemption, the fifth business day following the valuation date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.
In the event that payment upon early redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Early Redemption Procedures
Holder Redemption Procedures
Holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any redemption date. To redeem their ETNs, holders must instruct their broker or other person through whom holders hold their ETNs to deliver a notice of holder redemption to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.
If holders elect to redeem their ETNs on a redemption date that is later in time than the redemption date resulting from our subsequent election to exercise our issuer redemption right, their election to redeem their ETNs will be deemed to be ineffective, and their ETNs will instead be redeemed on the redemption date pursuant to such issuer redemption.
Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any business day on or after inception date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than ten calendar days prior to the redemption date on which we intend to redeem the ETNs. In this scenario, the final valuation date will be the date specified by us as such in such notice (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the fifth business day following such valuation date, but in no event prior to the tenth calendar day following the date on which we deliver such notice.
Market Disruption Event
Each valuation date may be postponed and thus the determination of the level of the Index may be postponed if that valuation date is not a trading day or if the calculation agent determines that, on that valuation date, a market disruption event has occurred or is continuing in respect of the Index. Any commodity or commodity futures contract constituting part of the Index is referred to as an “index component” for purposes of this section.
Any of the following will be a “market disruption event”:
•a material limitation, suspension or disruption of the trading day in any index component included directly or indirectly in the Index;
•the settlement price for any index component included directly or indirectly in the Index is a “limit price,” which means that the settlement price for that contract has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility; or
•failure by the Index Sponsor to announce or publish the closing level of the Index or of the applicable trading facility or other price source to announce or publish the settlement price or closing level for one or more index components.
The following events will not be market disruption events:
•a decision by a trading facility to permanently discontinue trading in any index component.
If the calculation agent determines that any valuation date (including the final valuation date) is not a trading day for any index component or on any valuation date (including the final valuation date) a market disruption event occurs or is continuing in respect of any index component, that valuation date will be postponed to the earlier of (i) the fifth trading day after the originally scheduled valuation date and (ii) the earliest date that the level, value or price of each index component that is affected by a market disruption event or by the non-trading day can be determined. If such a postponement occurs, the level, value or price of the index components unaffected by the market disruption event or non-trading day will be determined on the scheduled valuation date and the level, value or price of any affected index component will be determined using the settlement level, value or price of that affected index component on the first trading day following the scheduled valuation date on which no market disruption event occurs or is continuing for that affected index component. In no event, however, will a valuation date be postponed by more than five trading days. If the calculation agent determines that a market disruption event occurs or is continuing in respect of any index component on the fifth trading day after the originally scheduled valuation date, the calculation agent will determine the level, value or price for the affected index component in good faith and in a commercially reasonable manner.
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Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, the amount declared due and payable upon any acceleration of the ETNs will be determined by the calculation agent and will equal, for each ETN, the closing indicative value on the date of acceleration.
Discontinuance or Modification of the Index
If the Index Sponsors discontinue publication of the Index and they or any other person or entity publish an index that the calculation agent determines is comparable to the Index and approves as a successor index, then the calculation agent will determine the level of the Index on the applicable valuation date and the amount payable at maturity or upon early redemption by reference to such successor index.
If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index, or that the closing level of the Index is not available because of a market disruption event or for any other reason, on the date on which the level of the Index is required to be determined, or if for any other reason the Index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.
If the calculation agent determines that the Index, the index components or the method of calculating the Index has been changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the level of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.
All determinations and adjustments to be made by the calculation agent may be made in the calculation agent’s sole discretion.
Description of iPath® Series B S&P 500® VIX Short-Term FuturesTM Exchange-Traded Notes and iPath® Series B S&P 500® VIX Mid-Term FuturesTM Exchange-Traded Notes
Terms defined within this “Description of iPath® Series B S&P 500® VIX Short-Term FuturesTM Exchange-Traded Notes and iPath® Series B S&P 500® VIX Mid-Term FuturesTM Exchange-Traded Notes” section are defined only with respect to this section.
General
The return of iPath® Series B S&P 500® VIX Short-Term FuturesTM Exchange-Traded Notes (“VXX ETN”) is linked to the performance of the S&P 500® VIX Short-Term Futures Index TR and the return of the iPath® Series B S&P 500® VIX Mid-Term FuturesTM Exchange-Traded Notes (“VXZ ETN,” together with the VXX ETN, the “ETNs”) is linked to the performance of the S&P 500® VIX Mid-Term Futures Index TR (each, an “Index” and collectively, the “Indices”). The Indices are designed to provide investors with exposure to one or more maturities of futures contracts (the “index components”) on the CBOE Volatility Index ® (the “VIX Index” or “VIX”). The Indices were created by S&P Dow Jones Indices LLC (“S&P Dow Jones Indices” or the “index sponsor”). The index sponsor calculates the level of the relevant Index daily when the Chicago Board Options Exchange, Incorporated (the “CBOE”) is open (excluding holidays and weekends) and publishes it as soon as practicable thereafter. The ETNs are traded on the CBOE BZX Exchange under the ticker symbols “VXX” and “VXZ,” respectively.
Inception, Issuance and Maturity
Each series of ETNs were first sold on January 17, 2018 (the “inception date”). Each series of ETNs were first issued on January 19, 2018 (the “issue date”) and each will be due on January 23, 2048 (the “maturity date”).
If the maturity date for a series of ETNs is not a business day, the maturity date will be the next following business day. If the final valuation date is postponed, the maturity date will be the fifth business day following the final valuation date, as postponed. The calculation agent may postpone the final valuation date—and therefore the maturity date—of the ETNs if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date or if the level of the Index is not available or cannot be calculated. In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
Coupon
We will not pay holders interest during the term of the ETNs.
Denomination
The ETNs are in denominations of $108.775516 for the iPath® Series B S&P 500® VIX Short-Term FuturesTM ETNs and $16.855272 for the iPath® Series B S&P 500® VIX Mid-Term FuturesTM. We reserve the right to initiate a split or reverse split of the ETNs in our sole discretion.
Split or Reverse Split of the ETNs
On any business day we may elect to initiate a split of the ETNs or a reverse split of the ETNs. Such date shall be deemed to be the “announcement date,” and we will issue a notice to holders of the relevant ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split and the split or reverse split ratio.
If a series of ETNs undergoes a split, we will adjust the terms of such series of ETNs accordingly. The record date for the split will be the 9th business day after the announcement date. Any adjustment of closing indicative value of such series of ETNs will be rounded to 8 decimal places. The split will become effective at the opening of trading of such series of ETNs on the business day immediately following the record date.
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In the case of a reverse split of a series of ETNs, we reserve the right to address odd numbers of ETNs of such series (commonly referred to as “partials”) in a commercially reasonable manner determined by us in our sole discretion. The record date for the reverse split will be on the 9th business day after the announcement date. Any adjustment of closing indicative value of such series of ETNs will be rounded to 8 decimal places. The reverse split will become effective at the opening of trading of such series of ETNs on the business day immediately following the record date.
In the case of a reverse split of a series of ETNs, holders who own a number of ETNs of such series on the record date which is not evenly divisible by the split ratio will receive the same treatment as all other holders of such series of ETNs for the maximum number of ETNs of such series they hold which is evenly divisible by the split ratio, and we will have the right to compensate holders for their remaining or “partial” ETNs in a commercially reasonable manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th business day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted ETNs on the 14th business day following the announcement date.
In the event of a reverse split, the redemption amount will be adjusted accordingly by the Issuer, in its sole discretion and in a commercially reasonable manner, to take into account the reverse split.
Payment at Maturity
If holders hold their ETNs to maturity, they will receive a cash payment in U.S. dollars per ETN equal to the closing indicative value on the final valuation date.
The “closing indicative value” for the iPath® Series B S&P 500® VIX Short-Term FuturesTM ETNs on the initial valuation date was equal to $27.193879, and the closing indicative value for the iPath® Series B S&P 500® VIX Mid-Term FuturesTM ETNs on the initial valuation date was equal to $16.855272. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the closing indicative value for each series of ETNs will equal (1) the closing indicative value for that series on the immediately preceding calendar day times (2) the daily index factor for that series on such calendar day (or, if such day is not an index business day, one) minus (3) the investor fee on such calendar day.
If the ETNs undergo a split or reverse split, the closing indicative value will similarly be adjusted accordingly.
An “index business day” is a day on which the Index is calculated and published by the index sponsor.
The “daily index factor” for a series of ETNs on any index business day will equal (1) the closing level of the Index for that series on such index business day divided by (2) the closing level of the Index for that series on the immediately preceding index business day.
The “investor fee” for each series of ETNs on the initial valuation date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee for each series of ETNs will be equal to (1) 0.89% times (2) the closing indicative value for that series on the immediately preceding calendar day times (3) the daily index factor for that series on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.89% per year, which we refer to as the “investor fee rate”. Because the net effect of the investor fee is a fixed percentage of the value of each ETN, the aggregate effect of the investor fee will increase or decrease in a manner directly proportional to the value of each ETN and the amount of ETNs that are held, as applicable.
A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation, or executive order to close.
A “trading day” for a series of ETNs is a day on which (1) it is a business day in New York, (2) trading is generally conducted on the CBOE BZX Exchange and (3) trading is generally conducted on the CBOE, in each case as determined by the calculation agent in its sole discretion.
A “valuation date” means each trading day from January 17, 2018 to January 17, 2048, inclusive, subject to postponement due to the occurrence of a market disruption event, such postponement not to exceed five trading days. We refer to January 17, 2018 as the “initial valuation date” and January 17, 2048 as the “final valuation date” for the ETNs.
Payment Upon Holder Redemption and Issuer Redemption
Up to the valuation date immediately preceding the final valuation date, and subject to certain restrictions, holders may elect to redeem their ETNs on any redemption date during the term of the ETNs, provided that they present at least 25,000 ETNs of the same series for redemption, or their broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles their ETNs for redemption with those of other investors to reach this minimum. We may from time to time, in our sole discretion, reduce this minimum redemption amount on a consistent basis for all holders of ETNs. If holders choose to redeem their ETNs, they will receive a cash payment in U.S. dollars for each ETN on the applicable redemption date equal to the closing indicative value applicable to such ETN on the applicable valuation date minus the redemption charge.
The “redemption charge” is a one-time charge imposed upon holder redemption and is equal to 0.05% times the closing indicative value on the applicable valuation date. The redemption charge is intended to allow us to recoup the brokerage and other transaction costs that we will incur in connection with redeeming the ETNs. The proceeds we receive from the redemption charge may be more or less than such costs.
We may redeem the ETNs (in whole but not in part) at our sole discretion on any business day on or after the inception date until and including maturity. If we redeem the ETNs, holders will receive a cash payment in U.S. dollars per ETN in an amount equal to the closing indicative value applicable to such ETN on the applicable valuation date.
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A “redemption date” is:
•in the case of a holder redemption, the second business day following the applicable valuation date (which must be earlier than the final valuation date) specified in their notice of redemption. Accordingly, the final redemption date will be the second business day following the valuation date that is immediately prior to the final valuation date; and
•in the case of an issuer redemption, the fifth business day following the valuation date that we specify in an issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.
In the event that payment upon early redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Early Redemption Procedures
Holder Redemption Procedures
Holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any redemption date. To redeem their ETNs, holders must instruct their broker or other person through whom holders hold their ETNs to deliver a notice of holder redemption to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date specified in their notice of redemption.
If holders elect to redeem their ETNs on a redemption date that is later in time than the redemption date resulting from our election to exercise our issuer redemption right, their election to redeem their ETNs will be deemed to be ineffective, and their ETNs will instead be redeemed on the redemption date pursuant to such issuer redemption.
Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any business day on or after inception date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than ten calendar days prior to the redemption date on which we intend to redeem the ETNs. In this scenario, the final valuation date will be the date specified by us as such in such notice (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the fifth business day following such valuation date, but in no event prior to the tenth calendar day following the date on which we deliver such notice.
Market Disruption Event
If an Index is not published on an index business day, or if a market disruption event or a force majeure event (each as defined below) has occurred or is occurring, and such event affects any Index, any futures contract underlying any Index and/or the ability to hedge any Index, the calculation agent may (but is not required to) make determinations and/or adjustments to the affected Index or method of calculating the affected Index. The determination of the value of an ETN on a valuation date, including the final valuation date, may be postponed if the calculation agent determines that a market disruption or force majeure event has occurred or is continuing on such valuation date. In no event, however, will a valuation date for any series of ETNs be postponed by more than five trading days. If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the relevant Index for such day. All determinations and adjustments to be made by the calculation agent may be made in the calculation agent’s sole discretion.
The occurrence or existence of any of the following, as determined by the calculation agent in its sole discretion, will constitute a “market disruption event”:
•the index sponsor does not publish the level of an Index on any index business day;
•a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the S&P 500® Index on the relevant exchanges (as defined below) for such securities for more than one hour of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange;
•a breakdown or failure in the price and trade reporting systems of any relevant exchange for the S&P 500® Index as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of the S&P 500® Index are materially inaccurate (i) during the one hour preceding the close of the principal trading session on such relevant exchange or (ii) during any one hour period of trading on such relevant exchange;
•a suspension, absence or material limitation of trading on any relevant exchange for the futures contracts on the VIX Index (or any relevant successor index) for more than one hour of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange;
•a breakdown or failure in the price and trade reporting systems of the relevant exchange for the futures contracts on the VIX Index (or the relevant successor index) as a result of which the reported trading prices for options on the S&P 500® Index (“SPX Options”) or futures contracts on the VIX Index (or futures contracts on the relevant successor index) during the one hour period preceding, and including, the scheduled time at which the value of SPX Options is calculated for purposes of the VIX Index (or the relevant successor index) are materially inaccurate;
•a decision to permanently discontinue trading in SPX Options or futures contracts on the VIX Index (or futures contracts on the relevant successor index);
•on any index business day, the occurrence or existence of a lack of, or a material decline in, the liquidity in the market for trading in any futures contract underlying an Index;
•any event or any condition (including without limitation any event or condition that occurs as a result of the enactment, promulgation, execution, ratification, interpretation or application of, or any change in or amendment to, any law, rule or regulation by an applicable governmental authority) that results in an illiquid market for trading in any futures contract underlying an Index; and
•the declaration or continuance of a general moratorium in respect of banking activities in any relevant city.
Barclays Bank PLC 2021 Annual Report on Form 20-F        31

A force majeure event includes any event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that the calculation agent determines to be beyond the calculation agent’s reasonable control and to materially affect any Index, any futures contract underlying any Index, or the calculation of the VIX Index.
For purposes of determining whether a market disruption event has occurred:
•a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for the S&P 500® Index or the VIX Index (or the relevant successor index);
•limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the index sponsor) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;
•a suspension of trading in an SPX Option or a futures contract on the VIX Index (or futures contract on the relevant successor index) by the relevant exchange for the VIX Index (or the relevant successor index) by reason of:
•a price change exceeding limits set by such relevant exchange,
•an imbalance of orders relating to such options, or
•a disparity in bid and ask quotes relating to such options
will, in each such case, constitute a suspension, absence or material limitation of trading on such relevant exchange; and
•a “suspension, absence or material limitation of trading” on any relevant exchange will not include any time when such relevant exchange is itself closed for trading under ordinary circumstances.
“Relevant exchange” means, with respect to the S&P 500® Index, the primary exchange or market of trading for any equity security (or any combination thereof) then included in the S&P 500® Index or, with respect to the VIX Index or any relevant successor index, the primary exchange or market for SPX Options or futures contracts on the VIX Index (or futures contracts on the relevant successor index).
Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, the amount declared due and payable upon any acceleration of the ETNs will be determined by the calculation agent and will equal, for each ETN, the closing indicative value on the date of acceleration.
Discontinuance or Modification of an Index
If the index sponsor discontinues publication of an Index and they or any other person or entity publishes an index that the calculation agent determines is comparable to the discontinued Index and approves as a successor index, then the calculation agent will determine the level of the relevant Index on the applicable valuation date and the amount payable at maturity or upon early redemption by reference to such successor index.
If the calculation agent determines that the publication of an Index is discontinued and that there is no successor index, or that the closing level of an Index is not available because of a market disruption event or for any other reason, on the date on which the level of that Index is required to be determined, or if for any other reason an Index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the relevant Index.
If the calculation agent determines that an Index, the index components of an Index or the method of calculating an Index has been changed at any time in any respect—including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason—then the calculation agent will be permitted (but not required) to make such adjustments to that Index or method of calculating that Index as it believes are appropriate to ensure that the level of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.
All determinations and adjustments to be made by the calculation agent with respect to the level of an Index and the amount payable at maturity or upon early redemption or otherwise relating to the value of an Index may be made in the calculation agent’s sole discretion.
Description of iPath® Shiller CAPETM Exchange-Traded Notes
Terms defined within this “Description of iPath® Shiller CAPETM Exchange-Traded Notes” section are defined only with respect to this section.
General
The return of the iPath® Shiller CAPETM Exchange-Traded Notes (the “ETNs”) is linked to the performance of the Shiller Barclays CAPETM US Core Sector Index (the “Index”). The Index incorporates the CAPE (Cyclically Adjusted Price Earnings) ratio to assess equity market valuations of 10 sectors (the “Sector Universe”) on a monthly basis and to identify the relatively undervalued sectors represented in the S&P 500® Index (the “S&P 500”). The S&P 500® is intended to provide an indication of the pattern of stock price movement in the U.S. equities market. The Index then selects the top four undervalued sectors that possess relatively stronger price momentum over the past twelve months and allocates an equally weighted notional long position in the total return version of the S&P Select Sector Indices (each, a “Sector Index” and collectively, the “Sector Indices”) corresponding to the selected sectors. Each Sector Index is comprised of equity securities of all companies included in the S&P 500® that are classified as members of the relevant sectors represented by such Sector Index generally according to the Global Industry Classification Standard (“GICS”). We refer herein to the Sector Indices represented in the Index at any given time collectively as the “Index Constituents”. The Index Constituents are calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P Dow Jones Indices” or the “sector index sponsor”). The Index was created by and is administered, calculated and published by, Barclays Bank PLC (the “Index Sponsor”, which is the owner of the intellectual property and licensing rights relating to the Index. The index sponsor has appointed a third-party index calculation agent (the “index calculation agent”), currently Bloomberg Index Services Limited (formerly known as Barclays
Barclays Bank PLC 2021 Annual Report on Form 20-F        32

Risk Analytics and Index Solutions Limited), to calculate and maintain the Index. The ETNs are traded on the NYSE Arca stock exchange under the ticker symbol “CAPE.”
Inception, Issuance and Maturity
The ETNs were first sold on October 10, 2012 (the “inception date”). The ETNs were first issued on October 15, 2012 (the “issue date”), and will be due on October 12, 2022 (the “maturity date”).
Coupon
We will not pay holders interest during the term of the ETNs.
Denomination
The ETNs are in denominations of $50.00.
Split or Reverse Split of the ETNs
On any business day we may elect to initiate a split of the ETNs or a reverse split of the ETNs. Such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of the relevant ETNs and press release announcing the split or reverse split, specifying the effective date of the split or reverse split and the split or reverse split ratio.
If the ETNs undergo a split, we will adjust the terms of the ETNs accordingly. The record date for the split will be the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a commercially reasonable manner determined by us in our sole discretion. The record date for the reverse split will be on the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The reverse split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
Holders who own a number of ETNs on the record date which is not evenly divisible by the split ratio will receive the same treatment as all other holders for the maximum number of ETNs they hold which is evenly divisible by the split ratio, and we will have the right to compensate holders for their remaining or “partial” ETNs in a commercially reasonable manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th business day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted ETNs on the 14th business day following the announcement date.
In the event of a reverse split, the redemption amount will be adjusted accordingly by the Issuer, in its sole discretion and in a commercially reasonable manner, to take into account the reverse split.
Payment at Maturity
If holders hold their ETNs to maturity, they will receive a cash payment in U.S. dollars per ETN equal to the closing indicative value on the applicable final valuation date.
The “closing indicative value” for each ETN on any given calendar day will be calculated in the following manner. The closing indicative value on the initial valuation date was $50.00. On each subsequent calendar day until maturity or early redemption, the closing indicative value for each ETN will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the investor fee on such calendar day.
The “daily index factor” on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.
The “investor fee” for each ETN on the initial valuation date was zero. On each subsequent calendar day until maturity or early redemption, the investor fee for each ETN will be equal to (1) 0.45% times (2) the closing indicative value on the immediately preceding calendar day times (3) the daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.45% per year, which we refer to as the “investor fee rate”. Because the net effect of the investor fee is a fixed percentage of the value of each ETN, the aggregate effect of the investor fee will increase or decrease in a manner directly proportional to the value of each ETN and the amount of ETNs that are held, as applicable.
An “index business day” is a day which is a New York Stock Exchange trading day and a NASDAQ Exchange trading day.
A “valuation date” is each business day from October 10, 2012 to October 4, 2022 inclusive (subject to the occurrence of a market disruption event) or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. In that event, the valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will any valuation date be postponed by more than five trading days. We refer to October 10, 2012 as the “initial valuation date” and October 4, 2022 as the “final valuation date”.
A “trading day” is a day on which (1) it is a business day in New York City, (2) trading is generally conducted on the NYSE Arca and (3) trading is generally conducted on the markets on which the equity securities underlying the Index Constituents are traded, in each case as determined by the calculation agent in its sole discretion.
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Maturity Date
If the maturity date is not a business day, the maturity date will be the next following business day. If the fifth business day before this day does not qualify as a valuation date, then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date—and therefore the maturity date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date, provided, however, that the final valuation date will in no event be postponed by more than five trading days.
In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a day on which banking institutions in New York City or London, as applicable, generally are authorized or obligated by law, regulation, or executive order to close.
Payment Upon Holder Redemption and Issuer Redemption
Up to the valuation date immediately preceding the final valuation date and subject to certain restrictions, holders may elect to redeem their ETNs on any redemption date during the term of the ETNs, provided that they present at least 25,000 of the ETNs for redemption or their broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles their ETNs for redemption with those of other investors to reach this minimum. If holders choose to redeem their ETNs, they will receive a cash payment in U.S. dollars for each ETN on the applicable redemption date equal to the closing indicative value on the applicable valuation date.
Prior to maturity, we may redeem the ETNs (in whole but not in part) at our sole discretion on any trading day on or after the inception date until and including maturity. If we redeem the ETNs, holders will receive a cash payment in U.S. dollars per ETN in an amount equal to the closing indicative value on the applicable valuation date.
A “redemption date” is:
•in the case of holder redemption, effective as of August 31, 2017, the second business day following a valuation date (other than the final valuation date). The final redemption date of the ETNs will be the second business day following the valuation date that is immediately prior to the final valuation date; and
•in the case of issuer redemption, the date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.
In the event that payment upon redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Early Redemption Procedures
Holder Redemption Procedures
Holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any redemption date. To redeem their ETNs, holders must instruct their broker or other person through whom holders hold their ETNs to deliver a notice of redemption, to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.
Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any trading day on or after inception date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than ten calendar days prior to the redemption date specified by us in such notice. In this scenario, the final valuation date will be deemed to be the fifth trading day prior to the redemption date (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice.
Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, we will pay the default amount in respect of the principal of the ETNs at maturity. We describe the default amount below under “General Terms of the ETNs—Default Amount”.
Postponement of Valuation Dates
Valuation dates with respect to the ETNs may be postponed and thus the determination of the Index level may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of the Index. Any of the following will be a “market disruption event” with respect to the Index:
•a suspension, absence or material limitation of trading in the index constituents constituting 20% or more, by weight, of the Index in their respective primary markets, in each case for more than two hours of trading or during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;
•a suspension, absence or material limitation of trading in futures or options contracts relating to the Index on their respective markets or in futures or options contracts relating to any index constituents constituting 20% or more, by weight, of the Index in their respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;
Barclays Bank PLC 2021 Annual Report on Form 20-F        34

•any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants to (1) effect transactions in, or obtain market values for, index constituents constituting 20% or more, by weight, of the Index in their respective primary markets, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to the Index on their respective markets or in futures or options contracts relating to any index constituents constituting 20% or more, by weight, of the Index in their respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;
•the closure on any day of the primary market for futures or options contracts relating to the Index or index constituents constituting 20% or more, by weight, of the index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market; or
•any scheduled trading day on which (1) the primary markets for index constituents constituting 20% or more, by weight, of the Index or (2) the exchanges or quotation systems, if any, on which futures or options contracts on the Index are traded, fails to open for trading during its regular trading session.
For purposes of the ETNs, “scheduled trading day” as used therein shall mean trading day as defined above under “Payment at Maturity”.
The following events will not be market disruption events:
•a limitation on the hours or number of days of trading on which any index constituent is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
•a decision to permanently discontinue trading in futures or options contracts relating to the Index.
For this purpose, an “absence of trading” on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.
In contrast, a suspension or limitation of trading in futures or options contracts related to the Index or any index constituent, if available, in the primary market for those contracts, by reason of any of:
•a price change exceeding limits set by that market,
•an imbalance of orders relating to the index constituent or those contracts, as applicable, or
•a disparity in bid and ask quotes relating to the index constituent or those contracts, as applicable, will constitute a suspension or material limitation of trading in such index component in its primary market or in futures or options contracts related to the Index or that index constituent in the primary market for those contracts.
For the purpose of determining whether a market disruption event with respect to the Index exists at any time, if trading in an index constituent is materially suspended or limited at that time, then the relevant percentage contribution of that index constituent to the level of the Index shall be based on a comparison of (x) the portion of the level of the Index attributable to that index constituent relative to (y) the overall level of the Index, in each case immediately before that suspension or limitation.
If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth trading day, the calculation agent will make an estimate of the closing level for the Index that would have prevailed on that fifth trading day in the absence of the market disruption event.
Discontinuance or Modification of the Index
If the index sponsor discontinues publication of the Index, and Barclays Bank PLC or any other person or entity publishes an index that the calculation agent determines is comparable to the Index and the calculation agent approves such index as a successor index, then the calculation agent will determine the value of the Index on the applicable valuation date and the amount payable at maturity or upon early redemption by reference to such successor index.
If the calculation agent determines that the publication of the Index is discontinued and there is no successor index, or that the closing value of the Index is not available for any reason, on the date on which the value of the Index is required to be determined, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.
If the calculation agent determines that the Index or the method of calculating the Index has been changed at any time in any respect, including whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, or is due to any other reason, then the calculation agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.
All determinations and adjustments to be made by the calculation agent may be made in the calculation agent’s sole discretion.
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Description of iPath® Select MLP Exchange-Traded Notes
Terms defined within this “Description of iPath® Select MLP Exchange-Traded Notes” section are defined only with respect to this section.
General
The return of the iPath® Select MLP Exchange-Traded Notes (the “ETNs”) is linked to the performance of the CIBC Atlas Select MLP Index (the “Index”). The Index is designed to provide exposure to a basket of midstream U.S. and Canadian master limited partnerships, limited liability companies and corporations (collectively, the “Index Constituents”) that trade on major U.S. exchanges, are classified in the GICS® Energy Sector or GICS® Gas Utilities Industry according to the Global Industry Classification Standard® (“GICS”) and meet certain eligibility criteria. The Index Constituents are selected for inclusion in the Index using the CIBC Select Master Limited Partnership Strategy (the “Strategy”) developed by CIBC Private Wealth Advisers, Inc. (formerly, “Stein Roe Investment Counsel Inc. d/b/a CIBC Private Wealth Management”) (the “Index Selection Agent”). The Strategy dynamically selects a basket of up to 100 Index Constituents based on certain eligibility criteria including their long-term credit rating, the portion of their cash flow driven by mid-stream operations and their size as measured by free-float market capitalization and average daily trading value. The Index Selection Agent provides the Index Constituents selected by the Strategy to Barclays Bank PLC, which is the owner of the intellectual property and licensing rights relating to the Index. The Index is administered and published by Barclays Bank PLC (the “Index Sponsor”) Prior to June 25, 2018, the Index was called the Atlantic Trust Select MLP Index. The Index Sponsor has appointed a third-party index calculation agent (the “Index Calculation Agent”), currently Bloomberg Index Services Limited (formerly known as Barclays Risk Analytics and Index Solutions Limited), to calculate and maintain the Index. The ETNs are traded on the CBOE BZX Exchange (“CBOE BZX”) under the ticker symbol “ATMP.”
Inception, Issuance and Maturity
The ETNs were first sold on March 12, 2013 (the “inception date”). The ETNs were first issued on March 15, 2013 (the “issue date”) and will be due on March 18, 2043 (the “maturity date”).
Coupon
If holders or we have not previously redeemed the ETNs, for each ETN that held on the applicable coupon record date, holders will receive an interest payment in cash per ETN on each coupon payment date in U.S. dollars equal to the coupon amount, if any, on the applicable coupon valuation date.
The “coupon amount” on any coupon valuation date will equal the greater of (i) zero and (ii)(1) the accrued dividend on such coupon valuation date minus (2) the accrued investor fee on such coupon valuation date.
Denomination
The ETNs are in denominations of $25.00. We reserve the right to initiate a split or reverse split of the ETNs in our sole discretion.
Split or Reverse Split of the ETNs
On any business day we may elect to initiate a split of the ETNs or a reverse split of the ETNs. Such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of the relevant ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split and the split or reverse split ratio.
If the ETNs undergo a split, we will adjust the terms of the ETNs accordingly.The record date for the split will be the ninth business day after the announcement date. Any adjustment of closing indicative value, VWAP factor, accrued dividend, and accrued investor fee will be rounded to 8 decimal places. The split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a commercially reasonable manner determined by us in our sole discretion. The record date for the reverse split will be on the ninth business day after the announcement date. Any adjustment of closing indicative value, VWAP factor, accrued dividend, and accrued investor fee will be rounded to 8 decimal places. The reverse split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, holders who own a number of ETNs on the record date which is not evenly divisible by the split ratio will receive the same treatment as all other holders for the maximum number of ETNs they hold which is evenly divisible by the split ratio, and we will have the right to compensate holders for their remaining or “partial” ETNs in a commercially reasonable manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th business day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted ETNs on the 14th business day following the announcement date.
In the event of a reverse split, the redemption amount will be adjusted accordingly by the Issuer, in its sole discretion and in a commercially reasonable manner, to take into account the reverse split.
Payment at Maturity
If holders hold their ETNs to maturity, they will receive a cash payment per ETN at maturity in U.S. dollars equal to the closing indicative value on the applicable final valuation date.
The “closing indicative value” for each ETN on any given calendar day until the final valuation date or applicable valuation date (in the case of early redemption) will equal (1) the ETN current value on such calendar day plus (2) the accrued dividend on such calendar day minus (3) the accrued investor fee on such calendar day. If the ETNs undergo a split or reverse split, the closing indicative value will be adjusted accordingly.
Barclays Bank PLC 2021 Annual Report on Form 20-F        36

The “ETN current value” for each ETN on any given calendar day will be calculated as follows: The ETN current value on the initial valuation date was $25.00. On any subsequent calendar day until maturity or early redemption, the ETN current value will equal (1) the closing VWAP level on that day (or on the immediately preceding index business day, if such calendar day is not an index business day) divided by (2) the VWAP factor.
The “initial VWAP level” is 122.48, which is equal to the VWAP level at the close of trading on the initial valuation date, as determined by the VWAP calculation agent.
The “closing VWAP level” is equal to (i) the VWAP level as of the close of trading on any index business day, for purposes of holder redemption, or (ii) the arithmetic mean of the VWAP levels as of the close of trading on each index business day during the final measurement period or the issuer redemption measurement period, for purposes of the payment at maturity or upon issuer redemption, respectively, in each case as determined by the VWAP calculation agent.
“VWAP level” means, on any index business day, as calculated by the VWAP calculation agent, the sum of the products of (i) the VWAP of each Index Constituent as of such date and (ii) the number of units of that Index Constituent as of such date published by the Index Sponsor. The VWAP level is reported on Bloomberg page “BXVWATMP <Index>“.
“VWAP” means, with respect to each Index Constituent, on any index business day, the consolidated volume-weighted average price of one unit of such Index Constituent as determined by the VWAP calculation agent based on all trades in such Index Constituent reported in the consolidated tape system during the regular trading session.
The “VWAP factor” is 4.89920, which is equal to (1) the initial VWAP level divided by (2) the principal amount per ETN. If the ETNs undergo a split or reverse split, the VWAP factor will be adjusted accordingly.
The “accrued dividend” for each ETN on any calendar day will be calculated as follows: The accrued dividend on the initial valuation date was zero. The accrued dividend on any subsequent calendar day will equal (1) the accrued dividend as of the immediately preceding calendar day plus (2) the dollar dividend value on such calendar day minus (3) the coupon adjustment dividend amount on such calendar day. If the ETNs undergo a split or reverse split, the accrued dividend will be adjusted accordingly.
The “dollar dividend value” on any calendar day will equal (1) the index dividend on such calendar day divided by (2) the VWAP factor.
The “index dividend” on any calendar day represents the aggregate cash value of distributions, net of applicable dividend withholding tax, that a hypothetical person holding Index Constituents in proportion to the weights of the Index Constituents would have been entitled to receive with respect to any Index Constituent for those cash distributions whose “ex-dividend date” occurs on such calendar day. The index dividend on any calendar day will equal the sum of the products of (i) the cash value of distributions, net of applicable dividend withholding tax, that a hypothetical holder of one share or unit of each Index Constituent on such calendar day would have been entitled to receive in respect of that Index Constituent for those cash distributions whose “ex-dividend date” occurs on such calendar day and (ii) the number of units of that Index Constituent included in the Index as of such date. A dividend withholding tax is a tax applied to dividends or distributions that would be received by a holder of an Index Constituent. The applicable rate of the dividend withholding tax for purposes of calculating the index dividend at any given time is determined by the Index Sponsor in its discretion, based on the rate generally applicable in respect of an Index Constituent given its jurisdiction of organization. As of the date of this Exhibit [2.2], the applicable dividend withholding tax would reduce the cash value of distributions in respect of any Index Constituent organized under the laws of Canada or any province or territory of Canada by 15% for purposes of calculating the index dividend.
On any calendar day that is not a coupon ex-date, the “coupon adjustment dividend amount” will equal zero. On any calendar day that is a coupon ex-date, the coupon adjustment dividend amount will equal the accrued dividend on the coupon valuation date immediately preceding such coupon ex-date. The effect of the coupon adjustment dividend amount as of each coupon ex-date is to reduce the accrued dividend (and, therefore, the closing indicative value) by the amount of the index dividends reflected in any coupon amount that holders will be entitled to receive on the immediately following coupon payment date.
The “accrued investor fee” for each ETN on any calendar day will be calculated as follows: The accrued investor fee on the initial valuation date was zero. The accrued dividend on any calendar day will equal (1) the accrued investor fee as of the immediately preceding calendar day plus (2) the daily fee value on such calendar day minus (3) the coupon adjustment fee amount on such calendar day. If the ETNs undergo a split or reverse split, the accrued investor fee will be adjusted accordingly.
The “daily fee value” on any calendar day is equal to the product of (1) the closing VWAP level on such calendar day divided by the VWAP factor and (2) 0.95% divided by 365. Because the daily fee value is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of approximately 0.95% per year.
On any calendar day that is not a coupon ex-date, the “coupon adjustment fee amount” will equal zero. On any calendar day that is a coupon ex-date, the coupon adjustment fee amount will equal (i) the coupon adjustment dividend amount on such coupon ex-date, if the coupon amount in respect of such coupon-ex date is zero or (ii) the accrued investor fee on the coupon valuation date immediately preceding such coupon ex-date, if the coupon amount in respect of such coupon-ex date is greater than zero. The effect of the coupon adjustment fee amount as of each coupon ex-date is to reduce the accrued investor fee by the portion of the accrued investor fee that was offset against accrued dividends in calculating any coupon amount that holders will be entitled to receive on the immediately following coupon payment date. If the coupon amount in respect of any coupon valuation date is zero, which means that the accrued investor fee as of that coupon valuation date is equal to or greater than the accrued dividend as of that coupon valuation date, the accrued investor fee will be reduced by the accrued dividend and the remaining accrued investor fee will effectively be carried forward to be offset against subsequent accrued dividends.
The “redemption charge” is a one-time charge imposed upon holder redemption and is equal to 0.125% times the closing indicative value on the applicable valuation date. The redemption charge is intended to allow us to recoup the brokerage and other transaction costs that we will incur in connection with redeeming the ETNs. The proceeds we receive from the redemption charge may be more or less than such costs.
An “index business day” means any day which is a New York Stock Exchange business day.
Barclays Bank PLC 2021 Annual Report on Form 20-F        37

Valuation Date and Dates Relating to Coupon Payments
A “valuation date” is each business day from March 12, 2013 to March 5, 2043 inclusive (or, if such date is not a trading day, the next succeeding trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on that day in respect of the Index. In that event, the valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will any valuation date be postponed by more than five business days. We refer to March 12, 2013 as the “initial valuation date” and March 5, 2043 as the “final valuation date”.
A “trading day” is a day on which (1) it is a business day in New York City and (2) trading is generally conducted on the CBOE BZX, in each case as determined by the calculation agent in its sole discretion.
A “coupon valuation date” means the 15th of February, May, August and November of each calendar year during the term of the ETNs or if such date is not an index business day, then the first index business day following such date (subject to the occurrence of a market disruption event). The first coupon valuation date was on May 15, 2013.
A “coupon ex-date” means the eighth index business day following each coupon valuation date (subject to the occurrence of a market disruption event). Effective as of August 31, 2017, the coupon ex-date changed from the seventh index business day to the eighth index business day. The first coupon ex-date was on May 24, 2013.
A “coupon record date” means the ninth index business day following each coupon valuation date (subject to the occurrence of a market disruption event). The first coupon record date was on May 29, 2013.
A “coupon payment date” means the 15th index business day following each coupon valuation date (subject to the occurrence of a market disruption event). The first coupon payment date was on June 6, 2013.
Maturity Date
If the maturity date is not a business day, the maturity date will be the next following business day. If the last day of the final measurement period does not qualify as a business day, then the maturity date will be the fifth business day following the last day of the final measurement period. The calculation agent may postpone the final valuation date — and therefore the maturity date — if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date.
In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, as applicable, generally are authorized or obligated by law, regulation, or executive order to close.
Payment Upon Holder Redemption and Issuer Redemption
Up to the valuation date immediately preceding the final valuation date and subject to certain restrictions, holders may elect to redeem their ETNs on any redemption date during the term of the ETNs, provided that they present at least 50,000 of the ETNs for redemption or their broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles their ETNs for redemption with those of other investors to reach this minimum. If holders choose to redeem their ETNs, they will receive a cash payment in U.S. dollars for each ETN on the applicable redemption date equal to the closing indicative value on the applicable valuation date minus the redemption charge.
Prior to maturity, we may redeem the ETNs (in whole but not in part) at our sole discretion on any trading day on or after the inception date until and including maturity. If we redeem the ETNs, holders will receive a cash payment in U.S. dollars per ETN in an amount equal to the closing indicative value on the applicable valuation date (which will reflect the applicable closing VWAP level calculated by reference to the arithmetic mean of the VWAP levels as of the close of trading on each of the five index business days from and including such valuation date).
A “redemption date” is:
•in the case of holder redemption, effective as of August 31, 2017, the second business day following any valuation date (other than the final valuation date). The final redemption date of the ETNs will be the second business day following the valuation date that is immediately prior to the final valuation date; and
•in the case of issuer redemption, the fifth business day after the last day of the issuer redemption measurement period, which will in no event be prior to the 20th calendar day following the date on which we deliver such notice.
In the event that payment upon redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Early Redemption Procedures
Holder Redemption Procedures
Holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any redemption date. To redeem their ETNs, holders must instruct their broker or other person through whom holders hold their ETNs to deliver a notice of redemption, to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.
Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any trading day on or after inception date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than 20 calendar days prior to the redemption date specified by us in such notice. In this scenario,
Barclays Bank PLC 2021 Annual Report on Form 20-F        38

the final valuation date will be deemed to be the date specified by us in the notice (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the fifth business day after the last day of the issuer redemption measurement period, but in no event prior to the 20th calendar day following the date on which we deliver such notice.
Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, we will pay the default amount in respect of the principal of the ETNs at maturity. We describe the default amount below under “General Terms of the ETNs—Default Amount”.
Discontinuance or Modification of the Index
If the index sponsor discontinues publication of the Index, and Barclays Bank PLC or any other person or entity publishes an index that the calculation agent determines is comparable to the Index and the calculation agent approves such index as a successor index, then the calculation agent will determine the value of the Index on the applicable valuation date and the amount payable at maturity or upon early redemption by reference to such successor index.
If the calculation agent determines that the publication of the Index is discontinued and there is no successor index, or that the closing value of the Index is not available for any reason, on the date on which the value of the Index is required to be determined, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.
If the calculation agent determines that the Index or the method of calculating the Index has been changed at any time in any respect, including whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, or is due to any other reason, then the calculation agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.
All determinations and adjustments to be made by the calculation agent may be made in the calculation agent’s sole discretion.
Postponement of Valuation Dates
Valuation dates with respect to the ETNs may be postponed and thus the determination of the Index level may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of the Index. Any of the following will be a “market disruption event” with respect to the Index:
•a suspension, absence or material limitation of trading in the index constituents constituting 20% or more, by weight, of the Index in their respective primary markets, in each case for more than two hours of trading or during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;
•a suspension, absence or material limitation of trading in futures or options contracts relating to the Index on their respective markets or in futures or options contracts relating to any index constituents constituting 20% or more, by weight, of the Index in their respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;
•any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants to (1) effect transactions in, or obtain market values for, index constituents constituting 20% or more, by weight, of the Index in their respective primary markets, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to the Index on their respective markets or in futures or options contracts relating to any index constituents constituting 20% or more, by weight, of the Index in their respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;
•the closure on any day of the primary market for futures or options contracts relating to the Index or index constituents constituting 20% or more, by weight, of the index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market; or
•any scheduled trading day on which (1) the primary markets for index constituents constituting 20% or more, by weight, of the Index or (2) the exchanges or quotation systems, if any, on which futures or options contracts on the Index are traded, fails to open for trading during its regular trading session.
For purposes of the ETNs, “scheduled trading day” as used therein shall mean trading day as defined above under “Payment at Maturity”.
The following events will not be market disruption events:
•a limitation on the hours or number of days of trading on which any index constituent is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
•a decision to permanently discontinue trading in futures or options contracts relating to the Index.
For this purpose, an “absence of trading” on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.
Barclays Bank PLC 2021 Annual Report on Form 20-F        39

In contrast, a suspension or limitation of trading in futures or options contracts related to the Index or any index constituent, if available, in the primary market for those contracts, by reason of any of:
•a price change exceeding limits set by that market,
•an imbalance of orders relating to the index constituent or those contracts, as applicable, or
•a disparity in bid and ask quotes relating to the index constituent or those contracts, as applicable, will constitute a suspension or material limitation of trading in such index component in its primary market or in futures or options contracts related to the Index or that index constituent in the primary market for those contracts.
For the purpose of determining whether a market disruption event with respect to the Index exists at any time, if trading in an index constituent is materially suspended or limited at that time, then the relevant percentage contribution of that index constituent to the level of the Index shall be based on a comparison of (x) the portion of the level of the Index attributable to that index constituent relative to (y) the overall level of the Index, in each case immediately before that suspension or limitation.
If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth trading day, the calculation agent will make an estimate of the closing level for the Index that would have prevailed on that fifth trading day in the absence of the market disruption event.
Description of Barclays Women in Leadership Exchange-Traded Notes
Terms defined within this “Description of Barclays Women in Leadership Exchange-Traded Notes” section are defined only with respect to this section.
General
The return of the Barclays Women in Leadership Exchange-Traded Notes (the “ETNs”) is linked to the performance of the Barclays Women in Leadership Total Return USD Index (the “Index”). The Index is designed to provide investors with exposure to U.S.-based companies that satisfy one or both of the gender diversity criteria of having a female chief executive officer or having at least 25% female members on the board of directors. The universe of stocks from which the Index selects eligible stocks for inclusion consists of stocks of all U.S.-based issuers listed on New York Stock Exchange or The Nasdaq Stock Market. The stocks included in the Index also have to satisfy certain market capitalization, liquidity and other selection criteria and concentration limits. In some circumstances, the Index may also track, in part, the performance of a cash index. See “The Index” below for more information. The Index was created by , and is administered, calculated and published by, Barclays Bank PLC (the “index sponsor”), which is the owner of the intellectual property and licensing rights relating to the Index. The index sponsor has appointed a third-party index calculation agent (the “index calculation agent”), currently Bloomberg Index Services Limited (formerly known as Barclays Risk Analytics and Index Solutions Limited), to calculate and maintain the Index. The ETNs are traded on the CBOE BZX Exchange (“CBOE BZX”) under the ticker symbol “WIL.”
Inception, Issuance and Maturity
The ETNs were first sold on July 9, 2014 (the “inception date”). The ETNs were first issued on July 14, 2014 (the “inception date”) and will be due on July 15, 2024 (the “inception date”).
Coupon
We will not pay holders interest during the term of the ETNs.
Denomination
The ETNs are in denominations of $50. We reserve the right to initiate a split or reverse split of the ETNs in our sole discretion.
Split or Reverse Split of the ETNs
On any business day we may elect to initiate a split of the ETNs or a reverse split of the ETNs. Such date shall be deemed to be the “announcement date,” and we will issue a notice to holders of the relevant ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split and the split or reverse split ratio.
If the ETNs undergo a split, we will adjust the terms of the ETNs accordingly. The record date for the split will be the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a commercially reasonable manner determined by us in our sole discretion. The record date for the reverse split will be on the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The reverse split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, holders who own a number of ETNs on the record date which is not evenly divisible by the split ratio will receive the same treatment as all other holders for the maximum number of ETNs they hold which is evenly divisible by the split ratio, and we will have the right to compensate holders for their remaining or “partial” ETNs in a commercially reasonable manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th business day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted ETNs on the 14th business day following the announcement date.
Barclays Bank PLC 2021 Annual Report on Form 20-F        40

In the event of a reverse split, the redemption amount will be adjusted accordingly by the Issuer, in its sole discretion and in a commercially reasonable manner, to take into account the reverse split.
Payment at Maturity
If holders hold their ETNs to maturity, they will receive a cash payment in U.S. dollars per ETN equal to the closing indicative value on the final valuation date.
The “closing indicative value” for each ETN on the initial valuation date was $50. On each subsequent calendar day until maturity or early redemption, the closing indicative value for each ETN will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the investor fee on such calendar day. If the ETNs undergo any splits or reverse splits, the closing indicative value will be adjusted accordingly.
An “index business day” is a day on which is the New York Stock Exchange and the NASDAQ Stock Market are both open for trading.
The “daily index factor” for each ETN on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.
The “investor fee” for each ETN on the initial valuation date was zero. On each subsequent calendar day until maturity or early redemption, the investor fee for each ETN will be equal to (1) 0.45% times (2) the closing indicative value on the immediately preceding calendar day times (3) the daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the investor fee accumulates over time and is subtracted at the rate of approximately 0.45% per year, which we refer to as the “investor fee rate”. Because the net effect of the investor fee is a fixed percentage of the value of each ETN, the aggregate effect of the investor fee will increase or decrease in a manner directly proportional to the value of each ETN and the amount of ETNs that are held, as applicable.
A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation, or executive order to close.
A “trading day” with respect to the ETNs is a day that is an index business day and a business day and a day on which trading is generally conducted on the CBOE BZX, in each case as determined by the calculation agent in its sole discretion.
A “valuation date” means each trading day from July 9, 2014 to July 8, 2024, inclusive, subject to postponement due to the occurrence of a market disruption event, such postponement not to exceed five trading days.
The “initial valuation date” for the ETNs is July 9, 2014.
The “final valuation date” for the ETNs is July 8, 2024.
Postponement of Valuation Dates
Valuation dates with respect to the ETNs may be postponed and thus the determination of the Index level may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of the Index. Any of the following will be a “market disruption event” with respect to the Index:
•a suspension, absence or material limitation of trading in the Index Constituents constituting 20% or more, by weight, of the Index in their respective primary markets, in each case for more than two hours of trading or during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;
•a suspension, absence or material limitation of trading in futures or options contracts relating to the Index on their respective markets or in futures or options contracts relating to any Index Constituents constituting 20% or more, by weight, of the Index in their respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;
•any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants to (1) effect transactions in, or obtain market values for, Index Constituents constituting 20% or more, by weight, of the Index in their respective primary markets, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to the Index on their respective markets or in futures or options contracts relating to any Index Constituents constituting 20% or more, by weight, of the Index in their respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;
•the closure on any day of the primary market for futures or options contracts relating to the Index or Index Constituents constituting 20% or more, by weight, of the index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market; or
•any scheduled trading day on which (1) the primary markets for Index Constituents constituting 20% or more, by weight, of the Index or (2) the exchanges or quotation systems, if any, on which futures or options contracts on the Index are traded, fails to open for trading during its regular trading session.
For purposes of the ETNs, “scheduled trading day” as used therein shall mean trading day.
Barclays Bank PLC 2021 Annual Report on Form 20-F        41

The following events will not be market disruption events:
•a limitation on the hours or number of days of trading on which any Index Constituent is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
•a decision to permanently discontinue trading in futures or options contracts relating to the Index.
For this purpose, an “absence of trading” on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.
In contrast, a suspension or limitation of trading in futures or options contracts related to the Index or any Index Constituent, if available, in the primary market for those contracts, by reason of any of:
•a price change exceeding limits set by that market,
•an imbalance of orders relating to the Index Constituent or those contracts, as applicable, or
•a disparity in bid and ask quotes relating to the Index Constituent or those contracts, as applicable, will constitute a suspension or material limitation of trading in such index component in its primary market or in futures or options contracts related to the Index or that Index Constituent in the primary market for those contracts.
For the purpose of determining whether a market disruption event with respect to the Index exists at any time, if trading in an Index Constituent is materially suspended or limited at that time, then the relevant percentage contribution of that Index Constituent to the level of the Index shall be based on a comparison of (x) the portion of the level of the Index attributable to that Index Constituent relative to (y) the overall level of the Index, in each case immediately before that suspension or limitation.
If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth trading day, the calculation agent will make an estimate of the closing level for the Index that would have prevailed on that fifth trading day in the absence of the market disruption event.
Maturity Date
If the maturity date is not a business day, the maturity date will be the next following business day. If the final valuation date is postponed, the maturity date will be the fifth business day following the final valuation date, as postponed. The calculation agent may postpone the final valuation date—and therefore the maturity date—of the ETNs if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date or if the level of the Index is not available or cannot be calculated.
In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
Payment Upon Holder Redemption and Issuer Redemption
Up to the valuation date immediately preceding the final valuation date and subject to certain restrictions, holders may elect to redeem their ETNs on any redemption date during the term of the ETNs, provided that they present at least 25,000 of the ETNs for redemption or their broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles their ETNs for redemption with those of other investors to reach this minimum. We may from time to time, in our sole discretion, reduce this minimum redemption amount on a consistent basis for all holders of the ETNs. If holders choose to redeem their ETNs, they will receive a cash payment in U.S. dollars for each ETN on the applicable redemption date equal to the closing indicative value on the applicable valuation date.
Prior to maturity, we may redeem the ETNs (in whole but not in part) at our sole discretion on any business day on or after the inception date until and including maturity. If we redeem the ETNs, holders will receive a cash payment in U.S. dollars per ETN in an amount equal to the closing indicative value on the applicable valuation date.
A “redemption date” is:
•in the case of holder redemption, effective as of August 31, 2017, the second business day following each valuation date (other than the final valuation date). The final redemption date will be the second business day following the valuation date that is immediately prior to the final valuation date; and
•in the case of issuer redemption, the fifth business day following the valuation date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.
In the event that payment upon redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Early Redemption Procedures
Holder Redemption Procedures
Holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any redemption date. To redeem their ETNs, holders must instruct their broker or other person through whom holders hold their ETNs to deliver a notice of redemption, to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.
Barclays Bank PLC 2021 Annual Report on Form 20-F        42

Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any business day on or after inception date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than ten calendar days prior to the redemption date on which we intend to redeem the ETNs. In this scenario, the final valuation date will be the date specified by us as such in such notice (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the fifth business day following such valuation date, but in no event prior to the tenth calendar day following the date on which we deliver such notice.
Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, the amount declared due and payable upon any acceleration of the ETNs will be determined by the calculation agent and will equal, for each ETN, the closing indicative value on the date of acceleration.
Discontinuance or Modification of the Index
If the index sponsor discontinues publication of the Index and Barclays Bank PLC or any other person or entity publishes an index that the calculation agent determines is comparable to the Index and the calculation agent approves such index as a successor index, then the calculation agent will determine the value of the Index on the applicable valuation date and the amount payable at maturity or upon early redemption by reference to such successor index.
If the calculation agent determines that the publication of the Index is discontinued and there is no successor index, or that the closing value of the Index is not available for any reason, on the date on which the value of the Index is required to be determined, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.
If the calculation agent determines that the Index or the method of calculating the Index has been changed at any time in any respect, including whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, or is due to any other reason, then the calculation agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the maturity date or upon early redemption is equitable.
All determinations and adjustments to be made by the calculation agent may be made in the calculation agent’s sole discretion.
Description of Barclays Return on Disability Exchange-Traded Note
Terms defined within this “Description of Barclays Return on Disability Exchange-Traded Note” section are defined only with respect to this section.
General
The return of the Barclays Return on Disability Exchange-Traded Note (the “ETNs”) is linked to the performance of the Return on Disability US LargeCap ETN Total Return USD Index (the “RoD Index” or the “Index”). The Index notionally tracks the returns that may be available from investing in a Basket comprised of stocks of up to 100 companies that, according to the RoD Ranking, are considered the top ranked firms in the disability market with respect to creation of shareholder value and which meet other eligibility requirements. The phrase “disability market” refers to the 1.3 billion people globally who face challenges across three general areas — dexterity, cognition or sensory abilities — as well as their friends and family. The RoD Ranking is based on the premise that companies which utilize certain best practices with respect to employees with disabilities, customers with disabilities and productivity processes that leverage the unique approaches to problem solving from people with disabilities will create shareholder value and cause their stocks to rise. The Index was created by Donovan Group LLC (the “index sponsor”), which is the owner of the intellectual property and licensing rights relating to the Index. The Index is calculated by ICE Data Services, LLC (the “index calculation agent”). The ETNs are traded on the CBOE BZX Exchange (“CBOE BZX”) under the ticker symbol “RODI.”
Inception, Issuance and Maturity
The ETNs were first sold on September 10, 2014 (the “inception date”). The ETNs were first issued on September 15, 2014 (the “issue date”) and will be due on September 17, 2024 (the “maturity date”).
Coupon
We will not pay holders interest during the term of the ETNs.
Denomination
The ETNs are in denominations of $50. We reserve the right to initiate a split or reverse split of the ETNs in our sole discretion.
Split or Reverse Split of the ETNs
On any business day we may elect to initiate a split of the ETNs or a reverse split of the ETNs. Such date shall be deemed to be the “announcement date,” and we will issue a notice to holders of the relevant ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split and the split or reverse split ratio.
If the ETNs undergo a split, we will adjust the terms of the ETNs accordingly. The record date for the split will be the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
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In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a commercially reasonable manner determined by us in our sole discretion. The record date for the reverse split will be on the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The reverse split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, holders who own a number of ETNs on the record date which is not evenly divisible by the split ratio will receive the same treatment as all other holders for the maximum number of ETNs they hold which is evenly divisible by the split ratio, and we will have the right to compensate holders for their remaining or “partial” ETNs in a commercially reasonable manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th business day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted ETNs on the 14th business day following the announcement date.
In the event of a reverse split, the redemption amount will be adjusted accordingly by the Issuer, in its sole discretion and in a commercially reasonable manner, to take into account the reverse split.
Payment at Maturity
If holders hold their ETNs to maturity, they will receive a cash payment in U.S. dollars per ETN equal to the closing indicative value on the final valuation date.
The “closing indicative value” for each ETN on the initial valuation date was $50. On each subsequent calendar day until maturity or early redemption, the closing indicative value for each ETN will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the investor fee on such calendar day. If the ETNs undergo any splits or reverse splits, the closing indicative value will be adjusted accordingly.
An ““index business day” is a day on which is the New York Stock Exchange and the NASDAQ Stock Market are both open for trading.
The “daily index factor” for each ETN on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.
The “investor fee” for each ETN on the initial valuation date was zero. On each subsequent calendar day until maturity or early redemption, the investor fee for each ETN will be equal to (1) 0.45% times (2) the closing indicative value on the immediately preceding calendar day times (3) the daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the investor fee accumulates over time and is subtracted at the rate of approximately 0.45% per year, which we refer to as the “investor fee rate”. Because the net effect of the investor fee is a fixed percentage of the value of each ETN, the aggregate effect of the investor fee will increase or decrease in a manner directly proportional to the value of each ETN and the amount of ETNs that are held, as applicable.
A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation, or executive order to close.
A “trading day” with respect to the ETNs is a day that is an index business day and a business day and a day on which trading is generally conducted on the CBOE BZX, in each case as determined by the calculation agent in its sole discretion.
A “valuation date” means each trading day from September 10, 2014 to September 10, 2024, inclusive, subject to postponement due to the occurrence of a market disruption event, such postponement not to exceed five trading days.
The “initial valuation date” for the ETNs is September 10, 2014.
The “final valuation date” for the ETNs is September 10, 2024.
Postponement of Valuation Dates
Valuation dates with respect to the ETNs may be postponed and thus the determination of the Index level may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of the Index. Any of the following will be a “market disruption event” with respect to the Index:
•a suspension, absence or limitation of trading in the index constituents constituting 20% or more, by weight, of the Index in their respective primary markets, in each case for more than two hours of trading or during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;
•a suspension, absence or limitation of trading in futures or options contracts relating to the Index on their respective markets or in futures or options contracts relating to any index constituents constituting 20% or more, by weight, of the Index in their respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;
•any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (1) effect transactions in, or obtain market values for, index constituents constituting 20% or more, by weight, of the Index in their respective primary markets, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to the Index on their respective markets or in futures or options contracts relating to any index constituents constituting 20% or more, by weight, of the Index in their respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;In the event of a reverse split, the redemption amount
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•the closure on any day of the primary market for futures or options contracts relating to the Index or index constituents constituting 20% or more, by weight, of the index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market; or
•any scheduled trading day on which (1) the primary markets for index constituents constituting 20% or more, by weight, of the Index or (2) the exchanges or quotation systems, if any, on which futures or options contracts on the Index are traded, fails to open for trading during its regular trading session.
For purposes of the ETNs, “scheduled trading day” as used therein shall mean trading day as defined above under “Payment at Maturity”.
The following events will not be market disruption events:
•a limitation on the hours or number of days of trading on which any index constituent is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
•a decision to permanently discontinue trading in futures or options contracts relating to the Index.
For this purpose, an “absence of trading” on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.
In contrast, a suspension or limitation of trading in futures or options contracts related to the Index or any index constituent, if available, in the primary market for those contracts, by reason of any of:
•a price change exceeding limits set by that market,
•an imbalance of orders relating to the index constituent or those contracts, as applicable, or
•a disparity in bid and ask quotes relating to the index constituent or those contracts, as applicable, will constitute a suspension or material limitation of trading in such index component in its primary market or in futures or options contracts related to the Index or that index constituent in the primary market for those contracts.
For the purpose of determining whether a market disruption event with respect to the Index exists at any time, if trading in an index constituent is materially suspended or limited at that time, then the relevant percentage contribution of that index constituent to the level of the Index shall be based on a comparison of (x) the portion of the level of the Index attributable to that index constituent relative to (y) the overall level of the Index, in each case immediately before that suspension or limitation.
If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth trading day, the calculation agent will make an estimate of the closing level for the Index that would have prevailed on that fifth trading day in the absence of the market disruption event.
Maturity Date
If the maturity date is not a business day, the maturity date will be the next following business day. If the final valuation date is postponed, the maturity date will be the fifth business day following the final valuation date, as postponed. The calculation agent may postpone the final valuation date—and therefore the maturity date—of the ETNs if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date or if the level of the Index is not available or cannot be calculated.
In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
Payment Upon Holder Redemption and Issuer Redemption
Up to the valuation date immediately preceding the final valuation date and subject to certain restrictions, holders may elect to redeem their ETNs on any redemption date during the term of the ETNs, provided that they present at least 25,000 of the ETNs for redemption or their broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles their ETNs for redemption with those of other investors to reach this minimum. We may from time to time, in our sole discretion, reduce this minimum redemption amount on a consistent basis for all holders of the ETNs. If holders choose to redeem their ETNs, they will receive a cash payment in U.S. dollars for each ETN on the applicable redemption date equal to the closing indicative value on the applicable valuation date.
Prior to maturity, we may redeem the ETNs (in whole but not in part) at our sole discretion on any business day on or after the inception date until and including maturity. If we redeem the ETNs, holders will receive a cash payment in U.S. dollars per ETN in an amount equal to the closing indicative value on the applicable valuation date.
A “redemption date” is:
•in the case of holder redemption, effective as of August 31, 2017, the second business day following each valuation date (other than the final valuation date). The final redemption date will be the second business day following the valuation date that is immediately prior to the final valuation date; and
•in the case of issuer redemption, the fifth business day following the valuation date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.
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In the event that payment upon redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Early Redemption Procedures
Holder Redemption Procedures
Holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any redemption date. To redeem their ETNs, holders must instruct their broker or other person through whom holders hold their ETNs to deliver a notice of redemption, to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.
Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any business day on or after inception date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than ten calendar days prior to the redemption date on which we intend to redeem the ETNs. In this scenario, the final valuation date will be the date specified by us as such in such notice (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the fifth business day following such valuation date, but in no event prior to the tenth calendar day following the date on which we deliver such notice.
Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, the amount declared due and payable upon any acceleration of the ETNs will be determined by the calculation agent and will equal, for each ETN, the closing indicative value on the date of acceleration.
Discontinuance or Modification of the Index
If the index sponsor discontinues publication of the Index and Barclays Bank PLC or any other person or entity publishes an index that the calculation agent determines is comparable to the Index and the calculation agent approves such index as a successor index, then the calculation agent will determine the value of the Index on the applicable valuation date and the amount payable at maturity or upon early redemption by reference to such successor index.
If the calculation agent determines that the publication of the Index is discontinued and there is no successor index, or that the closing value of the Index is not available for any reason, on the date on which the value of the Index is required to be determined, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.
If the calculation agent determines that the Index or the method of calculating the Index has been changed at any time in any respect, including whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, or is due to any other reason, then the calculation agent will be permitted (but not required) to make such adjustments to the Index level for the ETNs as it believes are appropriate to ensure that the Index used to determine the amount payable on the maturity date or upon early redemption is equitable.
All determinations and adjustments to be made by the calculation agent may be made in the calculation agent’s sole discretion.
Description of iPath® Series B Global Carbon Exchange-Traded Notes
Terms defined within this “Description of iPath® Series B Global Carbon Exchange-Traded Notes” section are defined only with respect to this section.
General
The return of the iPath® Series B Global Carbon Exchange-Traded Notes (the “ETNs”) is linked to the performance of the Barclays Global Carbon II TR USD Index (the “Index”). The objective of the Index is to provide exposure to the price of carbon as measured by the return of futures contracts on carbon emissions credits from two of the world’s major emissions-related mechanisms (the “mechanisms” and each a “mechanism”). The mechanisms currently included in the Index are the European Union Emission Trading Scheme (“EU ETS”) and the Kyoto Protocol’s Clean Development Mechanism (the “CDM”). The Index is composed of allocations in futures contracts on a carbon emissions credit from each mechanism included in the Index (each such contract, an “Index Component”). The Index Components currently included in the Index are futures contracts that trade on the ICE. The allocations of the Index to the Index Components are adjusted on an annual basis (each allocation, expressed as a percentage of the aggregate allocations of the Index in any period, being referred to herein as a “weight”). We refer to this process herein as “rebalancing” or “reweighting.” While the weights may fluctuate over time, since the inception of the Index, the weight assigned to futures contracts associated with the EU ETS has been greater than 99.9%, and the weight assigned to futures contracts associated with the CDM has been less than 0.1%. Accordingly, the Index is heavily weighted toward futures contracts on carbon emission credits in the European Union. The Index is maintained and calculated by Barclays Bank PLC (in such capacity, the “index sponsor”). The closing level of the Index will be calculated on each index business day and is reported by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the ticker symbol “BXIIGC2T.” The ETNs are traded on the NYSE Arca exchange under the ticker symbol “GRN.”
Inception, Issuance and Maturity
The ETNs were first sold on September 9, 2019 (the “inception date”). The ETNs were first issued on September 11, 2019 (the “issue date”) and will be due on September 8, 2049 (the “maturity date”).
If the maturity date is not a business day, the maturity date will be the next following business day. If the calculation agent postpones the final valuation date upon the occurrence or continuance of a market disruption event, then the maturity date will be the fifth business day following the final valuation date, as postponed.
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In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
Coupon
We will not pay holders interest during the term of the ETNs.
Denomination
The ETNs are in denominations of $50. We reserve the right to initiate a split or reverse split of the ETNs in our sole discretion.
Split or Reverse Split of the ETNs
On any business day we may elect to initiate a split of the ETNs or a reverse split of the ETNs. Such date shall be deemed to be the “announcement date,” and we will issue a notice to holders of the relevant ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split and the split or reverse split ratio.
If the ETNs undergo a split, we will adjust the terms of the ETNs accordingly. The record date for the split will be the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a commercially reasonable manner determined by us in our sole discretion. The record date for the reverse split will be on the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The reverse split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, holders who own a number of ETNs on the record date which is not evenly divisible by the split ratio will receive the same treatment as all other holders for the maximum number of ETNs they hold which is evenly divisible by the split ratio, and we will have the right to compensate holders for their remaining or “partial” ETNs in a commercially reasonable manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th business day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted ETNs on the 14th business day following the announcement date.
In the event of a reverse split, the redemption amount will be adjusted accordingly by the Issuer, in its sole discretion and in a commercially reasonable manner, to take into account the reverse split.
Payment at Maturity
If holders hold their ETNs to maturity, they will receive a cash payment in U.S. dollars per ETN equal to the closing indicative value on the final valuation date.
The “closing indicative value” for each ETN on the initial valuation date was equal to $50. On each subsequent calendar day until maturity or early redemption, the closing indicative value for each ETN will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the investor fee on such calendar day. If the ETNs undergo a split or reverse split, the closing indicative value will be adjusted accordingly.
The “daily index factor” for each ETN on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.
The “investor fee” for each ETN on the initial valuation date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee for each ETN will be equal to (1) 0.75% times (2) the closing indicative value on the immediately preceding calendar day times (3) the daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the investor fee accumulates over time and is subtracted at the rate of approximately 0.75% per year. Because the net effect of the investor fee is a fixed percentage of the value of each ETN, the aggregate effect of the investor fee will increase or decrease in a manner directly proportional to the value of each ETN and the amount of ETNs that are held, as applicable.
A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation, or executive order to close.
A “trading day” with respect to the ETNs is a day that is an index business day and a business day and a day on which trading is generally conducted on NYSE Arca, in each case as determined by the calculation agent in its sole discretion.
A “valuation date” means each trading day from September 9, 2019 to September 2, 2019, inclusive, subject to postponement due to the occurrence of a market disruption event, such postponement not to exceed five scheduled trading days.
An “index business day” is a day on which the Index is calculated and published by the index sponsor.
The “initial valuation date” for the ETNs is September 9, 2019.
The “final valuation date” for the ETNs is September 2, 2019.
Payment Upon Holder Redemption and Upon Issuer Redemption
If we have not delivered notice of our intention to exercise our right to redeem the ETNs, up to the valuation date immediately preceding the final valuation date, and subject to certain restrictions, holders may elect to redeem their ETNs on any redemption date during the term of
Barclays Bank PLC 2021 Annual Report on Form 20-F        47

the ETNs. If holders redeem their ETNs, they will receive a cash payment in U.S. dollars per ETN on such date in an amount equal to the closing indicative value. Holders must redeem at least 5,000 ETNs at one time in order to exercise their right to redeem their ETNs on any redemption date. We may from time to time, in our sole discretion, reduce this minimum redemption amount on a consistent basis for all holders of ETNs.
Prior to maturity we may redeem the ETNs (in whole but not in part) at our sole discretion on any business day from and including the issue date to and including the maturity date. To exercise our right to redeem, we must deliver notice to the holders of the ETNs not less than ten calendar days prior to the redemption date on which we intend to redeem the ETNs. If we redeem the ETNs, holders will receive a cash payment in U.S. dollars per ETN on the corresponding redemption date in an amount equal to the closing indicative value on the valuation date specified in such notice.
A “redemption date” is:
•In the case of holder redemption, the redemption date is the second business day following the applicable valuation date (which must be earlier than the final valuation date) specified in the relevant notice of holder redemption. Accordingly, the final redemption date will be the second business day following the valuation date that is immediately prior to the final valuation date.
•In the case of issuer redemption, the redemption date is the fifth business day following the valuation date specified by us in the issuer redemption notice, which will in no event be later than the maturity date.
•In the event that payment upon early redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Early Redemption Procedures
Holder Redemption Procedures
If we have not delivered notice of our intention to exercise our right to redeem the ETNs, holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any redemption date. To redeem their ETNs, holders must instruct their broker or other person through whom holders hold their ETNs to deliver a notice of holder redemption to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.
If holders elect to redeem their ETNs on a redemption date that is later in time than the redemption date resulting from our subsequent election to exercise our issuer redemption right, their election to redeem their ETNs will be deemed to be ineffective, and their ETNs will instead be redeemed on the redemption date pursuant to such issuer redemption.
Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any business day on or from and including the issue date to and including the maturity date. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than ten calendar days prior to the redemption date on which we intend to redeem the ETNs. In this scenario, the final valuation date will be the date specified by us as such in such notice (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the fifth business day following such valuation date, but in no event later than the maturity date.
Market Disruption Event
Any commodity or commodity futures contract constituting part of the Index is referred to as an “Index Component” for purposes of this section.
Any of the following will be a “market disruption event” with respect to the Index and any affected Index Component, in each case as determined by the calculation agent in its sole discretion:
•a material limitation, suspension or disruption of trading in any Index Component included directly or indirectly in the Index;
•the settlement price for any Index Component included directly or indirectly in the Index is a “limit price,” which means that the settlement price for that contract has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility; or
•failure by the index sponsor to announce or publish the closing level of the Index or of the applicable trading facility or other price source to announce or publish the settlement price or closing level for one or more Index Components.
The following event will not be a market disruption event:
•a decision by a trading facility to permanently discontinue trading in any Index Component.
If the calculation agent determines that any valuation date (including the final valuation date) is not a scheduled trading day for any Index Component or on any valuation date (including the final valuation date) a market disruption event occurs or is continuing with respect to any Index Component, the calculation agent may in its sole discretion postpone that valuation date to the earlier of (i) the fifth scheduled trading day after the originally scheduled valuation date and (ii) the earliest date that the level, value or price of each Index Component that is affected by a market disruption event or by the non-scheduled-trading day can be determined. If such a postponement occurs, the level, value or price of the Index Components unaffected by the market disruption event or non-scheduled-trading day will be determined on the originally scheduled valuation date and the level, value or price of any affected Index Component will be determined using the settlement level, value or price of that affected Index Component on the first scheduled trading day following the originally scheduled valuation date on which no market disruption event occurs or is continuing for that affected Index Component. In no event, however, will a valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing with respect to any Index Component on the fifth scheduled trading day after the originally scheduled valuation date, the calculation agent will determine the level, value or price for the affected Index Component in good faith and in a commercially reasonable manner.
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Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, the amount declared due and payable upon any acceleration of the ETNs will be determined by the calculation agent and will equal, for each ETN, the closing indicative value on the date of acceleration.
Discontinuance or Modification of the Index
If the index sponsor discontinues publication of or otherwise fails to publish the Index and the index sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued Index (the Index being referred to herein as a “successor index”), then the level of the Index will be determined by reference to the index level of that successor index on any subsequent date as of which the Index level is to be determined. If a successor index is selected by the calculation agent, the successor index will be used as a substitute for the Index for all purposes, and the calculation agent may in its sole discretion adjust any variable, including but not limited to, if applicable, any level (including but not limited to the intraday index level, closing index level, any level derived from the intraday index level or closing index level or any other relevant level on any valuation date) or any combination thereof or any other variable. The calculation agent will make any such adjustment with a view to offsetting, to the extent practical, any difference in the relative levels of the original Index and the successor index at the time the original Index is replaced by the successor index.
If (1) the Index is discontinued or (2) the index sponsor fails to publish the Index, in either case, prior to (and that discontinuance is continuing on) a valuation date and the calculation agent determines that no successor index is available at that time, then the calculation agent will determine the value to be used for the level of the Index. The value to be used for the index level will be computed by the calculation agent in the same general manner previously used by the index sponsor and will reflect the performance of the Index through the trading day on which the Index was last in effect preceding the date of discontinuance.
If at any time, there is:
•a material change in the formula for or the method of calculating the level of the Index or any successor index;
•a material change in the content, composition or constitution of the Index or any successor index; or
•a change or modification to the Index or any successor index such that the Index or successor index does not, in the opinion of the calculation agent, fairly represent the value of the Index or successor index had those changes or modifications not been made, then, for purposes of calculating the closing level or intraday level of the Index or that successor index, any payments on the ETNs or making any other determinations as of or after that time, the calculation agent may in its sole discretion make such calculations and adjustments as the calculation agent determines may be necessary in order to arrive at a closing level or intraday level for the Index or that successor index comparable to the Index or that successor index, as the case may be, as if those changes or modifications had not been made, and calculate any payments on the ETNs with reference to the Index or that successor index, as adjusted.
The calculation agent will make all determinations with respect to adjustments, including any determination as to whether an event that may require an adjustment has occurred, as to the nature of the adjustment and how it will be made.
Description of iPath® Silver Exchange-Traded Notes
Terms defined within this “Description of iPath® Silver Exchange-Traded Notes” section are defined only with respect to this section.
General
The return of the Pacer® iPath® Silver Exchange-Traded Notes (the “ETNs”) is linked to the performance of the Barclays Silver 3 Month Index Total Return (the “Index”). The Index is calculated on a total return basis and is intended to reflect (1) the performance of a rolling position in specified silver futures contracts that will become the first liquid nearby futures contracts three months in the future in accordance with a specified schedule and (2) the return that corresponds to the weekly announced interest rate for specified 3-month U.S. Treasury bills. The Index is maintained and calculated by Barclays Bank PLC (in such capacity, the “index sponsor”). The ETNs are traded on the NYSE Arca exchange under the ticker symbol “SBUG.”
Inception, Issuance and Maturity
The ETNs were first sold on October 7, 2019 (the “inception date”). The ETNs were first issued on October 9, 2019 (the “issue date”) and will be due on October 6, 2049 (the “maturity date”).
If the maturity date is not a business day, the maturity date will be the next following business day. If the calculation agent postpones the final valuation date upon the occurrence or continuance of a market disruption event, then the maturity date will be the fifth business day following the final valuation date, as postponed.
In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
Coupon
We will not pay holders interest during the term of the ETNs.
Denomination
The ETNs are in denominations of $25. We reserve the right to initiate a split or reverse split of the ETNs in our sole discretion.
Split or Reverse Split of the ETNs
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On any business day we may elect to initiate a split of the ETNs or a reverse split of the ETNs. Such date shall be deemed to be the “announcement date,” and we will issue a notice to holders of the relevant ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split and the split or reverse split ratio.
If the ETNs undergo a split, we will adjust the terms of the ETNs accordingly. The record date for the split will be the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a commercially reasonable manner determined by us in our sole discretion. The record date for the reverse split will be on the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The reverse split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, holders who own a number of ETNs on the record date which is not evenly divisible by the split ratio will receive the same treatment as all other holders for the maximum number of ETNs they hold which is evenly divisible by the split ratio, and we will have the right to compensate holders for their remaining or “partial” ETNs in a commercially reasonable manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th business day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted ETNs on the 14th business day following the announcement date.
In the event of a reverse split, the redemption amount will be adjusted accordingly by the Issuer, in its sole discretion and in a commercially reasonable manner, to take into account the reverse split.
Payment at Maturity
If holders hold their ETNs to maturity, they will receive a cash payment in U.S. dollars per ETN equal to the closing indicative value on the final valuation date.
The “closing indicative value” for each ETN on the initial valuation date was equal to $25. On each subsequent calendar day until maturity or early redemption, the closing indicative value for each ETN will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one). If the ETNs undergo a split or reverse split, the closing indicative value will be adjusted accordingly.
The “daily index factor” for each ETN on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.
A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation, or executive order to close.
A “trading day” with respect to the ETNs is a day that is an index business day and a business day and a day on which trading is generally conducted on NYSE Arca, in each case as determined by the calculation agent in its sole discretion.
A “valuation date” means each trading day from October 7, 2019 to October 1, 2049, inclusive, subject to postponement due to the occurrence of a market disruption event, such postponement not to exceed five scheduled trading days.
An “index business day” is a day on which the Index is calculated and published by the index sponsor.
The “initial valuation date” for the ETNs is October 7, 2019.
The “final valuation date” for the ETNs is October 1, 2049.
Payment Upon Holder Redemption and Upon Issuer Redemption
If we have not delivered notice of our intention to exercise our right to redeem the ETNs, up to the valuation date immediately preceding the final valuation date, and subject to certain restrictions, holders may elect to redeem their ETNs on any redemption date during the term of the ETNs. If holders redeem their ETNs, they will receive a cash payment in U.S. dollars per ETN on such date in an amount equal to the closing indicative value. Holders must redeem at least 5,000 ETNs at one time in order to exercise their right to redeem their ETNs on any redemption date. We may from time to time, in our sole discretion, reduce this minimum redemption amount on a consistent basis for all holders of ETNs.
Prior to maturity we may redeem the ETNs (in whole but not in part) at our sole discretion on any business day from and including the issue date to and including the maturity date. To exercise our right to redeem, we must deliver notice to the holders of the ETNs not less than ten calendar days prior to the redemption date on which we intend to redeem the ETNs. If we redeem the ETNs, holders will receive a cash payment in U.S. dollars per ETN on the corresponding redemption date in an amount equal to the closing indicative value on the valuation date specified in such notice.
A “redemption date” is:
•In the case of holder redemption, the redemption date is the second business day following the applicable valuation date (which must be earlier than the final valuation date) specified in the relevant notice of holder redemption. Accordingly, the final redemption date will be the second business day following the valuation date that is immediately prior to the final valuation date.
•In the case of issuer redemption, the redemption date is the fifth business day following the valuation date specified by us in the issuer redemption notice, which will in no event be later than the maturity date.
•In the event that payment upon early redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Barclays Bank PLC 2021 Annual Report on Form 20-F        50

Early Redemption Procedures
Holder Redemption Procedures
If we have not delivered notice of our intention to exercise our right to redeem the ETNs, holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any redemption date. To redeem their ETNs, holders must instruct their broker or other person through whom holders hold their ETNs to deliver a notice of holder redemption to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.
If holders elect to redeem their ETNs on a redemption date that is later in time than the redemption date resulting from our subsequent election to exercise our issuer redemption right, their election to redeem their ETNs will be deemed to be ineffective, and their ETNs will instead be redeemed on the redemption date pursuant to such issuer redemption.
Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any business day on or from and including the issue date to and including the maturity date. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than ten calendar days prior to the redemption date on which we intend to redeem the ETNs. In this scenario, the final valuation date will be the date specified by us as such in such notice (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the fifth business day following such valuation date, but in no event later than the maturity date.
Market Disruption Event
Any commodity or commodity futures contract constituting part of the Index is referred to as an “Index Component” for purposes of this section.
Any of the following will be a “market disruption event” with respect to the Index and any affected Index Component, in each case as determined by the calculation agent in its sole discretion:
•a material limitation, suspension or disruption of trading in any Index Component included directly or indirectly in the Index;
•the settlement price for any Index Component included directly or indirectly in the Index is a “limit price,” which means that the settlement price for that contract has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility; or
•failure by the index sponsor to announce or publish the closing level of the Index or of the applicable trading facility or other price source to announce or publish the settlement price or closing level for one or more Index Components.
The following event will not be a market disruption event:
•a decision by a trading facility to permanently discontinue trading in any Index Component.
If the calculation agent determines that any valuation date (including the final valuation date) is not a scheduled trading day for any Index Component or on any valuation date (including the final valuation date) a market disruption event occurs or is continuing with respect to any Index Component, the calculation agent may in its sole discretion postpone that valuation date to the earlier of (i) the fifth scheduled trading day after the originally scheduled valuation date and (ii) the earliest date that the level, value or price of each Index Component that is affected by a market disruption event or by the non-scheduled-trading day can be determined. If such a postponement occurs, the level, value or price of the Index Components unaffected by the market disruption event or non-scheduled-trading day will be determined on the originally scheduled valuation date and the level, value or price of any affected Index Component will be determined using the settlement level, value or price of that affected Index Component on the first scheduled trading day following the originally scheduled valuation date on which no market disruption event occurs or is continuing for that affected Index Component. In no event, however, will a valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing with respect to any Index Component on the fifth scheduled trading day after the originally scheduled valuation date, the calculation agent will determine the level, value or price for the affected Index Component in good faith and in a commercially reasonable manner.
Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, the amount declared due and payable upon any acceleration of the ETNs will be determined by the calculation agent and will equal, for each ETN, the closing indicative value on the date of acceleration.
Discontinuance or Modification of the Index
If the index sponsor discontinues publication of or otherwise fails to publish the Index and the index sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued Index (the Index being referred to herein as a “successor index”), then the level of the Index will be determined by reference to the index level of that successor index on any subsequent date as of which the Index level is to be determined. If a successor index is selected by the calculation agent, the successor index will be used as a substitute for the Index for all purposes, and the calculation agent may in its sole discretion adjust any variable, including but not limited to, if applicable, any level (including but not limited to the intraday index level, closing index level, any level derived from the intraday index level or closing index level or any other relevant level on any valuation date) or any combination thereof or any other variable. The calculation agent will make any such adjustment with a view to offsetting, to the extent practical, any difference in the relative levels of the original Index and the successor index at the time the original Index is replaced by the successor index.
If (1) the Index is discontinued or (2) the index sponsor fails to publish the Index, in either case, prior to (and that discontinuance is continuing on) a valuation date and the calculation agent determines that no successor index is available at that time, then the calculation agent will determine the value to be used for the level of the Index. The value to be used for the index level will be computed by the calculation agent
Barclays Bank PLC 2021 Annual Report on Form 20-F        51

in the same general manner previously used by the index sponsor and will reflect the performance of the Index through the trading day on which the Index was last in effect preceding the date of discontinuance.
If at any time, there is:
•a material change in the formula for or the method of calculating the level of the Index or any successor index;
•a material change in the content, composition or constitution of the Index or any successor index; or
•a change or modification to the Index or any successor index such that the Index or successor index does not, in the opinion of the calculation agent, fairly represent the level of the Index or successor index had those changes or modifications not been made, then, for purposes of calculating the closing level or intraday level of the Index or that successor index, any payments on the ETNs or making any other determinations as of or after that time, the calculation agent may in its sole discretion make such calculations and adjustments as the calculation agent determines may be necessary in order to arrive at a closing level or intraday level for the Index or that successor index comparable to the Index or that successor index, as the case may be, as if those changes or modifications had not been made, and calculate any payments on the ETNs with reference to the Index or that successor index, as adjusted.
The calculation agent will make all determinations with respect to adjustments, including any determination as to whether an event that may require an adjustment has occurred, as to the nature of the adjustment and how it will be made.
Description of Pacer® iPath® Gold Exchange-Traded Notes
Terms defined within this “Description of iPath® Gold Exchange-Traded Notes” section are defined only with respect to this section.
General
The return of the Pacer® iPath® Gold Exchange-Traded Notes (the “ETNs”) is linked to the performance of the Barclays Gold 3 Month Index Total Return (the “Index”). The Index is calculated on a total return basis and is intended to reflect (1) the performance of a rolling position in specified gold futures contracts that will become the first liquid nearby futures contracts three months in the future in accordance with a specified schedule and (2) the return that corresponds to the weekly announced interest rate for specified 3-month U.S. Treasury bills. The Index is maintained and calculated by Barclays Bank PLC (in such capacity, the “index sponsor”). The ETNs are traded on the NYSE Arca exchange under the ticker symbol “GBUG.”
Inception, Issuance and Maturity
The ETNs were first sold on October 7, 2019 (the “inception date”). The ETNs were first issued on October 9, 2019 (the “issue date”) and will be due on October 6, 2049 (the “maturity date”).
If the maturity date is not a business day, the maturity date will be the next following business day. If the calculation agent postpones the final valuation date upon the occurrence or continuance of a market disruption event, then the maturity date will be the fifth business day following the final valuation date, as postponed. In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
Coupon
We will not pay holders interest during the term of the ETNs.
Denomination
The ETNs are in denominations of $25. We reserve the right to initiate a split or reverse split of the ETNs in our sole discretion.
Split or Reverse Split of the ETNs
On any business day we may elect to initiate a split of the ETNs or a reverse split of the ETNs. Such date shall be deemed to be the “announcement date,” and we will issue a notice to holders of the relevant ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split and the split or reverse split ratio.
If the ETNs undergo a split, we will adjust the terms of the ETNs accordingly. The record date for the split will be the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a commercially reasonable manner determined by us in our sole discretion. The record date for the reverse split will be on the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The reverse split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, holders who own a number of ETNs on the record date which is not evenly divisible by the split ratio will receive the same treatment as all other holders for the maximum number of ETNs they hold which is evenly divisible by the split ratio, and we will have the right to compensate holders for their remaining or “partial” ETNs in a commercially reasonable manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th business day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted ETNs on the 14th business day following the announcement date.
In the event of a reverse split, the redemption amount will be adjusted accordingly by the Issuer, in its sole discretion and in a commercially reasonable manner, to take into account the reverse split.
Barclays Bank PLC 2021 Annual Report on Form 20-F        52

Payment at Maturity
If holders hold their ETNs to maturity, they will receive a cash payment in U.S. dollars per ETN equal to the closing indicative value on the final valuation date.
The “closing indicative value” for each ETN on the initial valuation date was equal to $25. On each subsequent calendar day until maturity or early redemption, the closing indicative value for each ETN will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one). If the ETNs undergo a split or reverse split, the closing indicative value will be adjusted accordingly.
The “daily index factor” for each ETN on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.
A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation, or executive order to close.
A “trading day” with respect to the ETNs is a day that is an index business day and a business day and a day on which trading is generally conducted on NYSE Arca, in each case as determined by the calculation agent in its sole discretion.
A “valuation date” means each trading day from October 7, 2019 to October 1, 2049, inclusive, subject to postponement due to the occurrence of a market disruption event, such postponement not to exceed five scheduled trading days.
An “index business day” is a day on which the Index is calculated and published by the index sponsor.
The “initial valuation date” for the ETNs is October 7, 2019.
The “final valuation date” for the ETNs is October 1, 2049.
Payment Upon Holder Redemption and Upon Issuer Redemption
If we have not delivered notice of our intention to exercise our right to redeem the ETNs, up to the valuation date immediately preceding the final valuation date, and subject to certain restrictions, holders may elect to redeem their ETNs on any redemption date during the term of the ETNs. If holders redeem their ETNs, they will receive a cash payment in U.S. dollars per ETN on such date in an amount equal to the closing indicative value. Holders must redeem at least 5,000 ETNs at one time in order to exercise their right to redeem their ETNs on any redemption date. We may from time to time, in our sole discretion, reduce this minimum redemption amount on a consistent basis for all holders of ETNs.
Prior to maturity we may redeem the ETNs (in whole but not in part) at our sole discretion on any business day from and including the issue date to and including the maturity date. To exercise our right to redeem, we must deliver notice to the holders of the ETNs not less than ten calendar days prior to the redemption date on which we intend to redeem the ETNs. If we redeem the ETNs, holders will receive a cash payment in U.S. dollars per ETN on the corresponding redemption date in an amount equal to the closing indicative value on the valuation date specified in such notice.
A “redemption date” is:
•In the case of holder redemption, the redemption date is the second business day following the applicable valuation date (which must be earlier than the final valuation date) specified in the relevant notice of holder redemption. Accordingly, the final redemption date will be the second business day following the valuation date that is immediately prior to the final valuation date.
•In the case of issuer redemption, the redemption date is the fifth business day following the valuation date specified by us in the issuer redemption notice, which will in no event be later than the maturity date.
•In the event that payment upon early redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Early Redemption Procedures
Holder Redemption Procedures
If we have not delivered notice of our intention to exercise our right to redeem the ETNs, holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any redemption date. To redeem their ETNs, holders must instruct their broker or other person through whom holders hold their ETNs to deliver a notice of holder redemption to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.
If holders elect to redeem their ETNs on a redemption date that is later in time than the redemption date resulting from our subsequent election to exercise our issuer redemption right, their election to redeem their ETNs will be deemed to be ineffective, and their ETNs will instead be redeemed on the redemption date pursuant to such issuer redemption.
Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any business day on or from and including the issue date to and including the maturity date. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than ten calendar days prior to the redemption date on which we intend to redeem the ETNs. In this scenario, the final valuation date will be the date specified by us as such in such notice (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the fifth business day following such valuation date, but in no event later than the maturity date.
Barclays Bank PLC 2021 Annual Report on Form 20-F        53

Market Disruption Event
Any commodity or commodity futures contract constituting part of the Index is referred to as an “Index Component” for purposes of this section.
Any of the following will be a “market disruption event” with respect to the Index and any affected Index Component, in each case as determined by the calculation agent in its sole discretion:
•a material limitation, suspension or disruption of trading in any Index Component included directly or indirectly in the Index;
•the settlement price for any Index Component included directly or indirectly in the Index is a “limit price,” which means that the settlement price for that contract has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility; or
•failure by the index sponsor to announce or publish the closing level of the Index or of the applicable trading facility or other price source to announce or publish the settlement price or closing level for one or more Index Components.
The following event will not be a market disruption event:
•a decision by a trading facility to permanently discontinue trading in any Index Component.
If the calculation agent determines that any valuation date (including the final valuation date) is not a scheduled trading day for any Index Component or on any valuation date (including the final valuation date) a market disruption event occurs or is continuing with respect to any Index Component, the calculation agent may in its sole discretion postpone that valuation date to the earlier of (i) the fifth scheduled trading day after the originally scheduled valuation date and (ii) the earliest date that the level, value or price of each Index Component that is affected by a market disruption event or by the non-scheduled-trading day can be determined. If such a postponement occurs, the level, value or price of the Index Components unaffected by the market disruption event or non-scheduled-trading day will be determined on the originally scheduled valuation date and the level, value or price of any affected Index Component will be determined using the settlement level, value or price of that affected Index Component on the first scheduled trading day following the originally scheduled valuation date on which no market disruption event occurs or is continuing for that affected Index Component. In no event, however, will a valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing with respect to any Index Component on the fifth scheduled trading day after the originally scheduled valuation date, the calculation agent will determine the level, value or price for the affected Index Component in good faith and in a commercially reasonable manner.
Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, the amount declared due and payable upon any acceleration of the ETNs will be determined by the calculation agent and will equal, for each ETN, the closing indicative value on the date of acceleration.
Discontinuance or Modification of the Index
If the index sponsor discontinues publication of or otherwise fails to publish the Index and the index sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued Index (the Index being referred to herein as a “successor index”), then the level of the Index will be determined by reference to the index level of that successor index on any subsequent date as of which the Index level is to be determined. If a successor index is selected by the calculation agent, the successor index will be used as a substitute for the Index for all purposes, and the calculation agent may in its sole discretion adjust any variable described herein, including but not limited to, if applicable, any level (including but not limited to the intraday index level, closing index level, any level derived from the intraday index level or closing index level or any other relevant level on any valuation date) or any combination thereof or any other variable described herein. The calculation agent will make any such adjustment with a view to offsetting, to the extent practical, any difference in the relative levels of the original Index and the successor index at the time the original Index is replaced by the successor index.
If (1) the Index is discontinued or (2) the index sponsor fails to publish the Index, in either case, prior to (and that discontinuance is continuing on) a valuation date and the calculation agent determines that no successor index is available at that time, then the calculation agent will determine the value to be used for the level of the Index. The value to be used for the index level will be computed by the calculation agent in the same general manner previously used by the index sponsor and will reflect the performance of the Index through the trading day on which the Index was last in effect preceding the date of discontinuance.
If at any time, there is:
•a material change in the formula for or the method of calculating the level of the Index or any successor index;
•a material change in the content, composition or constitution of the Index or any successor index; or
•a change or modification to the Index or any successor index such that the Index or successor index does not, in the opinion of the calculation agent, fairly represent the level of the Index or successor index had those changes or modifications not been made, then, for purposes of calculating the closing level or intraday level of the Index or that successor index, any payments on the ETNs or making any other determinations as of or after that time, the calculation agent may in its sole discretion make such calculations and adjustments as the calculation agent determines may be necessary in order to arrive at a closing level or intraday level for the Index or that successor index comparable to the Index or that successor index, as the case may be, as if those changes or modifications had not been made, and calculate any payments on the ETNs with reference to the Index or that successor index, as adjusted.
The calculation agent will make all determinations with respect to adjustments, including any determination as to whether an event that may require an adjustment has occurred, as to the nature of the adjustment and how it will be made.

Barclays Bank PLC 2021 Annual Report on Form 20-F        54

Description of Pacer® iPath® Gold Trendpilot Exchange-Traded Notes
Terms defined within this “Description of iPath® Gold Trendpilot Exchange-Traded Notes” section are defined only with respect to this section.
General
The return of the Pacer® iPath® Gold Trendpilot Exchange-Traded Notes (the “ETNs”) is linked to the performance of the Pacer Barclays Gold Trendpilot Total Return Index (the “Index”). The Index is calculated on a total return basis and is intended to reflect (1) the performance over time of a dynamic allocation strategy by taking 100%, 50% or 0% notional exposure to the Barclays Gold 3 Month Deferred Index Excess Return (the “Gold Index”) on a daily basis based on three specified signals that reference the short-term and long-term performance of the Gold Index and (2) the return that corresponds to the weekly announced interest rate for specified 3-month U.S. Treasury bills. The Gold Index is intended to reflect the performance of a rolling position in specified gold futures contracts that will become the first liquid nearby futures contracts three months in the future in accordance with a specified schedule. The Index is maintained and calculated by Barclays Bank PLC (in such capacity, the “index sponsor”). The ETNs are traded on the NYSE Arca exchange under the ticker symbol “PBUG.”
Inception, Issuance and Maturity
The ETNs were first sold on June 15, 2021 (the “inception date”). The ETNs were first issued on June 17, 2021 (the “issue date”) and will be due on June 15, 2051 (the “maturity date”).
If the maturity date is not a business day, the maturity date will be the next following business day. If the calculation agent postpones the final valuation date upon the occurrence or continuance of a market disruption event, then the maturity date will be the fifth business day following the final valuation date, as postponed. In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.
Coupon
We will not pay holders interest during the term of the ETNs.
Denomination
The ETNs are in denominations of $25. We reserve the right to initiate a split or reverse split of the ETNs in our sole discretion.
Split or Reverse Split of the ETNs
On any business day we may elect to initiate a split of the ETNs or a reverse split of the ETNs. Such date shall be deemed to be the “announcement date,” and we will issue a notice to holders of the relevant ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split and the split or reverse split ratio.
If the ETNs undergo a split, we will adjust the terms of the ETNs accordingly. The record date for the split will be the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a commercially reasonable manner determined by us in our sole discretion. The record date for the reverse split will be on the 9th business day after the announcement date. Any adjustment of closing indicative value will be rounded to 8 decimal places. The reverse split will become effective at the opening of trading of the ETNs on the business day immediately following the record date.
In the case of a reverse split, holders who own a number of ETNs on the record date which is not evenly divisible by the split ratio will receive the same treatment as all other holders for the maximum number of ETNs they hold which is evenly divisible by the split ratio, and we will have the right to compensate holders for their remaining or “partial” ETNs in a commercially reasonable manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th business day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted ETNs on the 14th business day following the announcement date.
In the event of a reverse split, the redemption amount will be adjusted accordingly by the Issuer, in its sole discretion and in a commercially reasonable manner, to take into account the reverse split.
Payment at Maturity
If holders hold their ETNs to maturity, they will receive a cash payment in U.S. dollars per ETN equal to the closing indicative value on the final valuation date.
The “closing indicative value” for each ETN on the initial valuation date was equal to $25. On each subsequent calendar day until maturity or early redemption, the closing indicative value for each ETN will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one). If the ETNs undergo a split or reverse split, the closing indicative value will be adjusted accordingly.
The “daily index factor” for each ETN on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.
A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation, or executive order to close.
Barclays Bank PLC 2021 Annual Report on Form 20-F        55

A “trading day” with respect to the ETNs is a day that is an index business day and a business day and a day on which trading is generally conducted on NYSE Arca, in each case as determined by the calculation agent in its sole discretion.
A “valuation date” means each trading day from June 15, 2021 to June 8, 2051, inclusive, subject to postponement due to the occurrence of a market disruption event, such postponement not to exceed five scheduled trading days.
An “index business day” is a day on which the Index is calculated and published by the index sponsor.
The “initial valuation date” for the ETNs is June 15, 2021.
The “final valuation date” for the ETNs is June 8, 2051.
Payment Upon Holder Redemption and Upon Issuer Redemption
If we have not delivered notice of our intention to exercise our right to redeem the ETNs, up to the valuation date immediately preceding the final valuation date, and subject to certain restrictions, holders may elect to redeem their ETNs on any redemption date during the term of the ETNs. If holders redeem their ETNs, they will receive a cash payment in U.S. dollars per ETN on such date in an amount equal to the closing indicative value. Holders must redeem at least 5,000 ETNs at one time in order to exercise their right to redeem their ETNs on any redemption date. We may from time to time, in our sole discretion, reduce this minimum redemption amount on a consistent basis for all holders of ETNs.
Prior to maturity we may redeem the ETNs (in whole but not in part) at our sole discretion on any business day from and including the issue date to and including the maturity date. To exercise our right to redeem, we must deliver notice to the holders of the ETNs not less than ten calendar days prior to the redemption date on which we intend to redeem the ETNs. If we redeem the ETNs, holders will receive a cash payment in U.S. dollars per ETN on the corresponding redemption date in an amount equal to the closing indicative value on the valuation date specified in such notice.
A “redemption date” is:
•In the case of holder redemption, the redemption date is the second business day following the applicable valuation date (which must be earlier than the final valuation date) specified in the relevant notice of holder redemption. Accordingly, the final redemption date will be the second business day following the valuation date that is immediately prior to the final valuation date.
•In the case of issuer redemption, the redemption date is the fifth business day following the valuation date specified by us in the issuer redemption notice, which will in no event be later than the maturity date.
•In the event that payment upon early redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.
Early Redemption Procedures
Holder Redemption Procedures
If we have not delivered notice of our intention to exercise our right to redeem the ETNs, holders may, subject to the minimum redemption amount described above, elect to redeem their ETNs on any redemption date. To redeem their ETNs, holders must instruct their broker or other person through whom holders hold their ETNs to deliver a notice of holder redemption to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.
If holders elect to redeem their ETNs on a redemption date that is later in time than the redemption date resulting from our subsequent election to exercise our issuer redemption right, their election to redeem their ETNs will be deemed to be ineffective, and their ETNs will instead be redeemed on the redemption date pursuant to such issuer redemption.
Issuer Redemption Procedures
We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without holders’ consent on any business day on or from and including the issue date to and including the maturity date. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than ten calendar days prior to the redemption date on which we intend to redeem the ETNs. In this scenario, the final valuation date will be the date specified by us as such in such notice (subject to postponement in the event of a market disruption event), and the ETNs will be redeemed on the fifth business day following such valuation date, but in no event later than the maturity date.
Market Disruption Event
Any commodity or commodity futures contract constituting part of the Index is referred to as an “Index Component” for purposes of this section.
Any of the following will be a “market disruption event” with respect to the Index and any affected Index Component, in each case as determined by the calculation agent in its sole discretion:
•a material limitation, suspension or disruption of trading in any Index Component included directly or indirectly in the Index;
•the settlement price for any Index Component included directly or indirectly in the Index is a “limit price,” which means that the settlement price for that contract has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility; or
•failure by the index sponsor to announce or publish the closing level of the Index or of the applicable trading facility or other price source to announce or publish the settlement price or closing level for one or more Index Components.
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The following event will not be a market disruption event:
•a decision by a trading facility to permanently discontinue trading in any Index Component.
If the calculation agent determines that any valuation date (including the final valuation date) is not a scheduled trading day for any Index Component or on any valuation date (including the final valuation date) a market disruption event occurs or is continuing with respect to any Index Component, the calculation agent may in its sole discretion postpone that valuation date to the earlier of (i) the fifth scheduled trading day after the originally scheduled valuation date and (ii) the earliest date that the level, value or price of each Index Component that is affected by a market disruption event or by the non-scheduled-trading day can be determined. If such a postponement occurs, the level, value or price of the Index Components unaffected by the market disruption event or non-scheduled-trading day will be determined on the originally scheduled valuation date and the level, value or price of any affected Index Component will be determined using the settlement level, value or price of that affected Index Component on the first scheduled trading day following the originally scheduled valuation date on which no market disruption event occurs or is continuing for that affected Index Component. In no event, however, will a valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing with respect to any Index Component on the fifth scheduled trading day after the originally scheduled valuation date, the calculation agent will determine the level, value or price for the affected Index Component in good faith and in a commercially reasonable manner.
Default Amount on Acceleration
If an Event of Default (as defined below) occurs and the maturity of the ETNs is accelerated, the amount declared due and payable upon any acceleration of the ETNs will be determined by the calculation agent and will equal, for each ETN, the closing indicative value on the date of acceleration.
Discontinuance or Modification of the Index
If the index sponsor discontinues publication of or otherwise fails to publish the Index and the index sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued Index (the Index being referred to herein as a “successor index”), then the level of the Index will be determined by reference to the index level of that successor index on any subsequent date as of which the Index level is to be determined. If a successor index is selected by the calculation agent, the successor index will be used as a substitute for the Index for all purposes, and the calculation agent may in its sole discretion adjust any variable described herein, including but not limited to, if applicable, any level (including but not limited to the intraday index level, closing index level, any level derived from the intraday index level or closing index level or any other relevant level on any valuation date) or any combination thereof or any other variable described herein. The calculation agent will make any such adjustment with a view to offsetting, to the extent practical, any difference in the relative levels of the original Index and the successor index at the time the original Index is replaced by the successor index.
If (1) the Index is discontinued or (2) the index sponsor fails to publish the Index, in either case, prior to (and that discontinuance is continuing on) a valuation date and the calculation agent determines that no successor index is available at that time, then the calculation agent will determine the value to be used for the level of the Index. The value to be used for the index level will be computed by the calculation agent in the same general manner previously used by the index sponsor and will reflect the performance of the Index through the trading day on which the Index was last in effect preceding the date of discontinuance.
If at any time, there is:
•a material change in the formula for or the method of calculating the level of the Index or any successor index;
•a material change in the content, composition or constitution of the Index or any successor index; or
•a change or modification to the Index or any successor index such that the Index or successor index does not, in the opinion of the calculation agent, fairly represent the level of the Index or successor index had those changes or modifications not been made, then, for purposes of calculating the closing level or intraday level of the Index or that successor index, any payments on the ETNs or making any other determinations as of or after that time, the calculation agent may in its sole discretion make such calculations and adjustments as the calculation agent determines may be necessary in order to arrive at a closing level or intraday level for the Index or that successor index comparable to the Index or that successor index, as the case may be, as if those changes or modifications had not been made, and calculate any payments on the ETNs with reference to the Index or that successor index, as adjusted.
The calculation agent will make all determinations with respect to adjustments, including any determination as to whether an event that may require an adjustment has occurred, as to the nature of the adjustment and how it will be made.

General Terms of the ETNs
Our ETNs are the “debt securities” issued under the Indenture. Other than “Agreement with Respect to the Exercise of U.K. Bail-in Power,” which applies to only a subset of our ETNs specified in that section, and “Default Amount,” which applies to a series of ETNs only if so specified in the relevant description above, the general terms of the debt securities described in this section apply to all of our ETNs.
Agreement with Respect to the Exercise of U.K. Bail-in Power
References to “debt securities” in this section mean each of the following ETNs:
•iPath® Series B S&P 500 VIX Short-Term FuturesTM Exchange-Traded Notes (VXX)
•iPath® Series B S&P 500 VIX Mid-Term FuturesTM Exchange-Traded Notes (VXZ)
•iPath® Series B Bloomberg Natural Gas Subindex Total ReturnSM Exchange-Traded Notes (GAZ)
•iPath® Series B Bloomberg Agriculture Subindex Total ReturnSM Exchange-Traded Notes (JJA)
•iPath® Series B Bloomberg Aluminum Subindex Total ReturnSM Exchange-Traded Notes (JJU)
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•iPath® Series B Bloomberg Coffee Subindex Total ReturnSM Exchange-Traded Notes (JO)
•iPath® Series B Bloomberg Copper Subindex Total ReturnSM Exchange-Traded Notes (JJC)
•iPath® Series B Bloomberg Cotton Subindex Total ReturnSM Exchange-Traded Notes (BAL)
•iPath® Series B Bloomberg Energy Subindex Total ReturnSM Exchange-Traded Notes (JJE)
•iPath® Series B Bloomberg Grains Subindex Total ReturnSM Exchange-Traded Notes (JJG)
•iPath® Series B Bloomberg Industrial Metals Subindex Total ReturnSM Exchange-Traded Notes (JJM)
•iPath® Series B Bloomberg Livestock Subindex Total ReturnSM Exchange-Traded Notes (COW)
•iPath® Series B Bloomberg Nickel Subindex Total ReturnSM Exchange-Traded Notes (JJN)
•iPath® Series B Bloomberg Platinum Subindex Total ReturnSM Exchange-Traded Notes (PGM)
•iPath® Series B Bloomberg Precious Metals Subindex Total ReturnSM Exchange-Traded Notes (JJP)
•iPath® Series B Bloomberg Softs Subindex Total ReturnSM Exchange-Traded Notes (JJS)
•iPath® Series B Bloomberg Sugar Subindex Total ReturnSM Exchange-Traded Notes (SSG)
•iPath® Series B Bloomberg Tin Subindex Total ReturnSM Exchange-Traded Notes (JJT)
•iPath® Series B Carbon Exchange-Traded Notes (GRN)
•iPath® Silver Exchange-Traded Notes (SBUG)
•Pacer® iPath® Gold Exchange-Traded Notes (GBUG)
•Pacer® iPath® Gold Trendpilot Exchange-Traded Notes (PBUG)
Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the debt securities, by acquiring the debt securities, each holder and beneficial owner of the debt securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the debt securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the debt securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the debt securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the debt securities, or amendment of the amount of interest or any other amounts due on the debt securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the debt securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the debt securities further acknowledges and agrees that the rights of the holders or beneficial owners of the debt securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the debt securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.
For these purposes, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Barclays Bank PLC or other members of the Group (as defined below), including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power and the “Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries).
No repayment of the principal amount of the debt securities or payment of interest or any other amounts payable on the debt securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless such repayment or payment would be permitted to be made by Barclays Bank PLC under the laws and regulations of the United Kingdom and the European Union applicable to Barclays Bank PLC.
Under the terms of the debt securities, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the debt securities will not be a default or an Event of Default.
If any debt securities provide for the delivery of property, any reference to payment by Barclays Bank PLC under the debt securities will be deemed to include that delivery of property.
For the avoidance of doubt, references to “holder” in this “Agreement with Respect to the Exercise of U.K. Bail-in Power” section include beneficial owners of the debt securities.
Holders of debt securities that acquire such debt securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions described herein to the same extent as the holders of such debt securities that acquire the debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the debt securities, including in relation to the U.K. Bail-in Power.
Default Amount
The default amount for a series of ETNs on any day will be an amount, determined by the calculation agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to that series of ETNs as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to holders with respect to such ETNs. That cost will equal:
•the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
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•the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of such ETNs in preparing any documentation necessary for this assumption or undertaking.
During the default quotation period for a series of ETNs, which we describe below, the holders of such ETNs and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless
•no quotation of the kind referred to above is obtained, or
•every quotation of that kind obtained is objected to within five business days after the due date as described above.
If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the series of ETNs.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
•A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
•P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.
Modification and Waiver
We and the Trustee may make certain modifications and amendments to the Indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than a majority of the debt securities of the series outstanding under the Indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:
•change the terms of any debt security to change the stated maturity date of its principal amount;
•change the principal amount of, or any premium or rate of interest, with respect to any debt securities;
•reduce the amount of principal on a discount security that would be due and payable upon an acceleration of the maturity date of any series of debt securities;
•change our obligation, or any successor’s, to pay additional amounts, if any;
•change the places at which payments are payable or the currency of payment;
•impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists;
•reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture and any past Event of Default;
•change our obligation to maintain an office or agency in the place and for the purposes specified in the Indenture;
•modify the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or
•modify the foregoing requirements or the provisions of the Indenture relating to the waiver of any past Event of Default or covenants, except as otherwise specified.
Events of Default; Limitations on Suits
Events of Default
Unless provided otherwise, a “Event of Default” with respect to any series of debt securities shall result if:
•we do not pay any principal or interest on any debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the Trustee or from holders of 25% in principal amount of the debt securities of that series to us requiring the payment to be made. It shall not, however, be an Event of Default if during the 14 days after the notice such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be an Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers approved by the Trustee; or
•we breach any covenant or warranty of the Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the Trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the debt securities of that series and requiring the breach
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to be remedied or from holders of at least 25% in principal amount of the debt securities of that series requiring the breach to be remedied; or
•either (i) an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or (ii) an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).
If an Event of Default (as defined below) occurs and is continuing, the Trustee or the holders of at least 25% in outstanding principal amount of the debt securities of that series may at their discretion declare the debt securities of that series to be due and repayable immediately (and the debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount) together with accrued interest, if any. The Trustee may at its discretion and without further notice institute such proceedings as it may think suitable against us to enforce payment. Subject to the provisions of the Indenture for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the Trustee for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Indenture, and must not be unjustly prejudicial to the holder(s) of any debt securities of that series not taking part in the direction, as determined by the Trustee. The Trustee may also take any other action, consistent with the direction, that it deems proper.
If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of debt securities or holders of coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amounts and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amounts together with interest accrued on it. For the purposes of this subsection, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders. Interest accrued on any Withheld Amounts will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any additional amount in respect of any such withholding or deduction.
The holders of a majority of the aggregate principal amount of the outstanding debt securities of any affected series may waive any past Event of Default with respect to the series, except any default in respect of either:
•the payment of principal of, or any premium or interest, on any debt securities; or
•a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of debt securities of the series.
Subject to exceptions, the Trustee may, without the consent of the holders, waive or authorize an Event of Default if, in the opinion of the Trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.
The Trustee will, within 90 days of a default with respect to the debt securities of any series, give to each affected holder of the debt securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities, the Trustee will be entitled to withhold notice if a trust committee of responsible officers of the Trustee determine in good faith that withholding of notice is in the interest of the holders.
We are required to furnish to the Trustee annually a statement as to our compliance with all conditions and covenants under the Indenture.
Limitations on Suits
Before a holder may bypass the Trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:
•The holder must give the Trustee written notice that an Event of Default has occurred and remains uncured.
•The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the Trustee take action because of the default, and the holder must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.
•The Trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the Trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.
•In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the Trustee to the same extent, but no further, as the Trustee would have been entitled to do.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to waive any past Event of Default.
Consolidation, Merger and Sale of Assets; Assumption
We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to, any of the persons specified in the Indenture. However, any successor corporation formed by any consolidation, amalgamation or merger, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the debt securities and the Indenture, and a number of other conditions must be met.
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Subject to applicable law and regulation (including, if and to the extent required by the Capital Regulations at such time, the prior consent of the PRA), any of our wholly owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder (the “Substituted Issuer”). We, however, must irrevocably guarantee the obligations of the Substituted Issuer under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the Indenture shall immediately be discharged.
“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Issuer may be organized or domiciled) and applicable to the Group including, as at the date hereof, CRD IV and related technical standards.
“CRD IV” consists of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as the same may be amended or replaced from time to time and the CRD IV Regulation.
“CRD IV Regulation” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013, as the same may be amended or replaced from time to time.
“PRA” means the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if Barclays Bank PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays Bank PLC.
Governing Law
Unless specified otherwise, the debt securities and Indenture will be governed by and construed in accordance with the laws of the State of New York.
Manner of Payment and Delivery
Any payment on or delivery of a series of ETNs at maturity will be made to accounts designated by holders and approved by us, or at the office of the Trustee in New York City, but only when the ETNs are surrendered to the Trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of DTC.
The Trustee, Paying Agent and Calculation Agent
The Trustee. The Bank of New York Mellon will be the Trustee under the Indenture.
Payment and Paying Agents. We will pay interest to direct holders listed in the Trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date.
We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the Trustee in New York City. Holders of debt securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.
Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the Trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the Trustee of changes in the paying agents for any particular series of debt securities.
Calculation Agent. Currently, Barclays Bank PLC serves as the calculation agent for the ETNs. We may change the calculation agent after the original issue date of the ETNs without notice. The calculation agent will, in its sole discretion, make all determinations regarding the value of the ETNs.
Material U.S. Federal Income Tax Considerations
Our ETNs should be treated for U.S. federal income tax purposes as prepaid forward contracts that are not debt instruments. Under this treatment, no original issue discount (“OID”) will be accrued on our ETNs. However, the Internal Revenue Service might assert that any of our ETNs should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. In that event, U.S. holders of the ETNs would be required to accrue OID over the term of the ETNs based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to the applicable ETNs.
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